UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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BAKER HUGHES INCORPORATED
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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BAKER HUGHES INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 25, 2013
To the Stockholders of Baker Hughes Incorporated:

The Annual Meeting of the Stockholders of Baker Hughes Incorporated (the “Company,” “Baker Hughes,” “we,” “us” or “our”) will be held in the Plaza Banquet Room located at 2777 Allen Parkway, Houston, Texas on Thursday, April 25, 2013, at 9:00 a.m., Central Daylight Time, for the purpose of considering and voting on:

1.	The election of directors;

2.	An advisory vote related to the Company's executive compensation program;

3.	The ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2013;

4.	An amendment to the Baker Hughes Incorporated Employee Stock Purchase Plan; and

5.	The approval of the material terms of the performance criteria for awards under the 2002 Director & Officer Long-Term Incentive Plan;

6.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

The Board of Directors has fixed February 27, 2013 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, that meeting or a reconvened meeting after an adjournment.

You are invited to attend the meeting in person. Whether or not you plan to attend in person, we urge you to promptly vote your shares by telephone, by the Internet or, if this Proxy Statement was mailed to you, by completing, signing, dating and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy.

By order of the Board of Directors,
M. Lee Whitley
Corporate Secretary and Senior Corporate Counsel

Houston, Texas
March 14, 2013

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE (i) VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET, OR (ii) IF YOU RECEIVED A PAPER COPY, THEN SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (the “Company,” “Baker Hughes,” “we,” “us” and “our”), to be voted at the Annual Meeting of Stockholders scheduled to be held on Thursday, April 25, 2013 and at any and all reconvened meetings after adjournments thereof.

Information About the Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), we now furnish to our stockholders proxy materials, including our Annual Report to Stockholders, on the Internet. On or about March 14, 2013, we will send electronically an annual meeting package personalized with profile and voting information (“Electronic Delivery”) to those stockholders that have previously signed up to receive their proxy materials via the Internet. On or about March 14, 2013, we will begin mailing a Notice of Internet Availability of proxy materials (the “E-Proxy Notice”) to those stockholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report to Stockholders. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Registered stockholders may also sign up to receive future proxy materials and other stockholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. Visit www.computershare.com/investor for additional information regarding electronic delivery enrollment. Stockholders with shares registered in their names with Computershare Shareowner Services LLC may authorize a proxy by the Internet at the following Internet address: www.envisionreports.com/BKRH, or telephonically by calling Computershare Shareowner Services LLC at 1-866-540-5760. Proxies submitted through Computershare Shareowner Services LLC by the Internet or telephone must be received by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 24, 2013. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

The Company will bear the cost of any solicitation of proxies, whether by Internet or mail. In addition to solicitation, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. The Company has retained Phoenix Advisory Partners to assist in the solicitation of proxies from stockholders of the Company for an anticipated fee of $8,500, plus out-of-pocket expenses.

A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by Computershare Shareowner Services LLC and should be reflected on the voting form from a bank or brokerage firm that accompanies this Proxy Statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Votes directed by the Internet or telephone through such a program must be received by Computershare Shareowner Services LLC by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 24, 2013. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a proxy either on the Internet or use the voting form that accompanies this Proxy Statement. Requesting a proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares.

The Internet and telephone proxy procedures are designed to authenticate stockholders' identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of shares by the Internet should understand that there may be costs associated with electronic access, such as usage charges from access providers and telephone companies, and those costs must be borne by the stockholder.

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Baker Hughes Incorporated, Attn: Corporate Secretary, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019,

+1 (713) 439-8600. Stockholders may also address future requests for separate delivery of the Proxy Statement by contacting us at the address listed above.

Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR the advisory vote related to the Company's executive compensation program, FOR the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2013, FOR the amendment to the Baker Hughes Incorporated Employee Stock Purchase Plan, and FOR the approval of the material terms of the performance criteria for awards under the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (the "2002 D&O Plan"). If any additional matter should be presented properly at the Annual Meeting of Stockholders, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

Proxies may be revoked at any time prior to the exercise thereof by filing with the Company's Corporate Secretary, at the Company's executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company's executive offices by stockholders of record for proper purposes.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 25, 2013. This Proxy Statement and the Annual Report to Stockholders and the means to vote by Internet are available at www.envisionreports.com/BKRH.

Voting Securities

The securities of the Company entitled to vote at the Annual Meeting consist of shares of its Common Stock, par value $1.00 per share (“Common Stock”), of which 441,833,894 shares were issued and outstanding at the close of business on February 27, 2013. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting. The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting.

Assuming a quorum is present at the Annual Meeting, either in person or represented by proxy, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the advisory vote related to the Company's executive compensation program, for the approval of the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2013, for the amendment to the Baker Hughes Incorporated Employee Stock Purchase Plan, and for the approval of the material terms of the performance criteria for awards under the 2002 D&O Plan. The affirmative vote of the majority of votes cast with respect to the election of each director is required for the approval of such director. There will be no cumulative voting in the election of directors.

Brokers, banks or other nominees that hold shares of Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks and other nominees are permitted to vote the beneficial owner's proxy in their own discretion as to certain “routine” proposals under the rules of the New York Stock Exchange (the "NYSE Rules") when they have not received instructions from the beneficial owners, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2013. If a broker, bank or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals. Proposal 1 (the election of directors), Proposal 2 (the advisory vote related to the Company's executive compensation program, Proposal 4 (the amendment to the Baker Hughes

Incorporated Employee Stock Purchase Plan), and Proposal 5 (approval of material terms of the performance criteria for awards under the 2002 D&O Plan) are "non-routine" proposals.

Broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained, although broker non-votes could prevent the total votes cast on Proposal 4 (the amendment to the Baker Hughes Incorporated Employee Stock Purchase Plan) from representing over 50% of all securities entitled to vote as required by the NYSE Rules. Abstentions, on the other hand, have the same effect as votes against the matter, although abstentions will have no effect on the election of directors.

The following table sets forth information about the holders of the Common Stock known to the Company on February 27, 2013 to own beneficially 5% or more of the Common Stock, based on filings by the holders with the SEC. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

	Name and Address	Shares	Percent of Class
1.	Capital Research Global Investors(1) 333 South Hope Street Los Angeles, CA 90071	35,155,093	8.0
2.	Wellington Management Company, LLP (2) 280 Congress Street Boston, MA 02210	28,403,334	6.5
3.	Dodge & Cox(3) 555 California Street, 40th Floor San Francisco, CA 94104	25,283,308	5.8
_________

(1)	Capital Research Global Investors has sole voting and investment power over 35,155,093 shares.

(2)	Wellington Management Company, LLP does not have sole voting and investment power over the shares.

(3)	Dodge & Cox has sole voting power over 23,738,348 shares and sole investment power over 25,283,308 shares.

Proposal No. 1
Election of Directors

In analyzing director nominations, the Governance Committee strives to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspective and who maintain a Board that reflects diversity, including but not limited to gender, ethnicity, background, country of citizenship and experience. The Governance Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area of endeavor, comprehend the role of a public company director, exemplify relevant expertise, experience and a substantive understanding of domestic considerations and geopolitics, especially those pertaining to the service sector of the oil and gas and energy-related industries.

When analyzing whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company's business and structure, the Governance Committee and the Board of Directors focus on the information as summarized in each of the Directors' individual biographies set forth on pages 5 and 6. In particular, the Board considered Mr. Craighead's 26 years of experience working for Baker Hughes in various officer and leadership positions. Similarly the Board has considered the extensive backgrounds and skills of each of the non-management directors. Some of the characteristics and background that were considered include Mr. Brady's experience and leadership of public companies in the energy services sector and manufacturing sector together with his financial expertise; Mr. Cazalot's role as chairman of the board, chief executive officer and president of a publicly traded energy company as well as his 40 successful years of experience in the global energy business; Ms. Elsenhans' positions as chairman and chief executive officer of a publicly traded energy company as well as her 28 years of leadership experience at a global oil and gas company; Mr. Fernandes' leadership roles in several public companies in the energy and manufacturing sectors, including his service as a director of other public companies and his extensive financial expertise; Ms. Gargalli's leadership and consulting experience, extensive public board service and her financial expertise; Dr. Jungels' technical knowledge, executive roles, 41 successful years of experience in the international energy industry and service as a member of public company boards; Mr. Lash's engineering and high technology knowledge and skills, his private equity leadership, manufacturing background, public service and financial expertise; Mr. Nichols' position as the executive chairman of the board and former chief executive officer of a publicly-traded energy company, successful career building a major oil and gas company and his leadership in related trade associations; Mr. Stewart's many years as the chairman of the board, president and chief executive officer of BJ Services Company; Mr. Watson's extensive executive leadership roles and active involvement in a number of energy-related companies and businesses and service as a director of other public companies.

All directors who are elected at the Annual Meeting of Stockholders will serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in April 2014 or until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal. The proxy holders will vote FOR the eleven persons listed below under the section “Company Nominees for Director,” unless contrary instructions are given.

If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the eleven persons recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee.

Company Nominees for Director

The following table sets forth each nominee director's name, all positions with the Company held by the nominee, the nominee's principal occupation, age and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected.

Nominees	Principal Occupation	Age	Director Since

Larry D. Brady
Former Chairman of the Board and Chief Executive Officer of Intermec, Inc. (industrial technologies). Mr. Brady served as Chairman of Intermec from 2001 to 2007 and as Chief Executive Officer from 2000 to 2007. He served as President of Intermec from 1999 to 2001 and as Chief Operating Officer from 1999 to 2000. Mr. Brady served as President of FMC Corporation from 1993 to 1999. He served as a Vice President of FMC from 1984 to 1989, as Executive Vice President from 1989 to 1993 and was a director from 1989 to 1999. Mr. Brady is a member of the Advisory Board of Northwestern University's Kellogg School of Management. Within the past five years, Mr. Brady served as a director of Pactiv Corporation.
		70	2004

Clarence P. Cazalot, Jr.
Chairman since 2011, President and Chief Executive Officer and Director since 2002 of Marathon Oil Corporation, formerly known as USX Corporation (diversified petroleum). He served as Vice Chairman of USX Corporation and President of Marathon Oil Company from 2000 to 2001. Mr. Cazalot was with Texaco Inc. from 1972 to 2000, and while at Texaco served in the following executive positions: President of Worldwide Production Operations of Texaco Inc. from 1999 to 2000; President of International Production and Chairman of London-based Texaco Ltd. from 1998 to 1999; President of International Marketing and Manufacturing from 1997 to 1998; President of Texaco Exploration and Production Inc. from 1994 to 1996; and President of Texaco's Latin America/West Africa Division from 1992 to 1994. In 1992, he was named Vice President, Texaco. He is a director and Board member of the American Petroleum Institute. Additionally, he is a director of the Greater Houston Partnership, is a member of the Business Roundtable and serves on the Advisory Board of the World Affairs Council of Houston.
		62	2002

Martin S. Craighead
Chief Executive Officer of the Company since January 2012 and President since 2010. Chief Operating Officer from 2010 to 2012. Effective April 25, 2013, if elected, he will become Chairman of the Board of Directors of the Company. Senior Vice President from 2009 to 2010. Group President of Drilling and Evaluation from 2007 to 2010 and Vice President of the Company from 2005 until 2009. President of INTEQ from 2005 to 2007. President of Baker Atlas from February 2005 to August 2005. Vice President of Worldwide Operations for Baker Atlas from 2003 to 2005 and Vice President, Marketing and Business Development for Baker Atlas from 2001 to 2003; Region Manager for Baker Atlas in Latin America and Asia and Region Manager for E&P Solutions from 1995 to 2001. Employed by the Company in 1986.
		53	2011

Lynn L. Elsenhans
Former Executive Chairman of Sunoco, Inc. (transportation fuels and logistics) from January 2009 until May 2012, and Chief Executive Officer and President from August 2008 until March 2012. She also served as Chairman of Sunoco Logistics Partners L.P. from October 2008 until May 2012, and Chief Executive Officer from July 2010 until March 2012. She worked at Royal Dutch Shell in various capacities for more than 28 years. She is a member of the Board of Directors of GlaxoSmithKline, the Board of Trustees at Rice University, the Council of Overseers at the Jones School of Business at Rice, the Board of the Texas Medical Center, the United Way of Greater Houston, and the First Tee of Greater Houston.
		56	2012

Anthony G. Fernandes	Former Chairman, President and Chief Executive Officer of Philip Services Corporation (diversified industrial services provider) from August 1999 to April 2002. He was Executive Vice President of ARCO (Atlantic Richfield Company) from 1994 to 1999, President of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994 and Corporate Controller of ARCO from 1987 to 1990. Mr. Fernandes serves on the Boards of Black & Veatch, Cytec Industries and ABM Industries, Inc.	67	2001

Claire W. Gargalli	Former Vice Chairman, Diversified Search and Diversified Health Search Companies (executive search consultants) from 1990 to 1998. Ms. Gargalli served as President and Chief Operating Officer of Equimark from 1984 to 1990. During that period, she also served as Chairman and Chief Executive Officer of Equimark's two principal subsidiaries, Equibank and Liberty Bank. Ms. Gargalli is a director of Praxair, Inc., and BioMotion Analytics. She is also a trustee emeritus of Carnegie Mellon University and Middlebury College.	70	1998

Pierre H. Jungels	President of the Institute of Petroleum until June 2003. From 1997 through 2001 Dr. Jungels served as a Director and Chief Executive Officer of Enterprise Oil, plc. In 1996, Dr. Jungels served as the Managing Director of Exploration and Production at British Gas plc. Various positions from 1974 to 1995 at PetroFina SA, including Executive Director from 1989 to 1995. Within the past five years, Dr. Jungels served as a director of Imperial Tobacco Group plc., a director of Woodside Petroleum Ltd. and Chairman of Rockhopper Exploration PLC. Dr. Jungels is the Chairman of Oxford Catalysts plc.	69	2006

James A. Lash	Chairman of Manchester Principal LLC and its predecessor company (high technology venture capital firm) since 1976. Former First Selectman, Greenwich, Connecticut (city government) from 2003 to 2007. Mr. Lash also served as Chairman and Chief Executive Officer of Reading Tube Corporation from 1982 to 1996. Mr. Lash was a director of the East West Institute from 2002 to 2011 and was a trustee of the Massachusetts Institute of Technology from 2000 to 2011.	68	2002

J. Larry Nichols	Executive Chairman of Devon Energy Corporation (independent energy company). Mr. Nichols served as Chairman of the Board from 2000 to 2010 and as Chief Executive Officer from 1980 to 2010. Mr. Nichols serves as a director of SONIC Corp., as well as several trade associations relevant to the oil and gas exploration and production business.	70	2001

J.W. Stewart	Former Chairman of the Board of Directors, President and Chief Executive Officer of BJ Services Company from 1990 until its acquisition by the Company in 2010. Prior to 1990, Mr. Stewart held various management and staff positions with BJ Services Company and its predecessor company. Mr. Stewart is a member of the Board of The Alley Theatre of Houston, a member of the Advisory Board of the Children's Museum of Houston, a Trustee of the Menil Collection and Chair of the Finance Committee of the Menil Collection.	69	2010

Charles L. Watson
Chairman of Twin Eagle Management Resources (energy marketing) since 2010, Chairman of Eagle Energy Partners from 2003 to 2009, Chairman of Wincrest Ventures, L.P. (private investments) since January 1994, Chairman of Collegiate Zone LP since 2004 and Chairman of Sigma Chi Foundation from 2005 to 2012. Senior Energy Advisor to Carlyle Investment Management Fund since 2011, Senior Advisor to EDF Trading North America LLC and Electricite de France during 2008 (energy marketing), Managing Director of Lehman Brothers from 2007 to 2008. Founder, Chairman and Chief Executive Officer of Dynegy Inc. (diversified energy) and its predecessor companies from 1985 to 2002. Mr. Watson is also a board member of Mainstream Renewable Power, Baylor College of Medicine and Angeleno Investors, L.P. Within the past five years, Mr. Watson served as a director of Shona Energy Company, Inc.
		63	1998

Election Policy

It is the policy of the Board of Directors that any nominee for director who fails to receive a majority of the votes cast for his or her election shall be required to submit a letter of resignation to the Board's Governance Committee. The Governance Committee will recommend to the Board of Directors whether or not the resignation should be accepted or whether such other action should be taken. The Board of Directors shall act on the resignation, taking into account the Governance Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The resignation, if accepted by the Board, will be effective at the time of the Board of Directors' determination to accept the resignation. If the Board of Directors determines to accept the resignation of an unsuccessful incumbent, then the Board of Directors may fill the resulting vacancy pursuant to the Company's Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of the Restated Certificate of Incorporation, as amended on April 22, 2010.

Corporate Governance

The Company's Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and management believe promote this purpose, are sound and represent best practices. The Board periodically reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the New York Stock Exchange ("NYSE") and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company's Corporate Governance Guidelines as the principles of conduct of the Company's business affairs to benefit its stockholders, which conform to the NYSE corporate governance listing standards and SEC rules. The Corporate Governance Guidelines are attached as Annex A to this Proxy Statement, posted under the “Corporate Governance” section of the Company's website at www.bakerhughes.com/investor and are also available upon request to the Company's Corporate Secretary.

Board of Directors

During the fiscal year ended December 31, 2012, the Board of Directors held six meetings, the Audit/Ethics Committee held ten meetings, the Compensation Committee held four meetings, the Governance Committee held four meetings and the Finance Committee held three meetings. Each director attended more than 90% of the total number of meetings of the Company's Board of Directors and of the respective Committees on which he or she served. All of the Company's directors attended the Company's 2012 Annual Meeting with the exception of Ms. Elsenhans who was not a director at the time of the 2012 Annual Meeting.

During fiscal year 2012, each non-management director was paid an annual retainer of $75,000. The Lead Director received an additional annual retainer of $15,000. The Audit/Ethics Committee Chair received an additional annual retainer of $20,000. Each of the other independent Committee Chairs received an additional annual retainer of $15,000. Each of the members of the Audit/Ethics Committee, excluding the Chair, received an additional annual retainer of $10,000. Each of the members, excluding the Chair, of the Compensation, Finance and Governance Committees received an additional annual retainer of $5,000. Each non-management director also received annual non-retainer equity in a total amount of $200,000, in the form of (i) restricted shares of the Company's Common Stock with a value of $140,000 issued in January of each year that generally will vest one-third on the annual anniversary date of the award (however, the restricted shares, to the extent not previously vested or forfeited, will become fully vested upon retirement or on the annual meeting of stockholders next following the date the non-management director attains the age of 72); and (ii) options to acquire the Company's Common Stock with a value of $30,000 issued in each of January and July. The options generally will vest one-third each year beginning on the first anniversary date of the grant of the option award (however, the options, to the extent not previously vested or forfeited, will become fully vested upon retirement or on the annual meeting of stockholders next following the date the non-management director attains the age of 72).

At the Board of Directors meeting on October 25, 2012, the Board approved a change to their annual retainer and equity awards. Effective January 1, 2013, the annual retainer was increased to $100,000 and the value of the non-retainer equity was decreased to $175,000. The non-retainer equity consists solely of an annual grant in January of restricted stock units valued at $175,000 that vest 100% one year from the date of the grant. Option awards will no longer be granted except to the extent a director has elected payment of his or her retainer and committee fees through option grants pursuant to the Baker Hughes Incorporated Director Compensation Deferral Plan (the “Deferral Plan”). All Committee fees remain the same.

The Company previously provided benefits under a Director Retirement Policy (the "Retirement Policy"), which remains in effect until all benefits accrued thereunder are paid in accordance with the current terms and conditions of the Retirement Policy. No additional benefits have been accrued under the Retirement Policy since December 31, 2001. Messrs. Fernandes, Nichols, Riley and Watson and Ms. Gargalli have accrued benefits under the Retirement Policy.

Director Independence

All members of the Board of Directors, other than Mr. Deaton, the Company's current Executive Chairman of the Board, Mr. Craighead, the Company's President and Chief Executive Officer and Mr. Stewart, the former Chairman, President and Chief Executive Officer of BJ Services Company satisfy the independence requirements of the NYSE. Mr. Stewart does not satisfy the independence requirements because of his status as the former Chairman, President and Chief Executive Officer of BJ Services Company which Baker Hughes acquired on April 28, 2010. Mr. Stewart will become independent on April 30, 2013 in accordance with the NYSE Rules. Mr. Nichols was not independent during 2012 because sales by the Company to Devon Energy Corporation during 2011 exceeded the two percent test under Section 303A.02(b)(v) of the NYSE rules. On December 31, 2012, Mr. Nichols resigned as an employee of Devon Energy Corporation making him independent under the NYSE rules.

The Board has adopted a “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert” (“Policy for Director Independence”) included as Exhibit C to the Corporate Governance Guidelines. Such Policy supplements the NYSE independence requirements. Directors who meet these independence standards are considered to be “independent” as defined therein. The Board has determined that all the nominees for election at this Annual Meeting other than Messrs. Craighead and Stewart, meet these standards.

Committees of the Board

The Board of Directors has, in addition to other committees, an Audit/Ethics Committee, a Compensation Committee and a Governance Committee. The Audit/Ethics, Compensation and Governance Committees are comprised solely of independent directors in accordance with NYSE corporate governance listing standards. The Board of Directors adopted charters for the Audit/Ethics, Compensation and Governance Committees that comply with the requirements of the NYSE standards, applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) and SEC rules. Each of the charters has been posted and is available for public viewing under the “Corporate Governance” section of the Company's website at www.bakerhughes.com/investor and is also available upon request to the Company's Corporate Secretary.

Committee Memberships 2012
Audit/Ethics	Compensation	Executive	Finance	Governance
Anthony G. Fernandes (C)	Claire W. Gargalli (C)	Chad C. Deaton (C)	Larry D. Brady (C)	James A. Lash (C)
Larry D. Brady	Clarence P. Cazalot, Jr.	Clarence P. Cazalot, Jr.	Claire W. Gargalli	Lynn L. Elsenhans
Lynn L. Elsenhans	Pierre H. Jungels	J. Larry Nichols	Pierre H. Jungels	Anthony G. Fernandes
Clarence P. Cazalot, Jr.	Charles L. Watson	H. John Riley, Jr.	J. Larry Nichols	H. John Riley, Jr.
James A. Lash		James W. Stewart	H. John Riley, Jr.	Charles L. Watson
		Charles L. Watson	James W. Stewart
____________ (C) Chair of the referenced Committee.

Audit/Ethics Committee. The Audit/Ethics Committee held ten meetings during fiscal year 2012. The Board of Directors has determined that each of the Audit/Ethics Committee members meet the NYSE standards for independence as well as those contained in the Company's “Policy for Director Independence.” The Audit/Ethics Committee Charter can be accessed electronically under the “Corporate Governance” section of the Company's website at www.bakerhughes.com/investor and is attached as Annex B to the Proxy Statement. The Vice President, Internal Audit and the corporate internal audit function report directly to the Audit/Ethics Committee. The Company's Corporate Internal Audit Department sends written reports quarterly to the Audit/Ethics Committee on its audit findings and the status of its internal audit projects. The Audit/Ethics Committee provides assistance to the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company's disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company's internal audit function, the review and pre-approval of the current year audit and non-audit fees and the Company's risk analysis and risk management procedures. In addition, the Audit/Ethics Committee oversees the Company's compliance programs relating to legal and regulatory requirements. The Audit/Ethics Committee has developed “Procedures for the Receipt, Retention and Treatment of Complaints” to address complaints received by the Company regarding accounting, internal controls or auditing matters. Such procedures are included as Exhibit F to the Corporate Governance Guidelines.

The Audit/Ethics Committee also is responsible for the selection and hiring of the Company's independent registered public accounting firm. To promote independence of the audit, the Audit/Ethics Committee consults separately and jointly with the Company's independent registered public accounting firm, the internal auditors and management.

The Board has reviewed the experience of the members of the Audit/Ethics Committee and has found that each member of the Committee meets the qualifications to be an “audit committee financial expert” under the SEC rules issued pursuant to SOX. The Board has designated Anthony G. Fernandes as the member of the Committee who serves as the “audit committee financial expert” of the Company's Audit/Ethics Committee.

Compensation Committee. The Compensation Committee held four meetings during fiscal year 2012. The Board of Directors has determined that the Compensation Committee members meet the NYSE standards for independence as well as those contained in the Company's “Policy for Director Independence.” The Compensation Committee Charter can be accessed electronically under the “Corporate Governance” section of the Company's website at www.bakerhughes.com/investor. The Compensation Committee oversees our compensation programs and is charged with the review and approval of the Company's general compensation strategies and objectives and the annual compensation decisions relating to our executives and to the broad base of Company employees.  Their responsibilities also include reviewing management succession; making recommendations to the Board regarding all employment agreements, severance agreements, change in control agreements and any special supplemental benefits applicable to executives; assuring that the Company's incentive compensation program, including the annual and long-term incentive plans, is administered in a manner consistent with the Company's compensation strategy; approving and/or recommending to the Board new incentive compensation plans and equity-based compensation plans; reviewing the Company's employee benefit programs; recommending for approval all committee administrative changes to compensation plans that may be subject to the approval of the stockholders or the Board; reviewing and reporting to the Board of Directors the levels of stock ownership by the senior executives in accordance with the Stock Ownership Policy; and reviewing any potential conflicts of interest of the compensation consultant. The Compensation Committee is also responsible for reviewing the outcome of the stockholder advisory vote on senior executive compensation. The Compensation Committee may delegate its authority to subcommittees.

The Compensation Committee is responsible for determining if there are any inherent potential risks in the compensation programs. The Committee exercises risk oversight with respect to risks relating to the compensation of the senior executives as well as the employees of the Company generally. The Compensation Committee seeks to structure compensation packages and performance goals for compensation in a manner that does not incentivize employees to take risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee designs long-term incentive compensation, including restricted stock, performance units and stock options in such a manner that employees will forfeit their awards if their employment is terminated for cause. The Committee also retains the discretionary authority to reduce Annual Incentive Compensation Plan bonuses and discretionary bonuses to reflect factors regarding individual performance that are not otherwise taken into account under the performance goal guidelines established by the Compensation Committee. The Company's stock ownership guidelines established by the Board of Directors also mitigates compensation risks. During fiscal year 2012, the Compensation Committee determined the Company's compensation policies and practices for employees were not reasonably likely to have a material adverse effect on the Company. For more information pertaining to the Company's compensation policies and practices, please read the “Compensation Discussion and Analysis” section of this Proxy Statement.

Governance Committee. The Governance Committee held four meetings during fiscal year 2012. The Board of Directors has determined that the Governance Committee members meet the NYSE standards for independence as well as those contained in the Company's “Policy for Director Independence.” A current copy of the Governance Committee Charter can be accessed electronically under the “Corporate Governance” section of the Company's website at www.bakerhughes.com/investor. The functions performed by the Governance Committee include overseeing the Company's corporate governance affairs, health, safety and environmental compliance functions, government relations and monitoring compliance with the Corporate Governance Guidelines. In addition, the Governance Committee proposes candidates for the Board of Directors, reviews the structure and composition of the Board, considers the qualifications required for continuing Board service and recommends directors' compensation. The Governance Committee annually reviews the Company's Policy Statement on Shareholders' Rights Plans and reports any recommendations to the Board of Directors.

The Governance Committee has implemented policies regarding Board membership. The Governance Committee will consider candidates based upon the size and existing composition of the Board, the number and qualifications of candidates, the benefit of continuity on the Board and the relevance of the candidate's background and experience with issues facing the Company. The Governance Committee also strives to maintain a Board that reflects diversity, including but not limited to, gender, ethnicity, background, country of citizenship and experience. The criteria used for selecting directors are described in the Company's “Guidelines for Membership on the Board of Directors,” included as Exhibit A to the Corporate Governance Guidelines. In addition, the Company has established a formal process for the selection of candidates, as described in the Company's “Selection Process for New Board of Directors Candidates” included as Exhibit B to the Corporate Governance Guidelines, and candidates are evaluated based on their background, experience and other relevant factors as described in the "Guidelines for Membership on the Board of Directors." The Board and the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

The Governance Committee has established, in accordance with the Company's Bylaws regarding stockholder nominees, a policy that it will consider director candidates proposed by stockholders in the same manner as all other candidates. Recommendations that stockholders desire to make for the 2014 Annual Meeting should be submitted between October 15, 2013 and November 14, 2013 in accordance with the Company's Bylaws and “Policy and Submission Procedures for Stockholder Recommended Director Candidates” included as Exhibit D to the Corporate Governance Guidelines and are also available upon request to: Chair, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas, 77210, or to the Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas, 77019. Such recommendations should be accompanied by the information required under the Company's Bylaws for stockholder nominees and in accordance with the Company's Policy and Submission Procedures for Stockholder Recommended Director Candidates.

In connection with the 2013 election of directors, the Company has not paid any fee during 2012 to a third party to identify or evaluate or to assist in identifying or evaluating such nominees. In connection with the 2013 Annual Meeting, the Governance Committee did not receive any recommendation for a nominee proposed from any stockholder or group of stockholders.

Stock Ownership by Directors

Each non-management director is expected to own at least five times his or her annual retainer in Company Common Stock. Such ownership level should be obtained within a reasonable period of time following the director's election to the Board. All non-management directors have met this ownership requirement.

On February 28, 2013, the Board of Directors, upon the recommendation of the Governance Committee, approved changes to the Securities Trading and Disclosure Policy to prohibit pledging of the Company's securities as collateral for a loan, holding the Company's securities in a margin account in which any margin activity is undertaken, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, exchange funds or other instruments) that are designed to hedge or offset any decrease in the market value of equity securities of the Company or writing options on the Company's securities. The changes to the Securities Trading and Disclosure Policy will be effective on January 1, 2014.

Stockholder Communications with the Board of Directors

To provide the Company's stockholders and other interested parties with a direct and open line of communication to the Company's Board of Directors, a process has been established for communications with any member of the Board of Directors, including the Company's Lead Director, the Chair of any of the Company's Governance Committee, Audit/Ethics Committee, Compensation Committee, or Finance Committee or with the non-management directors as a group.

Stockholders may communicate with any member of the Board, including the Company's Lead Director, the Chair of any of the Company's Governance Committee, Audit/Ethics Committee, Compensation Committee, or Finance Committee or with the non-management directors of the Company as a group, by sending such written communication to the Company's Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas, 77019. The procedures for “Stockholder Communications with the Board of Directors” are also included as Exhibit E to the Corporate Governance Guidelines. In addition, pursuant to the Company's policy to request and encourage attendance at the Annual Meeting, such meeting provides an opportunity for stockholders to communicate with members of the Company's Board of Directors in attendance. All of the Company's directors attended the Company's 2012 Annual Meeting with the exception of Ms. Elsenhans who was not a member of the Board at the time of the 2012 Annual Meeting.

Business Code of Conduct

The Company has a Business Code of Conduct (the “Code of Conduct”) that applies to all officers, directors and employees, which includes the code of ethics for the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and all other persons performing similar functions within the meaning of the securities laws and regulations. The Code of Conduct prohibits individuals from engaging in, or giving the appearance of engaging in any activity involving a conflict, or reasonably foreseeable conflict, between personal interests and those of the Company. Every year, each of these Company officers certifies compliance with the Company's Code of Conduct and the applicable NYSE and SOX provisions. The Audit/Ethics Committee of the Board of Directors of the Company oversees the administration of the Code of Conduct and responsibility for the corporate compliance effort with the Company. The Company's Code of Conduct and Code of Ethical Conduct Certification are posted under the “Corporate Governance” section of the Company's website at www.bakerhughes.com/investor and are also available upon request to the Company's Corporate Secretary.

The Board's Leadership Structure and Role in Risk Oversight

The Board has five standing committees: Audit/Ethics, Compensation, Governance, Finance and Executive. Other than the Executive Committee and the Finance Committee, all of the Board committees are comprised solely of independent directors. Each of the five committees has a different Chairperson. The Chairperson of the Audit/Ethics Committee, the Compensation Committee, the Finance Committee and the Governance Committee are each independent directors. Our Corporate Governance Guidelines require the election, by the independent directors, of a Lead Director who (i) presides at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of non-management directors; (ii) serves as a liaison between the Chairman and the non-management directors; (iii) has the authority to call meetings of the non-management directors; (iv) works with the Chairman in developing Board meeting agendas, schedules, and information provided to the Board; and (v)communicates with significant stockholders when appropriate on matters involving broad corporate policies and practices. The Governance Committee reviews and recommends to the Board a director to serve as Lead Director. John Riley is the current Lead Director. The independent directors hold executive sessions at every regularly scheduled Board meeting and at such other times as the Board deems appropriate. Our Board leadership structure is utilized by numerous public companies in the United States, and we believe that it provides the optimal balance and is an effective leadership structure for the Company.

Effective January 1, 2012, Mr. Craighead became Chief Executive Officer and President of the Company and Mr. Deaton assumed the role of Executive Chairman. On January 25, 2013, Mr. Deaton announced that he was retiring as Executive Chairman of the Company effective at the 2013 Annual Stockholders Meeting on April 25, 2013. Mr. Craighead, if elected, will become Chairman of the Board of Directors on April 25, 2013.

In accordance with the NYSE requirements, our Audit/Ethics Committee is responsible for overseeing risk analysis and risk management procedures. The Audit/Ethics Committee reviews guidelines and policies on enterprise risk management, including risk assessment and risk management related to the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. At each meeting of the Audit/Ethics Committee, the officers of the Company provide information to the Audit/Ethics Committee addressing issues related to risk analysis and risk management. At every regularly scheduled meeting of the Audit/Ethics Committee the Company's Chief Compliance Officer provides a report to the Committee regarding the Code of Conduct, including updates pertaining to the status of the Company's compliance with its standards, policies, procedures and processes. The Company maintains an Enterprise Risk Management (“ERM”) process under which it reviews its business risk framework including an assessment of external and internal risks and appropriate mitigation activities. The Company's annual ERM report is provided to the Audit/Ethics Committee and in addition, a comprehensive in-person presentation is made to the entire Board. In addition to the risk oversight which is exercised by the Audit/Ethics Committee of the Board of Directors, the Compensation Committee, the Finance Committee and the Governance Committee each regularly exercises oversight related to risks associated with responsibilities of the respective Committee. For example, the Compensation Committee has reviewed what risks, if any, could arise from the Company's compensation policies and practices, while the Finance Committee consistently reviews risks related to the financial structure and activities of the Company and the Governance Committee periodically provides oversight respecting risks associated with the Company's health, safety and environmental policies and practices. The Board of Directors believes that the risk management processes in place for the Company are appropriate.

Security Ownership of Management

Set forth below is certain information with respect to beneficial ownership of the Common Stock as of February 27, 2013 by each director, the persons named in the Summary Compensation Table below and the directors and executive officers as a group. The table includes transactions effected prior to the close of business on February 27, 2013.

	Shares Beneficially Owned
Name	Shares Owned as of February 27, 2013	Shares Subject to Options Which Are or Will Become Exerciseable Prior to April 28, 2013	Total Beneficial Ownership as of April 28, 2013	% of Class(1)
Larry D. Brady	20,002	7,007	27,009	—
Clarence P. Cazalot, Jr.	21,993	7,592	29,585	—
Lynn L. Elsenhans	1,000	0	1,000	—
Tony G. Fernandes	30,799	10,905	41,704	—
Claire W. Gargalli	26,520	6,753	33,273	—
Pierre H. Jungels	16,793	6,420	23,213	—
James A. Lash	14,793(2)	7,592	22,385	—
J. Larry Nichols	24,735	7,592	32,327	—
H. John Riley, Jr.	35,795	7,592	43,387	—
James W. Stewart	287,318(3)	281,777	569,095	—
Charles L. Watson	33,623	7,592	41,215	—
Martin S. Craighead	156,528	205,420	361,948	—
Alan R. Crain	90,959	129,018	219,977	—
Chad C. Deaton	262,780	900,778	1,163,558	—
Derek Mathieson	53,081	56,545	109,626	—
Peter A. Ragauss	124,833	255,905	380,738	—
All directors and executive officers as a group (25 persons)	1,469,915	2,307,408	3,777,323	—
____________

(1)	No percent of class is shown for holdings of less than 1%.

(2)	Mr. Lash has pledged 12,075 of these shares (constituting 54% of the total shares beneficially owned) as collateral to secure loans made to Mr. Lash in the ordinary course of business.

(3)
Mr. Stewart holds 9,985 shares indirectly as the trustee of trusts established for the benefit of his children. An additional 5,316 shares are held by a Grantor Retained Annuity Trust of which Mr. Stewart is the trustee, and another 5,316 shares are held by a Grantor Retained Annuity Trust with his spouse as the trustee.  With respect to 79,368 shares indirectly held by B&A Group, LP for the benefit of his three children, following gifts of equal limited partnership interests in B&A Group, LP to three separate family trusts of which Mr. Stewart is the trustee, Mr. Stewart disclaims beneficial ownership of his limited partnership interests in B&A Group, LP, except to the extent of his pecuniary interest therein.

Charitable Contributions

During the fiscal year ended December 31, 2012, the Company did not make any contributions to any charitable organization in which any director served as an executive officer that exceeded the greater of $1 million or 2% of the charitable organization's consolidated gross revenues.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. SEC regulations require executive officers, directors, and greater than 10% beneficial owners to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, the Company believes its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2012 with the exception of an inadvertent late filing on Form 4 for Messrs. Deaton and Stewart.

Certain Relationships and Related Transactions

The Company has, and strictly follows, formalized policies and procedures for identifying potential related party transactions and ensuring those policies are reviewed by the Board of Directors and the Audit/Ethics Committee. We subject the following related persons to these procedures: directors, director nominees, executive officers, individual 5% stockholders and any immediate family members of these persons.

As outlined in Exhibit C to our Corporate Governance Guidelines, the Board annually re-evaluates the independence of any “related person” for any transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships in which any director, director nominee, executive officer, or any immediate family member of those persons could be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Company does not have a formal set of standards to be substantively applied to each transaction reviewed by the Audit/Ethics Committee and then the Board. However, the standards utilized in its annual Director & Officer Questionnaire to determine if a related party transaction exists are modeled after Section 303A.02 of the New York Stock Exchange's Listed Company Manual. Instead of a formalized standard, potential related party transactions are reviewed and judgment is applied by the Board of Directors in accordance with its duties under Delaware and other applicable law to determine whether such transactions are in the best interests of the Company and its stockholders. In addition to the discussion under the “Business Code of Conduct” in this Proxy Statement, the “Baker Hughes Incorporated Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert” are included as Exhibit C of the Corporate Governance Guidelines. The Company utilizes standard accounting procedures to monitor its financial records and determine whether a related person is involved in a business relationship or transaction with the Company for which disclosure is required.

Compensation Discussion and Analysis

Executive Summary

The purpose of our compensation program is to motivate exceptional individual and organizational performance that is in the long-term best interests of our stockholders. We use traditional compensation elements of base salary, annual incentives, long-term incentives, and employee benefits to deliver attractive and competitive compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of pay. Our executive pay decisions are made by an independent Compensation Committee of our Board of Directors, with assistance from its independent consultant. We target the market median for fixed compensation, while providing the opportunity for executives to earn upper quartile incentive pay based on Company performance.

2012 Performance Overview

In 2012, the Company posted record revenue with growth coming from all operating segments. This growth can be attributed to market share gains and reliable operation performance in all of our international regions as well as outstanding commercialization of new products. Highlights for 2012 include:
• Revenue for the year was a record $21.36 billion, up 8% compared to $19.83 billion for the year 2011.

•	International operations increased revenue by 11%, despite a 2% rise in the international rig count during the year, excluding Iraq.

•	We built a strong position in many of the world's offshore markets and we significantly expanded our Integrated Operations business in the Middle East.

•
In North America, our business grew by 5%, based largely on the successful introduction of several well construction technologies and strong demand for our production lines in the growing unconventional market.

•	In the Gulf of Mexico, revenue increased 32% in 2012 compared to 2011, based on a rebound in deepwater activity and market share gains in drilling and wireline services.

While the company achieved record revenue in 2012, as the year came to a close, our results reflected the challenges faced by the industry. Overall, our margins in 2012 were impacted by overcapacity and unfavorable pricing and activity in the Pressure Pumping market in the U.S. and Canada. Our margins were further impacted by collection delays in Latin America and project challenges in the Middle East and Asia Pacific.

Participants

Our compensation programs include programs that are designed specifically for (1) our most senior executive officers, which include the principal executive officer (“PEO”), the principal financial officer (“PFO”) and the three other most highly compensated executive officers (collectively, either the “Senior Executives” or “NEOs”) and (2) employees who are designated as executives of the Company (“Executives”), which includes the Senior Executives and (3) a broad base of Company employees.

On April 28, 2011, the Baker Hughes Incorporated Board of Directors, acting in accordance with its established succession plan, approved the transition of Chad C. Deaton, Chairman of the Board and Chief Executive Officer, to the new role of Executive Chairman beginning January 1, 2012. At that time, Martin S. Craighead assumed the position of Chief Executive Officer in addition to his role as President of the Company. On January 25, 2013, Mr. Deaton announced that he was retiring from his position as Executive Chairman effective at the Annual Meeting of Stockholders on April 25, 2013. At that time, if elected, Mr. Craighead will assume the role of Chairman of the Board of Directors. On February 28, 2013, Mr. Crain was appointed Senior Vice President, Chief Legal and Governance Officer.

The Senior Executives are:

•	Martin S. Craighead - President & Chief Executive Officer (PEO)

•	Peter A. Ragauss - Senior Vice President & Chief Financial Officer (PFO)

•	Chad C. Deaton - Executive Chairman

•	Alan R. Crain - Senior Vice President, Chief Legal and Governance Officer

•	Derek Mathieson - President, Western Hemisphere Operations

Pay for Performance

The Compensation Committee designs compensation programs to deliver compensation which is aligned with Company performance and thus stockholder interests. The following charts reflect the relationship between our PEO's pay and Company performance as well as peer performance.

The charts below illustrate the Company's Total Shareholder Return ("TSR") versus the TSR for the Company's oilfield services peer group that includes Halliburton Company, National Oilwell Varco Inc., Schlumberger Ltd. and Weatherford International Ltd. (the "Peer Group") over the three-year period ending 2012 as well as both the Company's target and realized pay versus the median realized pay of the Company's peers over the same three-year period.

Target pay includes base salary, target bonus and the grant date value of options, restricted stock, and cash-based performance units for the period. Realized pay includes base salary, bonus payout, a recalculated Black-Scholes using updated inputs but holding the original exercise price the same, the December 31, 2012 stock price of restricted stock granted during the period, and the value of cash-based performance units paid out during the period.

The charts below reflect that, over the three-year period, the Company's TSR is comparatively lower than the TSR of most of the Peer Group and our PEO's realized pay is below both his targeted level of pay and the median realized pay of the Peer Group.

3-Year Total Shareholder Return
20%
15%
10%
5%
0%
-5%
-10%
-15%
-20%
2%
6%
17%
4%
-15%
BHI
HAL
NOV
SLB
WFT

3-Year Total Compensation
(Target vs. Realized)
BHI Tgt.
BHI Real.
Mkt Med. Real.
35
30
25
20
15
10
5
0
Total Cash Compensation
Long-Term Incentive
Total Direct Compensation

The chart below illustrates the Company's three-year realized pay percentile ranking and performance percentile ranking for our PEO versus the Company's oilfield services Peer Group for the three-year period ending 2012. Realized pay includes base salary, bonus payout, a recalculated Black-Scholes option value using updated inputs but holding the original exercise price the same, the December 31, 2012 stock price of restricted stock granted during the period, and the value of cash-based performance units paid out during the period. The chart reflects that for the one-year period ending 2012, Company TSR performance was in the lower quartile while our PEO's pay was at median. For the three-year period ending 2012, our PEO's pay is aligned with the Company's TSR performance.

Compensation Objectives

To reward both short and long-term performance and to further our compensation objectives, our executive compensation program is designed to:

Objectives	How We Meet Our Objectives
Attract and retain knowledgeable, experienced, and high performing Senior Executives
• Provide a competitive total pay package, taking into account the base salary, incentives and benefits.

• Regularly benchmark our pay programs against the competitive market, comparing both fixed and variable, at-risk compensation that is tied to short and long-term performance. We use the results of this analysis as context in making pay adjustments.

• Administer plans to include three-year performance cycles on long-term incentive plan awards, three-year vesting schedules on equity incentives, and competitive total benefit programs, including retirement benefits.

Reward the creation of long-term stockholder value
•  The long-term incentive plan consists of a combination of stock options, restricted stock awards, and cash-based performance units.

• The incentive programs include specific financial performance measures that are fundamental to long-term stockholder value creation:
• The Annual Incentive Compensation Plan uses earnings per share; and
• The long-term incentive plan uses revenue growth, profit before taxes margin, and return on capital employed as compared to our peers.

Address the complexities in managing a cyclical business that is subject to world demand for oil and gas
• The short-term incentive programs provide for formulaic and non formulaic short-term performance goals and reward managers for the achievement of those goals.

• The long-term incentive plan utilizes a combination of share growth and full-value awards, balancing retention and appreciation through the business cycles.

• The cash-based performance unit component of the long-term incentive plan measures Company performance relative to industry peers, mitigating the difficulty in goal setting over long periods.

Drive and reward performance that supports the Company's core values of integrity, teamwork, performance and learning
• Success in the promotion of core values is considered in the base salary review process and when determining annual award values for long-term incentive compensation awards.

• The short-term incentive programs allow for the reduction or elimination of bonus payouts if the standards are not upheld.

Provide a significant percentage of total compensation that is variable and at risk	• Annual and long-term incentive compensation comprises, on average, more than two-thirds of total direct compensation.

Reinforce adherence to high ethical, environmental, health and safety standards
• The discretionary bonus component includes individual business goals which may include specific targets related to health, safety and the environment.

• The short-term incentive programs allow for reduction or elimination of bonus payouts if the standards are not upheld.

Motivate management to take prudent but not excessive risks
•  Pay programs emphasize long-term incentive compensation with over-lapping year-over-year performance-based vesting schedules.

• Share ownership guidelines motivate alignment between long-term stockholder value and management decisions.

• We utilize multiple performance measures for short-term and long-term incentives, as well as peer comparisons.

Align executive and stockholder interests
• Emphasizing long-term stockholder returns, we encourage significant Company stock ownership among Executives through our Stock Ownership Policy guidelines.

• The ultimate value of two-thirds of our annual equity grants is driven by stock price performance.

Consideration of Advisory Say on Pay Voting Results

In compliance with Section 14A of the Securities Exchange Act, we ask the stockholders to approve, on an advisory basis, the compensation of our named executive officers (the "NEOs") as disclosed in this Proxy Statement (commonly known as a “Say on Pay” proposal). The Compensation Committee believes that the advisory Say on Pay votes of the Company's stockholders are an important means by which stockholders may express their views regarding the Company's executive compensation.  While the Say on Pay votes are advisory and not binding on the Company, the Compensation Committee strongly values the opinions of the stockholders as expressed in the Say on Pay votes.   On an ongoing basis, the Compensation Committee monitors the performance of the Company and its Senior Executives, makes business determinations concerning what performance goals the Compensation Committee believes are appropriate, determines what financial incentives are appropriate to incentivize the achievement of these goals and designs and modifies the Company's executive compensation programs as it deems appropriate and consistent with these determinations. In making its determinations, the Compensation Committee is guided by its fiduciary duties to the Company's stockholders and its business judgment concerning what is in the best interest of the stockholders.

The Compensation Committee carefully considered the 2012 Say on Pay voting results to ascertain whether there was a general level of support that was meaningful.  In 2012, our stockholders voted 90% in favor of the Company's executive compensation practices, a level of support that the Compensation Committee considers to be a meaningful level of support.

The Compensation Committee has made modifications to the maximum bonus amount that can be paid to Senior Executives through our short-term incentive compensation programs, the number of metrics upon which the short-term incentive is based as well as specific provisions included in our individual change in control agreements. While the Annual Incentive Compensation Plan has historically included a cap of $4 million for each Senior Executive, the Compensation Committee approved an additional cap for the Annual Incentive Compensation Plan. Beginning with 2012, bonus payments for a Senior Executive may not exceed the lesser of 200% of the Senior Executive's Expected Value target or $4 million.

In addition, for 2013, the Compensation Committee approved a change to the financial metrics upon which the Annual Incentive Compensation Plan is based. In 2013, the financial metrics for the Annual Incentive Compensation Plan will include earnings per share and the balance sheet metric, free cash flow, with the intent to drive greater profitability through improved collection of receivables and optimal inventory levels which are aligned with the Company's business goals for the year.

During 2012, the Compensation Committee adopted a new form of Change in Control agreement for new hires into Senior Executive positions that eliminates excise tax gross-up provisions.

Compensation Consultant and Conflict of Interest Analysis

The Compensation Committee has retained Cogent Compensation Partners, Inc. since 2008 as its independent compensation consultant. Cogent Compensation Partners, Inc. was acquired by Frederic W. Cook & Co., Inc. ("Cook") in 2012. Cook advises the Compensation Committee on matters related to the Senior Executives' compensation and general compensation programs, including industry best practices. In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, in 2012 the Compensation Committee considered the relationships Cook has had with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that Cook has in place to maintain its independence and objectivity, and determined that no conflicts of interest arose from the work performed by Cook. It is anticipated that this relationship will continue during 2013.

 Cook provides the following consulting services to the Compensation Committee:

•	assists in the annual review and approval of the comparator groups used to benchmark executive compensation levels;

•	provides comparative market data on compensation practices and programs; and

•	advises in:

◦	determining base salaries for Senior Executives;

◦	setting individual performance goals and award levels for Senior Executives for the long-term incentive plan performance cycle;

◦	compensation trends and regulatory matters affecting compensation; and

◦	designing and determining individual grant levels for Senior Executive long-term incentive awards.

Cook periodically provides consulting services to the Governance Committee, as follows:

•	advises on policy covering the payment of director fees; and

•	advises on equity and non-equity compensation awards to directors.

Benchmarking

The competition in the market for executive talent magnifies the need to ensure that our executive compensation programs are appropriately positioned against peer companies in order to strengthen our ability to attract, engage and retain key executives.

Because of the technical nature of the industry, cyclical nature of the markets, high labor needs and capital requirements, oilfield service companies provide the best competitive benchmarks. However, due to market consolidation, the number of similarly sized oilfield service companies with which we compete for talent has declined.

The Company uses a group of 20 companies, the Reference Group, for competitive benchmarking. In selecting the Reference Group, the Company narrowed the broad universe of public companies down to a smaller group of companies by considering companies within a size range against which the Company competes for talent as well as business characteristics such as asset intensity and cash flow margin. The list was narrowed further according to factors, including but not limited to, global scale, engineering, technology and industrial applications, multiple divisions, logistical complexity, business services, size (and other financial measures) and asset/people intensity.

The following chart reflects the Reference Group companies and illustrates how competitive information is used to compare performance and compensation.

Using the Reference Group, the Peer Group proxy data as well as published survey data in both the general industry and the energy industry (collectively, the “Survey Data”) addresses the need for both statistical validity and industry influence in the data. The Reference Group is comprised of industry peers and companies in broader energy and general industry sectors with similar business characteristics, size, margins, competition for talent, and other key compensable factors and is statistically meaningful. The Reference Group data is used to assess the competitive market value for executive jobs, pay practices, validate targets for pay plans, test the compensation strategy, observe trends and provide a general competitive backdrop for decision making. The Peer Group is comprised of four direct industry peers and the Peer Group data is used to conduct a general, high level review, compare Company performance in our industry, understand pay practices and trends, compare plan design specifics, evaluate the effects of the industry cycle on compensation and validate compensation targets.

Pay Mix
The charts below show the mix of compensation elements of our executive officers for fiscal 2012 as compared to the mix of compensation elements of the market median within the Reference Group.  This comparison demonstrates that the allocation of our compensation elements is similar to the compensation practices of our Reference Group, but with more weight to long-term incentives.  This allocation is aligned with one of our compensation objectives to provide a significant percentage of total compensation that is variable and at risk.

(1)	Mr. Deaton is excluded as the position of Executive Chairman was not benchmarked.

Components of the Executive Compensation Program

The Compensation Committee reviews, on an annual basis, each compensation element for each of the Senior Executives. The Compensation Committee balances the executive's scope of responsibilities and experience against competitive compensation levels. The Compensation Committee is responsible for reviewing and approving the Company's goals and objectives relevant to the PEO's compensation, evaluating the PEO's performance in light of such goals and objectives and determining the PEO's compensation level based on this evaluation and other relevant information.

In addition, each year the PEO presents to the Compensation Committee his evaluation of each of the other Senior Executives, which includes a review of each Senior Executive's contribution and performance over the past year, strengths, development needs and succession potential. The PEO makes no recommendations to the Compensation Committee regarding his own compensation. Following this presentation and a review of the Survey Data, the Compensation Committee makes its own assessments and approves compensation for each Senior Executive.

Base Salaries

The Compensation Committee targets the market median of the Reference Group for the base salaries of our Senior Executives. When considering an adjustment to a Senior Executive's base salary, the Compensation Committee reviews the Survey Data and evaluates the Senior Executive's position relative to the market, his level of responsibility and experience as well as overall Company performance. The Compensation Committee also considers the Senior Executive's success in achieving business objectives, promoting our core values and keys to success, improving health and safety, demonstrating leadership and the achievement of specific individual performance goals as further described in the “Bonuses Based on Achievement Against Performance Scorecard” section.

In determining base salaries, the Compensation Committee also considers the Company's continuing achievement of its short and long-term goals including:

•	the financial performance of the Company;

•	the effective execution of the strategy approved by our Board of Directors; and

•	the development of human resource capability.

In 2012, the Compensation Committee reviewed the compensation for Senior Executives and approved base salary increases as detailed in the chart below.

Senior Executives	% Increase Awarded in 2012	New Salary	Effective Date
Martin S. Craighead	35.1%	$1,000,000	January 1, 2012
Peter A. Ragauss	4.5%	$740,000	March 4, 2012
Chad C. Deaton	(41.5)%	$750,000	January 1, 2012
Alan R. Crain	34.1%	$700,000	October 28, 2012
Derek Mathieson	10.4%	$530,000	January 1, 2012

There were several events which were key factors in the decision to modify the base salary for certain Senior Executives. The Compensation Committee approved a base salary increase for Mr. Craighead to $1,000,000, effective January 1, 2012, as he assumed the role of Chief Executive Officer of the Company in addition to his role as President, in accordance with the Company's established succession plan. Mr. Deaton's salary was reduced to $750,000, also effective January 1, 2012, upon his transition from his role as Chairman of the Board and Chief Executive Officer to his new role as Executive Chairman of the Board of Directors. The Compensation Committee approved a salary increase for Mr. Crain to $700,000 effective October 28, 2012. The Compensation Committee made the decision to position Mr. Crain's base salary at a level which exceeds the median of the Survey Data commensurate with Mr. Crain's seasoned legal experience, legal expertise and commitment to compliance in an increasingly complex regulatory environment. The Compensation Committee approved a salary increase for Mr. Mathieson effective on January 1, 2012, the date he assumed his new role as President of Western Hemisphere Operations. The Survey Data indicates that the base salaries for the collective Senior Executive group are positioned in alignment with the market median.

Short-Term Incentive Compensation

The short-term incentive compensation programs provide Senior Executives with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, functional and individual performance goals. The Compensation Committee designs the short-term incentive programs to incentivize Senior Executives to attain certain short-term performance goals. The payouts for Senior Executives under the short-term incentive compensation programs are targeted to provide compensation at the market median of the Survey Data in years where we reach target performance levels. The short-term incentive compensation plans are designed to pay above the market median in years where performance exceeds target performance levels. Short-term incentive bonuses are generally paid in cash in March of each year for the prior fiscal year's performance.

The short-term incentive opportunity for Senior Executives is based on specific financial goals and achievement against our performance scorecard. Greater weight is placed on the formula based component of the short-term incentives to reflect the Company's goal of providing a meaningful link between compensation and Company performance.

Annual Incentive Compensation Plan

The Annual Incentive Compensation Plan is designed so that in years in which our financial performance significantly exceeds our financial performance targets, the payouts for the Annual Incentive Compensation Plan could exceed the market median of the Survey Data, and correspondingly, the payouts could be lower than the market median of the Survey Data in years in which our performance falls meaningfully short of expected results.

The following table shows the 2012 annual incentive target compensation for each of the Senior Executives. The annual incentive bonus target for each Senior Executive is reviewed by the Compensation Committee each year and is set based on the Survey Data and the individual contribution level and potential of each individual executive.

2012 Annual Incentive Compensation Plan Targets for Senior Executives

Senior Executives	Target Incentive Compensation % of Base Salary
Martin S. Craighead	84.0%
Peter A. Ragauss	63.0%
Chad C. Deaton	84.0%
Alan R. Crain	52.5%
Derek Mathieson	52.5%

In 2012 and for the past several years, the financial metric for the Annual Incentive Compensation Plan was based on earnings per share. As noted earlier, for 2013, a balance sheet metric, free cash flow, will be added as an additional financial metric.

For 2012, the Compensation Committee approved four performance levels with respect to the achievement of an established financial metric: (1) entry level, (2) intermediate value, (3) expected value, and (4) over achievement. The expected value was set higher than investor expectations at the outset of the fiscal year 2012 to ensure payouts rewarded exceptional performance and were thus aligned with stockholder interests.

Performance targets are established at levels that challenge the individual Senior Executive to perform at a high level. Performance goals are set such that only exceptional performance will result in payouts above the target incentive and poor performance will result in no incentive payment.

As detailed in the chart below, entry level is the minimum level of financial performance for which the Compensation Committee approves any annual incentive payout and the payout is 25% of target incentive compensation. If our financial performance is less than the entry level threshold, there is no payout for that fiscal year. If our financial performance reaches the intermediate value level, the payout equals 75% of target incentive compensation. If our financial performance reaches the expected value level, the payout equals 100% of target incentive compensation. If our financial performance reaches the over achievement level or higher, the payout equals 200% and is capped at that level. Achievement between any level results in a payout that is determined by interpolation between payout levels or extrapolation for exceeding the over achievement level. The over achievement level is set at a stretch level such that significantly exceeding the over achievement level is unlikely. Over the past ten years, the over achievement level has been exceeded only one time. For 2012, the Compensation Committee approved a cap on bonus payments for Senior Executives equal to 200% of each Senior Executive's target bonus, but in no event more than $4 million.

Performance Level	Definition	Payout Level % of Target	2012 Earnings Per Share
Entry level	Minimum achievement level for payout	25% Payout	$4.00
Intermediate value	Performance meets investor expectations	75% Payout	$4.40
Expected value	Performance meets expected value	100% Payout	$5.00
Over achievement	Performance exceeds expected value	200% Payout	$5.50 or above

Our 2012 GAAP earnings per share was $2.97, which is below the Entry Level achievement hurdle of $4.00. As the earnings per share achievement did not meet the Entry Level goal defined for 2012, Senior Executives received no payout from the Annual Incentive Compensation Plan for 2012.

Bonuses Based on Achievement Against Performance Scorecard

While the Annual Incentive Compensation Plan rewards Senior Executives for the achievement of specific formulaic financial measures, the Compensation Committee utilizes a performance scorecard to reward Senior Executives in its assessment for the achievement of specific performance goals which may or may not be formulaic in nature. At the beginning of each year, the Compensation Committee establishes the portion of each Senior Executive's base salary that will be considered as the basis for a bonus related to the achievement of these specific performance goals.

The following table shows the 2012 performance scorecard targets for each of the Senior Executives. The bonus target for each Senior Executive is reviewed by the Compensation Committee each year and is set at the market median in light of the Survey Data.
2012 Performance Scorecard Targets for Senior Executives

Senior Executives	Performance Scorecard Bonus Targets % of Base Salary
Martin S. Craighead	36.0%
Peter A. Ragauss	27.0%
Chad C. Deaton	36.0%
Alan R. Crain	22.5%
Derek Mathieson	22.5%

The maximum funds available for the payment of bonuses related to the performance scorecard may not exceed 2.5 times the respective targets for all participants.

In February 2012, the Compensation Committee approved implementing a new additional cap on the annual bonus opportunity for each Senior Executive from both the Annual Incentive Compensation Plan and the performance scorecard program at 215% of their combined target, beginning with the 2012 performance period. If this new cap is triggered in a given year, the Senior Executive's payout under the performance scorecard program will be reduced so that the cap is not exceeded.

For 2012, the performance scorecard goals for the Senior Executives were 1) goals which were aligned with the annual business objectives of the PEO and 2) individual performance goals for each Senior Executive. At the beginning of 2012, the PEO set specific individual performance goals for each Senior Executive other than himself, the Compensation Committee established performance goals for the PEO and the Board of Directors set the goals for Mr. Deaton in his role as Executive Chairman. While the measures for evaluating the Senior Executive's performance with respect to the performance goals is subject to the Compensation Committee's discretion, the Compensation Committee and the Company establish the performance scorecard goals and specific expectations related to the achievement of these goals at the beginning of each year.

The 2012 performance scorecard goals related to the business objectives of the PEO included improving key health safety and environment metrics, remaining best in class in legal and financial compliance, delivering consistent financial performance, improving pressure pumping operational performance, continuing to improve our strategic positioning and continuing to strengthen leadership and organizational capabilities. The Compensation Committee evaluated the results achieved for each of the goals established for the performance scorecard and determined whether or not each goal had been achieved.

Key achievements considered by the Compensation Committee for 2012 are detailed below:

•	Improved results for key health, safety and environment metrics:

◦	Achieved the third year of continuous improvement in the Total Recordable Incident Rate

◦	Numerous awards and recognitions by customers and industry bodies of the Company's leadership in health, safety and environment

•	Improved strategic positioning:

◦	Strengthened reservoir capabilities through a joint venture

◦	Opened a dedicated unconventional research center in the Middle East

◦	Deployed production enhancement equipment in key strategic markets

◦	Exceeded Integrated Operations revenue goals in key strategic markets

•	Continued to strengthen leadership and organizational capabilities:

◦	Exceeded engineer hiring and promotion targets

◦	Implemented actionable succession plans for key leadership positions

◦	Significantly strengthened the leadership of a key business segment through external recruiting and internal promotions

◦	Developed and implemented a new leadership competency framework and management development program

•	Maintained best in class in legal and financial compliance:

◦	Experienced no significant compliance related incident in 2012

◦	Achieved a 100% completion rate for the Code of Conduct Questionnaire

◦	Delivered in-person anti-bribery training for employees in countries identified as high risk

The goals related to delivering consistent financial performance were not fully achieved for the year. Despite implementing effective cost containment measures, delivering supply chain savings and reducing the margin gap with a key competitor, goals related to international margins were not achieved for the year. In addition, goals related to operational and structural challenges in our pressure pumping business were not fully met for the year.

The individual performance goals established by the PEO for each Senior Executive for 2012 are detailed below:

Mr. Ragauss' 2012 individual performance goals related to the completion of SAP implementation waves, production of product line profitability reporting capabilities, the design of an actionable plan to address non-core and underperforming geographies or product lines, the delivery of progress on structural tax rate challenges and the delivery of supply chain structure recommendations.

Mr. Deaton's 2012 individual performance goals established by the Board of Directors related to providing leadership and establishing guiding principles for the Board of Directors, ensuring that members of the Board of Directors understand the views of major stockholders and other key stakeholders, supporting the PEO and management in setting corporate strategy, ensuring new directors receive a tailored and comprehensive induction program and leading and participating in specific special corporate projects identified by the PEO.

Mr. Crain's 2012 individual performance goals related to the development of a robust leadership succession plan, assisting the Reservoir Development Services and/or Integrated Operations business in finalizing business transactions, proactively managing Intellectual Property assertions and disputes, developing legal compliance training strategy and supporting leadership team functionality.

Mr. Mathieson's 2012 individual performance goals pertained to developing an actionable plan to stabilize/improve our pressure pumping business in the United States, creating a spotlight commercialization program, improving days sales outstanding and inventory levels and supporting the development of the reservoir business.

The Compensation Committee assesses the PEO's performance relative to the established performance goals and determines whether or not a payout will be made. The same process is conducted for the other Senior Executives taking into account the recommendations of the PEO. No Senior Executive has any guaranteed right to any bonus. In determining the bonus amounts, the achievement of (or failure to achieve) the performance goals under the Annual Incentive Compensation Plan is not a factor that is considered by the Compensation Committee.

The Compensation Committee awarded Messrs. Craighead, Ragauss, Deaton, Crain, and Mathieson cash-based awards in the amounts of $716,000, $400,000, $274,000, $270,000 and $280,000, respectively, based upon their 2012 performance as compared to the established performance goals described above.

Long-Term Incentive Compensation

The long-term incentive program allows Senior Executives to earn compensation over a number of years as a result of stock price performance and/or sustained financial performance over multiple years. Consistent with our at-risk pay philosophy, long-term incentives comprise the largest portion of a Senior Executive's compensation package.

A primary objective of the long-term incentive plan is to align the interests of Senior Executives with those of our stockholders. The long-term compensation program is composed of stock options, restricted stock and cash-based performance units. The Compensation Committee determines the total stock options, restricted stock, and cash-based performance units granted to Senior Executives as well as the size of individual grants for each Senior Executive. The awards granted to Senior Executives by the Compensation Committee vary each year and are based on Survey Data, the Senior Executive's performance and the Senior Executive's total compensation package. While the Compensation Committee reviews each Senior Executive's historical awards, it does not systematically consider those awards when making individual awards. Presently, long-term incentives are generally allocated to Senior Executives as detailed in the chart below.

2012 Allocation	Company Goals	Future Value Dependent On
Cash-Based Performance Units: 30%	Motivate differential financial performance	Financial performance against peers
Stock Options: 40%	Drive stock price; retain executives	Stock price appreciation
Restricted Stock Awards: 30%	Retain executives; drive stock price	Stock price appreciation

The chart below illustrates the target multiple for each NEO and the grant date value of the long-term incentive award as it relates to meeting the target percentile. The Compensation Committee sets these target award levels based on competitive compensation information including the Survey Data, the vitality of the industry, the demand for talent, cost considerations, and the performance of the Company and the NEOs.

Senior Executives	Target Multiple % of Base salary	Grant Date Value of 2012 Long-Term Incentive Award
Martin S. Craighead	650%	$6,500,016
Peter A. Ragauss	431%	$3,185,999
Chad C. Deaton	0%	$3,648,000
Alan R. Crain	298%	$2,657,267
Derek Mathieson	350%	$2,566,615

Based on Mr. Deaton's Restated and Superseding Employment Agreement dated April 28, 2011, in his role as Executive Chairman, he received one restricted stock unit award that was granted on January 1, 2012 but is not eligible to receive any future equity awards. Therefore, for 2012, his target multiple is zero in the chart above.

Stock Options

An important objective of the long-term incentives is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide Senior Executives with the opportunity to purchase our Common Stock at a price that is fixed on the grant date regardless of future market price. Stock options generally vest and become exercisable in one-third increments annually after the grant date.

Our practice is that the exercise price for each stock option is the closing market price of a share of our Common Stock on the NYSE on the last trading day prior to the grant date. The exercise price of the stock options granted to the NEOs during the 2012 fiscal year is shown in the Grants of Plan-Based Awards Table. Additional information on these grants, including the number of shares subject to each grant, is also shown in the Grants of Plan-Based Awards Table.

Restricted Stock Awards

Restricted stock awards serve as retention aid, since they provide Senior Executives the opportunity for capital accumulation and a more predictable long-term incentive value than is provided by stock options or cash-based performance units. This is a performance based award since as stock price increases, the Senior Executive's reward increases as does the stockholders' reward. Additionally, restricted stock awards are intended to aid in the retention of Senior Executives through the use of a vesting schedule (generally one-third increments annually after the grant date). Restricted stock awards are generally awarded to Senior Executives once a year in January, at the same time as awards are made to the general eligible employee population.

Performance Units

Performance units represent a significant portion of our long-term incentive compensation program. Performance units are certificates of potential value that are payable in cash after the end of a specified performance period. The performance units are designed to motivate the Senior Executives to strive to achieve certain specific Company long-term performance goals during specific performance periods. While the values of stock options and restricted stock awards tie directly to our stock price, performance units focus our executives' attention on specific financial goals that we believe will lead to sustained stockholder value and mitigate the impact of the volatility of the stock market on our long-term incentive compensation program.

Each of the Senior Executives was granted performance unit awards during 2010, 2011 and 2012, with the exception of Mr. Deaton who was not awarded performance units during 2012. Performance units are generally awarded once each year (typically in January) to Senior Executives at the same time as grants are made to the general eligible employee population. The performance unit program operates in overlapping three-year periods with a payout determined at the end of each three‑year period. The actual value our Senior Executives may realize under the performance unit program depends on how well we perform against our Peer Group with respect to specified performance goals which are established by the Compensation Committee with assistance from the Compensation Committee's independent compensation consultant.

Performance Measurement Periods

Under the terms of the performance unit program that has been in place since 2009, the amounts payable under performance unit awards are based upon our performance during four performance measurement intervals, one three-year performance measurement interval and three one‑year performance measurement intervals within that three-year period. As of the end of each measurement interval, our performance is measured against the performance of our Peer Group members and 25% of the performance unit award value is determined. The payout, if any, will be made after the close of the three-year performance period in March 2013, March 2014 and March 2015 for performance unit awards granted in 2010, 2011 and 2012, respectively.

As detailed in the chart below, the 2010, 2011 and 2012 performance units involve multiple performance measurement periods. Our performance relative to the performance of our Peer Group will be determined over four distinct periods and each period will make up 25% of the final value of the units.

2010 Performance Units	2011 Performance Units	2012 Performance Units
One-Year Period (2010)	One-Year Period (2011)	One-Year Period (2012)
One-Year Period (2011)	One-Year Period (2012)	One-Year Period (2013)
One-Year Period (2012)	One-Year Period (2013)	One-Year Period (2014)
Three-Year Period (2010 to 2012)	Three-Year Period (2011 to 2013)	Three-Year Period (2012 to 2014)

In the case of the performance units granted by us in 2010, 25% of the performance unit value is determined based upon one-year performance relative to certain specified performance criteria (discussed below) at the end of each of 2010, 2011 and 2012. The final 25% of the performance unit value is calculated at the end of 2012 based upon the cumulative performance of the Company over the three-year performance period 2010 through 2012. Any payouts under the 2010 performance units will be paid in March 2013.

For the performance units granted by us in 2011, 25% of the performance unit value is determined based upon one-year performance relative to certain specified performance criteria (discussed below) at the end of each of 2011, 2012 and 2013. The final 25% of the performance unit value is calculated at the end of 2013 based upon the cumulative performance of the Company over the three-year performance period 2011 through 2013. Any payouts under the 2011 performance units will be paid in March 2014.

For the performance units granted by us in 2012, 25% of the performance unit value is determined based upon one-year performance relative to certain specified performance criteria (discussed below) at the end of each 2012, 2013 and 2014. The final 25% of the performance unit value is calculated at the end of 2014 based upon the cumulative performance of the Company over the three-year performance period 2012 through 2014. Any payouts under the 2012 performance units will be paid in March 2015.

Performance Unit Metrics

There are three basic performance metrics that apply to the 2010, 2011 and 2012 performance units. The potential amounts payable under the 2010, 2011 and 2012 performance units are based upon our (1) revenue growth, (2) pre-tax operating margin, and (3) return on capital employed for the applicable performance periods compared to our Peer Group.

Revenue growth is the percentage increase of the revenue of the relevant company for the relevant one-year or three-year performance period. Revenue growth for a one‑year performance period is the result of (a) minus (b), divided by (c), where (a) is the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the one-year performance period and (b) and (c) are the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the calendar year immediately preceding the one-year performance period.

Revenue growth for a three-year performance period is the result of (a) minus (b), divided by (c), where (a) is the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the final fiscal year of the three-year performance period, and (b) and (c) are the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the fiscal year immediately preceding the three-year performance period.

Pre-tax operating margin is the quotient of earnings before interest and taxes for the relevant company for the fiscal year(s) that coincides with or ends within the relevant one-year or three-year performance period, divided by the relevant company's total revenue during that period of time.

Return on capital employed is the relevant company's earnings before interest and taxes for the fiscal year(s) of the relevant company that coincides with or ends within the relevant one-year or three-year performance period, divided by the relevant company's capital employed for that period of time.

Peer Group

The Peer Group consists of us and four other companies identified by the Compensation Committee (as listed below):

Peer Group
Baker Hughes Incorporated
Halliburton Company
National Oilwell Varco, Inc.
Schlumberger Limited
Weatherford International Ltd.

Amounts Payable Under 2010, 2011 and 2012 Performance Units for One-Year Performance Periods and for the Three-Year Performance Period

In the case of the one-year performance measurement periods and the three-year performance measurement periods under the 2010, 2011 and 2012 performance unit awards, the unit value earned during an applicable performance measurement period (a one-year or three-year performance measurement interval, as applicable) for each of the three revenue growth, pre-tax operating margin and return on capital employed performance goals applicable to the performance measurement period is one-third of 25% of the unit value amount listed below:

2010, 2011, 2012 One-Year Performance Periods and Three-Year Performance Period (2010-2012)
Peer Group Rank	5th	4th	3rd	2nd	1st
Unit Value	$0	$45	$90	$135	$200

Our relative ranking for the 2010 one-year performance measurement period was 1st, 4th and 4th for the revenue growth, pre-tax operating margin and return on capital employed performance goals, respectively, resulting in a total per unit value of $24.17 earned for 2010.

Our relative ranking for the 2011 one-year performance measurement period was 3rd, 4th and 4th for the revenue growth, pre-tax operating margin and return on capital employed performance goals, respectively, resulting in a total per unit value of $15.00 earned for 2011.

Our relative ranking for the 2012 one-year performance measurement period was 5th, 4th, and 4th for the revenue growth, pre-tax operating margin and return on capital employed performance goals, respectively, resulting in a total per unit value of $7.50 earned for 2012.

Our relative ranking for the three-year performance period, 2010 - 2012, was 1st, 4th and 4th for the revenue growth, pre-tax operating margin and return on capital employed performance goals, respectively, resulting in a total per unit value of $24.17 for the three-year period.

Performance Unit Payout Calculation for Units Granted in 2010

The table below illustrates the manner in which the amounts payable under the performance unit awards were calculated. The relative rank and periodic values reflect the achievement of the Company during the 2010 - 2012 performance period.

For each measurement period, our performance was compared to the performance of the companies in the Peer Group, and assigned a rank of 1st, 2nd, 3rd, 4th or 5th. Based on the rankings achieved as listed in the table above, revenue growth, pre-tax operating margin and return on capital employed for the 2010 performance period, the performance unit value achieved for the performance period was $24.17 in the aggregate (average of 25% of $200, 25% of $75 and 25% of $75, respectively). Unit values for 2011, 2012 and for the three-year period were calculated in the same manner.

At the end of the three-year performance period, the total amount that will be paid to the Senior Executives in March 2013 for the 2010 - 2012 performance period is $70.84 per unit (calculated as the sum of $24.17, $15.00, $7.50 and $24.17).

Tax Implications of Short-Term Incentives and Long-Term Incentives

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the PEO and the other NEOs other than Mr. Ragauss (because he is PFO) unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. We intend that certain compensation paid to Senior Executives qualifies for deductibility as performance-based compensation under Section 162(m), including (i) certain amounts paid under our Annual Incentive Compensation Plan and (ii) certain options and certain other long-term performance-based stock or cash awards granted pursuant to the 2002 Employee Long-Term Incentive Plan and the 2002 D&O

Plan. We may from time to time pay compensation to our Senior Executives that may not be deductible, including discretionary bonuses or other types of compensation.

Although the Compensation Committee has generally attempted to structure certain executive compensation so as to preserve deductibility, it also believes that there are circumstances where the Company's interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.
Although equity awards may be deductible for tax purposes by the Company, the accounting rules pursuant to FASB ASC Topic 718 require that the portion of the tax benefit in excess of the financial compensation cost be recorded to additional paid-in capital.

Benefits and Severance

We offer a variety of health and welfare and retirement programs to all eligible employees. The Senior Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees who work in the United States. Programs which provide a different level of benefits for Senior Executives are detailed in the chart below but generally include the executive physical program, long-term disability, life insurance, the Executive Severance Plan and the Supplemental Retirement Plan (the "SRP").

Descriptions of these programs and policies are as follows:

Medical Dental and Vision

Provides medical, prescription drug, dental and vision coverage for executive and eligible covered dependents.

Flexible Spending Accounts

Allows executives to save pre-tax dollars for eligible health care and/or dependent day care expenses.

Executive Physical Program

Complete and professional personal physical exam to be conducted on an annual basis, up to $1,800.

Retiree Medical

Provides executives with access to continued medical coverage in retirement.

•	Eligibility: retire at age 55 with at least 10 years of service;

•	Retiree pays 100% of cost;

•	$1,500 annual Company contribution from age 45; used to off-set contributions (effective January 2013, future contributions to be discontinued with benefits continuing to accrue earnings); and

•	Pre and post-medical plan options (include pharmacy program).

Short-Term Disability

Provides continuation of executive's base pay (for weeks 1-6) and 75% (for weeks 7-26) if out due to injury, illness, or pregnancy and unable to work.

Long-Term Disability

Provides continuation of a percentage of executive's base pay up to age 65 if employee has a disability lasting longer than 26 weeks.

•	Company paid core coverage: 50% income replacement up to age 65 or recovery; and

•	Optional buy-up coverage: 60% income replacement up to age 65 or recovery (Company paid for executives).

Life Insurance and Accidental Death and Dismemberment

Provides financial protection for executive or beneficiaries in the event of death.

•	Company paid basic life insurance and basic accidental death & dismemberment: two times pay, up to $3M (one-times pay for non-executives);

•	Perquisite life insurance and accidental death & dismemberment: 1-3 times pay up to $3M (offered to executives only);

•	Supplemental life insurance: 1-6 times pay up to $2.5M;

•	Spouse and child life insurance: $25,000-$250,000 for spouse and $10,000 per child; and

•	Voluntary accidental death & dismemberment: $25,000-$250,000.

Business Travel Accident Insurance

Provides financial protection to executive or beneficiaries in the event of accidental death, dismemberment, or paralysis while traveling on Company business in the amount of five times pay up to $1,000,000.

Thrift Plan

Provides an opportunity to save for retirement through a 401(k) retirement savings plan, which includes before-tax and after-tax employee contributions.

•	Employee can contribute 1%-50% of eligible compensation;

•	The Company matches $1 for each $1 of employee contribution up to 5% of eligible compensation;

•	The Company makes an age-based contribution of 2%-5% of eligible compensation;

•	Eligible compensation generally means all current cash wages, salaries and fees for services from the Company not in excess of applicable legal limitations ($250,000 in 2012); and

•	Immediate vesting in employee deferrals and Company matching contributions; full vesting of age-based contributions after three years of service.

Pension Plan

Provides income through a cash balance retirement plan funded through contributions made by the Company to supplement the Thrift Plan benefit, Supplemental Retirement Plan benefit, Social Security, and personal savings.

•	Notional account balance established for each participant;

•	2-4% (of eligible compensation) age-based pay credit;

•	Eligible compensation generally means all current cash wages, salaries and fees for services from the Company not in excess of applicable legal limitations ($250,000 in 2012);

•	Quarterly interest credits on account balance using a certain annual rate of interest on 30-year Treasury securities (the interest rate used for 2012 was 3.65%);

•
Forms of payment for benefits in excess of $1,000: (a) Joint and 50% or joint and 75% survivor annuity for married individuals or single lump sum or single life annuity subject to spousal consent and (b) Single lump-sum or single life annuity if unmarried;

•	Full vesting after three years of service; and

•	The Company does not make any special grants of extra years of credited service under the Pension Plan for Senior Executives.

Supplemental Retirement Plan

Provides additional deferral and retirement benefit accumulation opportunity for Senior Executives to mitigate the effects of legal limitations on retirement benefit accruals applicable to U.S. tax-qualified retirement plans.

•	Opportunity to defer 1-60% of base salary and 1-100% of bonus;

•	Company makes additional contributions by applications of the following rates:

◦
Basic Contribution: 5% of base salary plus bonus deferred under the plan plus 5% of base salary plus bonus (whether or not deferred) over sum of compensation limit ($250,000 in 2012) and amount of base salary and bonus deferred under the plan;

◦	Age-Based Contributions: 2-5% of base salary plus bonus deferred under the plan plus 2-5% of eligible pay over compensation limit ($250,000 in 2012);

◦	Pension Contributions: 2-4% of base salary plus bonus deferred under the plan plus 2-4% of eligible pay over compensation limit ($250,000 in 2012);

•	Eligible pay generally means all current cash wages, salaries and fees for services for the Company;

•	Distribution payments made upon some specified period after separation from service in accordance with Section 409A of the Code;

•	Forms of payment (elected prior to deferral)

◦	Single lump-sum cash payment;

◦	Annual installments for 2-20 years;

•	Immediate vesting in employee deferrals and Company matching contributions; full vesting of age-based and pension contributions after three years of service;

•	Plan benefits are an unfunded obligation of the Company but are informally funded by a rabbi trust; and

•
Notional accounts also deemed credited with interest credits based on certain investment sections of the participants (although there is no requirement that any of our assets actually be invested in accordance with these investment selections).

Employee Stock Purchase Plan

Encourages and enables eligible employees to voluntarily acquire proprietary interests in the Company through the ownership of the Company's Common Stock at a favorable price thereby aligning the interests of the eligible employees with the interests of the Company's stockholders.

•	Employees contribute 1-10% of base salary after tax up to a cap of $10,000 per year;

•	Two Offering Periods: January 1-June 30 and July 1-December 31; and

•	Six month look-back - Employees purchase Common Stock at 85% of Fair Market Value of the stock at the beginning or the end of the offering period, whichever is lower.

Executive Severance Plan

Provides assistance to executives while they seek other employment following involuntary separations from service.

•	18 months of base compensation; and

•	Outplacement services are provided for 12 months (up to a maximum of $10,000 in the aggregate).

Employment Agreement

We have an employment agreement with Chad C. Deaton dated as of April 28, 2011 (the "Employment Agreement”). The Employment Agreement generally provides that starting on January 1, 2012 and continuing through January 31, 2013, subject to annual renewals thereafter, Mr. Deaton will serve as Executive Chairman of the Company. Mr. Deaton provided notice of termination under the Employment Agreement on January 25, 2013. His termination date will be April 25, 2013, the day of the Annual Meeting of Stockholders.

Change in Control Agreements

We have entered into change in control agreements (“Change in Control Agreements”) with the Senior Executives, as well as certain other Executives except for Chad C. Deaton. The Change in Control Agreements are described in the Payments Upon a Change in Control section. In 2012, the Compensation Committee adopted a new form of Change in Control Agreement that eliminated excise tax gross-up provisions for new hires.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and Senior Executives. These agreements provide that we indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors' and officers' liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any other rights the indemnitee may have under the Company's Restated Certificate of Incorporation, Bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced Senior Executives and non-employee directors.

Stock Ownership Policy

The Board of Directors, upon the Compensation Committee's recommendation, adopted a Stock Ownership Policy for our Senior Executives to ensure that they have a meaningful economic stake in the Company. The policy is designed to satisfy an individual Senior Executive's need for portfolio diversification, while maintaining management stock ownership at levels high enough to assure our stockholders of management's commitment to value creation. Senior Executives are required to hold the number of shares valued at a multiple of their base salary, in the amounts listed below:

Executive Chairman/President and Chief Executive Officer	5X Base Salary
Senior Vice Presidents	3X Base Salary
Corporate Vice Presidents reporting to Chief Executive Officer	2X Base Salary
Hemisphere Presidents	2X Base Salary

A Senior Executive has five years to comply with the ownership requirement starting from the date of appointment to a position noted above. If a Senior Executive is promoted to a position with a higher ownership salary multiple, the Senior Executive will have five years from the date of the change in position to reach the higher expected stock ownership level but he still must meet the prior expected stock ownership level within the original five years of the date first appointed to such prior position. For those Senior Executives with the ownership requirements reflected in hiring letters, the date of hire marks the start of the five-year period. Senior Executives who have not met the applicable stock ownership level within the time required are required to hold 75% of the net profit shares acquired through restricted stock vestings or stock option exercises until the ownership levels are met. Deviations from the Stock Ownership Policy can only be approved by the Compensation Committee or the PEO, and then only because of a personal hardship.

The Compensation Committee annually reviews each Senior Executive's compensation and stock ownership levels to determine whether they are appropriate. In 2012, the NEOs were in compliance with the Compensation Committee's required levels of stock ownership.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by the PEO and other NEOs for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2012, 2011 and 2010. Bonuses are paid under the Company's applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (3) ($)	All Other Compensation ($)	Total ($)

Martin S. Craighead - Principal Executive Officer (4)	2012	995,000	1,950,021	2,348,410(5)	1,288,119	13,786	306,514(6)	6,901,850
	2011	729,231	1,152,920	1,158,828	1,552,664	13,246	217,777	4,824,666
	2010	711,539	1,073,256	926,024	1,254,413	13,188	154,966	4,133,385

Peter A. Ragauss - Principal Financial Officer	2012	733,846	955,821	1,151,065	818,631	12,525	260,460(7)	3,932,348
	2011	697,769	909,872	914,946	1,474,425	11,976	206,783	4,215,771
	2010	689,615	879.408	757,656	1,192,288	11,788	149,664	3,680,420

Chad C. Deaton - Executive Chairman (4)	2012	760,231	3,648,000	-	1,275,917	13,305	527,968(8)	6,225,421
	2011	1,278,769	2,760,776	2,777,745	3,937,598	12,762	487,267	11,254,917
	2010	1,283,461	2,510,568	2,172,269	3,126,755	12,654	338,256	9,443,963

Alan R. Crain - Senior Vice President, Chief Legal and Governance Officer (4)	2012	567,692	1,195,678	754,373(5)	546,249	14,368	193,827(9)	3,272,187
	2011	512,846	641,896	648,090	944,269	13,831	153,551	2,914,483
	2010	502,154	567,360	491,892	836,334	13,834	115,221	2,526,795

Derek Mathieson - President, Western Hemisphere Operations (4)	2012	529,038	1,268,119	670,199	493,002	8,490	123,677(10)	3,092,525
	2011	462,500	511,024	513,354	658,505	8,703	89,983	2,243,439

____________

(1)
Restricted stock awards were granted on January 25, 2012 for the NEOs except for Mr. Deaton who was granted a restricted stock unit award on January 1, 2012. Stock option awards were granted on January 25, 2012 at an exercise price of $47.44 and on July 16, 2012 at an exercise price of $39.30. Mr. Deaton was not granted any stock option awards in 2012. The amounts included in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of the awards made to NEOs computed in accordance with FASB ASC Topic 718. The value ultimately realized by the executive upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 2 - Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2012.

(2)
The amounts for the 2012 fiscal year include cash-based awards based on performance scorecard goals under the 2002 D&O Plan to Messrs. Craighead, Ragauss, Deaton, Crain, and Mathieson in the amounts of $716,000, $400,000, $274,000, $270,000 and $280,000, respectively. In addition, these amounts include the payouts earned under the performance units granted in 2010, 2011 and 2012 to Messrs. Craighead, Ragauss, Deaton, Crain, and Mathieson in the amounts of $338,869, $278,696, $794,917, $180,519, and $133,014, respectively, for the 2010 grant, $87,000, $68,250, $207,000, $48,750, and $38,250, respectively, for the 2011 grant and $146,250, $71,685, $0, $46,980, and $41,738, respectively, for the 2012 grant. The amounts for the 2010 grant include the one year performance period in 2012 and the cumulative three-year performance period between 2010 through 2012. These amounts are not payable until the close of the three-year performance period in March of 2013, March of 2014 and March 2015 for the performance units granted in 2010, 2011 and 2012, respectively, and are generally subject to the NEO's continued employment through the end of the three-year performance periods.

(3)
This amount represents the change in value under the Baker Hughes Incorporated Pension Plan. There are no deferred compensation earnings reported in this column because the Company's non-qualified deferred compensation plans do not provide above-market or preferential earnings.

(4)
In accordance with the Company's succession plan, on January 1, 2012, Mr. Deaton transitioned from the roles of Chairman and Chief Executive Officer to Executive Chairman and Mr. Craighead assumed the position of President and Chief Executive Officer. Prior to February 28, 2013, Mr. Crain served as Senior Vice President and General Counsel. Mr. Mathieson was not an NEO in 2010.

(5)
Because Messrs. Craighead and Crain are eligible for retirement based upon their ages and years of service with the Company and, accordingly, their options will automatically vest upon retirement, the Company expenses the full value of their options upon grant for purposes of FASB ASC Topic 718.

(6)
Amount for 2012 includes (i) $247,066 that the Company contributed to Mr. Craighead's SRP account, (ii) $37,369 in dividends earned on his unvested restricted stock, (iii) $2,149 in life insurance premiums paid by the Company on behalf of Mr. Craighead and (iv) $19,930 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Craighead.

(7)
Amount for 2012 includes (i) $213,789 that the Company contributed to Mr. Ragauss' SRP account, (ii) $22,115 in dividends earned on his unvested restricted stock, (iii) $2,056 in life insurance premiums paid by the Company on behalf of Mr. Ragauss and (iv) $22,500 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Ragauss.

(8)
Amount for 2012 includes (i) $472,383 that the Company contributed to Mr. Deaton's Supplemental Retirement Plan (“SRP”) account, (ii) $29,265 in dividends earned on his unvested restricted stock, (iii) $3,723 in life insurance premiums paid by the Company on behalf of Mr. Deaton and (iv) $22,597 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Deaton.

(9)
Amount for 2012 includes (i) $146,362 that the Company contributed to Mr. Crain's SRP account, (ii) $20,949 in dividends earned on his unvested restricted stock, (iii) $1,516 in life insurance premiums paid by the Company on behalf of Mr. Crain and (iv) $25,000 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Crain.

(10)
Amount for 2012 includes (i) $80,945 that the Company contributed to Mr. Mathieson's SRP account, (ii) $21,338 in dividends earned on his unvested restricted stock, (iii) $1,394 in life insurance premiums paid by the Company on behalf of Mr. Mathieson and (iv) $20,000 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Mathieson.

GRANTS OF PLAN-BASED AWARDS

This table discloses the number of stock options and restricted stock awards granted during 2012 and the grant date fair value of these awards. It also captures potential future payouts under the Company's non-equity incentive plans.

					All Other Stock Awards: Number of Shares of Stock or Units (1) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards (3) ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Martin S. Craighead	7/16/2012					88,980	39.30	39.48	2,348,410
	1/25/2012					73,696	47.44	48.16	1,238,830
	1/25/2012				41,105				1,950,021
	N/A	208,950(4)	1,194,000(4)	2,567,000(4)
	N/A	0(5)	1,950,000(5)	3,900,000(5)

Peter A. Ragauss	7/16/2012					43,613	39.30	39.48	1,151,065
	1/25/2012					36,122	47.44	48.16	607,211
	1/25/2012				20,148				955,821
	N/A	115,581(4)	660,462(4)	1,419,992(4)
	N/A	0(5)	955,800(5)	1,911,600(5)

Chad C. Deaton	1/1/2012				75,000				3,648,000
	N/A	159,648(4)	912,277(4)	1,961,395(4)
	N/A	—	—	—

Alan R. Crain	7/16/2012					28,583	39.30	39.48	754,373
	1/25/2012					23,673	47.44	48.16	397,943
	1/25/2012				25,204				1,195,678
	N/A	71,481(4)	408,462(4)	878,192(4)
	N/A	0(5)	626,400(5)	1,252,800(5)

Derek Mathieson	7/16/2012					25,393	39.30	39.48	670,199
	1/25/2012					21,032	47.44	48.16	353.548
	1/25/2012				26,731				1,268,119
	N/A	69,436(4)	396,779(4)	853,075(4)
	N/A	0(5)	556,500(5)	1,113,000(5)
__________

(1)
Except for Mr. Deaton, amounts shown represent the number of shares granted under the 2002 D&O Plan in 2012 for restricted stock awards. Awards vest ratably one-third per year beginning on the first anniversary of the grant date. The NEOs have the right to receive and retain all regular cash dividends on the restricted stock awards before the awards vest. The dividend rate is determined by the Board of Directors on a quarterly basis. Mr. Deaton's restricted stock unit award vested one-half on January 31, 2013 and the remainder will vest on the second anniversary of his termination of employment, subject to compliance with certain non-compete requirements.

(2)	Amounts represent options granted in 2012 under the 2002 D&O Plan. Awards vest ratably over a three-year period beginning on the first anniversary of the grant date.

(3)	Our practice is that the exercise price for each stock option is the closing stock price of a share of our Common Stock on the last trading day before the date of grant.

(4)
Amounts represent potential payouts for the fiscal 2012 performance year under the Annual Incentive Compensation Plan as well as potential payouts for discretionary bonuses. If threshold levels of performance are not met, then the payout can be zero.

(5)
Amounts represent the potential payouts for the Long-Term Performance Unit Awards granted in fiscal 2012 which are paid in cash. These awards cliff vest after three years if the performance criteria are met. Mr. Deaton was not granted performance units in fiscal year 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2012 for the PEO and each NEO. The table also shows unvested and unearned stock awards assuming a market value of $40.85 a share (the closing market price of the Company's stock on December 31, 2012).

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price (1) ($)	Option Expiration Date (2)	Number of Shares or Units of Stock that Have Not Vested (3) (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Martin S. Craighead	0	88,980	39.30	7/16/2022	61,006	2,492,095
	0	73,696	47.44	1/25/2022
	7,433	14,867	77.00	7/19/2021
	9,200	18,400	62.32	1/26/2021
	18,333	9,167	49.17	7/21/2020
	19,066	9,534	47.28	1/19/2020
	39,149	0	39.52	7/22/2019
	23,282	0	29.18	1/21/2019
	9,716	0	77.20	8/11/2018
	10,674	0	69.92	1/23/2018
	9,801	0	82.28	7/25/2017
	3,400	0	67.16	3/30/2017
	4,391	0	68.54	1/24/2017
	4,133	0	80.73	7/27/2016
	3,543	0	75.06	1/25/2016

Peter A. Ragauss	0	43,613	39.30	7/16/2022	36,082	1,473,950
	0	36,122	47.44	1/25/2022
	5,866	11,734	77.00	7/19/2021
	7,266	14,534	62.32	1/26/2021
	15,000	7,500	49.17	7/21/2020
	15,600	7,800	47.28	1/19/2020
	37,194	0	39.52	7/22/2019
	32,336	0	29.18	1/21/2019
	12,526	0	77.20	8/11/2018
	13,761	0	69.92	1/23/2018
	13,245	0	82.28	7/25/2017
	13,245	0	68.54	1/24/2017
	15,025	0	80.73	7/27/2016
	47,734	0	75.93	4/26/2016

Chad C. Deaton(4)	17,833	35,667	77.00	7/19/2021	122,234	4,993,259
	22,033	44,067	62.32	1/26/2021
	43,000	21,500	49.17	7/21/2020

	44,733	22,367	47.28	1/19/2020
	107,583	0	39.52	7/22/2019
	109,941	0	29.18	1/21/2019
	43,048	0	77.20	8/11/2018
	47,293	0	69.92	1/23/2018
	55,000	0	82.28	7/25/2017
	42,592	0	68.54	1/24/2017
	45,887	0	80.73	7/27/2016
	45,887	0	75.06	1/25/2016
	90,000	0	56.21	7/27/2015
	62,347	0	42.60	1/26/2015

Alan R. Crain	0	28,583	39.30	7/16/2022	36,071	1,473,500
	0	23,673	47.44	1/25/2022
	4,166	8,334	77.00	7/19/2021
	5,133	10,267	62.32	1/26/2021
	9,733	4,867	49.17	7/21/2020
	5,067	5,067	47.28	1/19/2020
	7,982	0	39.52	7/22/2019
	8,158	0	29.18	1/21/2019
	9,824	0	77.20	8/11/2018
	10,793	0	69.92	1/23/2018
	11,471	0	82.28	7/25/2017
	9,461	0	68.54	1/24/2017
	13,500	0	80.73	7/27/2016
	10,500	0	75.06	1/25/2016
	2,347	0	42.60	1/26/2015
	2,792	0	35.81	1/28/2014

Derek Mathieson	0	25,393	39.30	7/16/2022	35,165	1,436,490
	0	21,032	47.44	1/25/2022
	3,300	6,600	77.00	7/19/2021
	4,066	8,134	62.32	1/26/2021
	7,200	3,600	49.17	7/21/2020
	7,466	3,734	47.28	1/19/2020
	15,703	0	39.52	7/22/2019
	3,999	0	29.18	1/21/2019
_______

(1)	The exercise price is equal to the closing market price of a share of our Common Stock on the last trading day prior to the grant date.

(2)	Each option grant has a ten-year term. Each option vests pro rata as to one-third of the option grant beginning on the first anniversary of grant date.

(3)	Each restricted stock award vests pro rata as to one-third of the grant beginning on the first anniversary of grant date.

(4)
Mr. Deaton's unvested restricted stock awards, stock options and cash-based performance units vested in full on January 31, 2013. The remaining unvested amount of Mr. Deaton's restricted stock unit award granted on January 1, 2012 vests on the second anniversary of his termination date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2012 for the persons named in the Summary Compensation Table above.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Martin S. Craighead	—	—	21,425	1,034,057
Peter A. Ragauss	—	—	19,757	957,988
Chad C. Deaton	—	—	59,824	2,907,469
Alan R. Crain	3,418	41,467	13,524	657,203
Derek Mathieson	—	—	9,145	442,531

(1)
The value realized upon the exercise of the option award is determined by multiplying the number of shares acquired on exercise by the difference between the market price of the stock at exercise and the exercise price of the option.

(2)	The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the closing price of the stock on the last trading date prior to the vesting date.

PENSION BENEFITS

The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the PEO and other NEOs under the Pension Plan. See “Compensation Discussion & Analysis, Benefits and Severance, Pension Plan” for a detailed description of the benefits provided under the Pension Plan.

Name	Plan Name	Number of Years Credit Service (1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

Martin S. Craighead	Pension Plan	11	97,961	0
Peter A. Ragauss	Pension Plan	6(3)	67,501	0
Chad C. Deaton	Pension Plan	8(3)	91,941	0
Alan R. Crain	Pension Plan	11(3)	122,418	0
Derek Mathieson	Pension Plan	4	24,189	0

(1)	The number of years of credited service is less than the actual years of service for Messrs. Craighead and Crain because the Pension Plan was not adopted until 2002.

(2)
For a discussion of valuation assumptions, see “Note 10 - Employee Benefit Plans” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2012.

(3)
Messrs. Ragauss, Deaton and Crain are eligible for early retirement (as that term is defined under the Pension Plan) which allows them to receive their plan benefits on that early retirement date rather than waiting until the normal retirement age of 65.

NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings and balances to each of the PEO and other NEOs under the SRP that provides for compensation deferral on a non-tax-qualified basis. See “Compensation Discussion & Analysis, Benefits and Severance, Supplemental Retirement Plan” for a detailed description of the deferred compensation benefits.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions In Last FY(2) ($)	Aggregate Earnings In Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Martin S. Craighead	187,527	247,066	159,954	—	2,211,758
Peter A. Ragauss	51,369	213,789	159,538	—	1,301,418
Chad C. Deaton	512,887	472,383	483,544	—	6,597,107
Alan R. Crain	34,062	146,362	204,895	—	1,996,928
Derek Mathieson	65,317	80,945	(807)	(20,246)(4)	270,235

(1)	Amounts shown in the “Executive Contributions in Last FY” column are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	Amounts shown in the “Registrant Contributions in Last FY” column are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)
Of the totals in this column, the following amounts, which represent executive and registrant contributions attributable to 2012, are also reported in the Summary Compensation Table: Mr. Craighead, $434,593; Mr. Ragauss, $265,158; Mr. Deaton, $985,270; Mr. Crain, $180,424 and Mr. Mathieson, $146,262. In addition, the executive and registrant contributions for years prior to 2012 made on behalf of each NEO were previously reported in the Summary Compensation Tables for prior years to the extent the NEOs were named executive officers in prior years.

(4)	On January 17, 2012, Mr. Mathieson received a scheduled distribution of his 2009 contribution pursuant to his SRP distribution election made in advance of 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement with Chad C. Deaton

Mr. Deaton's Employment Agreement was in effect on December 31, 2012. Under his Employment Agreement, Mr. Deaton is not eligible to participate in the Baker Hughes Incorporated Change in Control Severance Plan, an individual change in control severance agreement or the Baker Hughes Incorporated Executive Severance Plan. On January 25, 2013, Mr. Deaton announced that he will retire from the Company on April 25, 2013, the date of the Annual Meeting of Stockholders.

Termination of Employment Due to Death or Disability
If Mr. Deaton had incurred a termination of employment as of December 31, 2012 due to his disability (his incapacity due to physical or mental illness) or death, we would have paid him or his beneficiary:

•	a lump-sum cash payment equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the employment agreement;

•	a lump-sum cash payment equal to his expected value incentive bonus for the year of termination; and

•
all outstanding restricted stock awards will become fully vested and non-forfeitable. All outstanding options to acquire our stock will become fully vested and immediately exercisable. All outstanding performance unit awards will become vested on a pro rata basis and non-forfeitable.

Termination of Employment by Mr. Deaton for Good Reason or by Us Without Cause
If Mr. Deaton had incurred a termination of employment by him for good reason (generally, a material breach by us of the employment agreement) or by us without cause as of December 31, 2012, we would have paid him:

•	a lump-sum cash payment in an amount equal to his aggregate base salary that otherwise would be payable through the end of the term of the employment agreement;

•	a lump-sum cash payment equal to Mr. Deaton's highest bonus amount (as defined in his Employment Agreement);

•	for the remainder of the term of the employment agreement, continuation of medical insurance benefits at active employee premium rates;

•
a lump-sum cash payment equivalent to the monthly basic life insurance premium applicable to Mr. Deaton's basic life insurance coverage on the date of termination multiplied by the number of months remaining in the term of the employment agreement;

•	a lump-sum cash payment equal to continued employer contributions to the SRP for the remainder of the term of the employment agreement;

•
a lump-sum cash payment equal to the amount of interest that would be earned on any of the foregoing payments subject to a six-month payment delay under Section 409A using the six-month London Interbank Offered Rate plus two percentage points; and

•
all outstanding restricted stock awards would have become fully vested and non-forfeitable. All outstanding options to acquire our stock would have become fully vested and immediately exercisable. All outstanding performance unit awards would have become vested and non-forfeitable, subject to the achievement of the performance goals applicable to the awards.

If Mr. Deaton's employment is terminated for any reason, including a termination by him without good reason or a termination by us for cause, he is to receive those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination and any accrued vacation pay to the extent not theretofore paid.

Payments Upon a Change in Control

We have entered into Change in Control Agreements with each of the Senior Executives with the exception of Chad Deaton. The agreements are intended to provide for continuity of management in the event of a change of control. The term of each agreement is for a three-year period and automatically extends for an additional two years from the effective date of the agreement unless we have given eighteen months prior notice that the agreement will not be extended.

Payments in the Event of a Change in Control

If a Change in Control were to have occurred on December 31, 2012, whether or not the Senior Executive incurred a termination of employment in connection with the Change in Control, the Senior Executive would have become entitled to receive the following under the terms of the Change in Control Agreements, the SRP, the Annual Incentive Compensation Plan and awards under the 2002 D&O Plan:

•	all outstanding options to acquire our stock would have become fully vested and immediately exercisable;

•	all outstanding restricted stock awards would have become fully vested and non-forfeitable;

•
a lump-sum cash payment in an amount equal to $100 multiplied by the number of performance units specified in the Senior Executive's performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2012 divided by the number of days during the performance period;

•
a lump-sum cash payment (a “gross-up” payment) in an amount equal to the excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. This is the only provision that continues in effect under the Change of Control Agreement for Mr. Deaton following his transition to Executive Chairman effective January 1, 2012. The gross-up payment would make the Senior Executive whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company's plans, agreements and arrangements (including for example, acceleration of vesting of equity awards);

•	accelerated vesting of all the Senior Executive's accounts under the SRP, to the extent not already vested;

•
reimbursement for any legal fees and expenses incurred by the Senior Executive in seeking in good faith to enforce the Change in Control Agreement or in connection with any tax audit or proceeding relating to the application of parachute payment excise taxes to any payment or benefit under the Change in Control Agreement; and

•
an amount equal to his Annual Incentive Compensation Plan bonus computed as if the target level of performance had been achieved, multiplied by a fraction, the numerator of which is the number of the Senior Executive's months of participation during the calendar year through the date of Change in Control and the denominator of which is 12.

In general, “Change in Control” means

•	the individuals who are incumbent directors cease for any reason to constitute a majority of the members of our Board of Directors;

•
the consummation of a merger of us or our affiliate with another entity, unless the individuals and entities who were the beneficial owners of our voting securities outstanding immediately prior to such merger own, directly or indirectly, at least 50% of the combined voting power of our voting securities, the surviving entity or the parent of the surviving entity outstanding immediately after such merger;

•
any person, other than us, our affiliate or another specified owner (as defined in the Change in Control Agreements), becomes a beneficial owner, directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding voting securities;

•
a sale, transfer, lease or other disposition of all or substantially all of our assets (as defined in the Change in Control Agreements) is consummated (an “asset sale”), unless (i) the individuals and entities who were the beneficial owners of our voting securities immediately prior to such asset sale own, directly or indirectly, 50% or more of the combined voting power of the voting securities of the entity that acquires such assets in such asset sale or its parent immediately after such asset sale in substantially the same proportions as their ownership of our voting securities immediately prior to such asset sale or (ii) the individuals who comprise our Board of Directors immediately prior to such asset sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such asset sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

•	our stockholders approve a plan of complete liquidation or dissolution of us.

Payments in the Event of a Change in Control and Termination of Employment by the Senior Executive for Good Reason or by the Company or its Successor Without Cause

Pursuant to the Change in Control Agreements, the Company (or its successor) will pay severance benefits to a Senior Executive if the Senior Executive's employment is terminated following, or in connection with, a Change in Control, unless: (i) the Senior Executive resigns without good reason; (ii) the Company terminated the employment of the Senior Executive for cause; or (iii) the employment of the Senior Executive is terminated by reason of death or disability.

If a Senior Executive meets the criteria for payment of severance benefits due to termination of employment following a Change of Control, he will receive the following benefits in addition to the benefits described above under “Payments in the Event of a Change in Control":

•	a lump-sum payment equal to three times the Senior Executive's highest base salary (as defined in the Change of Control Agreement);

•
a lump-sum payment equal to the Senior Executive's highest bonus amount (as defined in the Change of Control Agreement), prorated based upon the number of days of his service during the performance period (reduced by any payments received by the Senior Executive under the Company's Annual Incentive Compensation Plan, in connection with the Change in Control if the Senior Executive's termination of employment occurs during the same calendar year in which the Change in Control occurs);

•
a lump-sum payment equal to three times the greater of (i) the Senior Executive's earned highest bonus amount or (ii) the Senior Executive's highest base salary multiplied by the Senior Executive's applicable multiple, which, as of December 31, 2012 was 1.20, 0.90, 0.75 and 0.75 for Messrs. Craighead, Ragauss, Crain and Mathieson, respectively;

•	continuation of accident and health insurance benefits for an additional three years;

•
a lump-sum payment equal to the sum of (i) the cost of the Senior Executive's perquisites in effect prior to his termination of employment for the remainder of the calendar year and (ii) the cost of the Senior Executive's perquisites in effect prior to his termination of employment for an additional three years;

•
a lump-sum payment equal to the undiscounted value of the benefits the Senior Executive would have received had he continued to participate in the Thrift Plan, the Pension Plan and the SRP for an additional three years, assuming for this purpose that:

(1)	the Senior Executive's compensation during that three-year period were his highest base salary and highest bonus amount; and

(2)	the Senior Executive's contributions to and accruals under those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;

•	eligibility for our retiree medical program if the Senior Executive would have become entitled to participate in that program had he remained employed for an additional three years(1);

•	a lump-sum payment equivalent to 36 multiplied by the monthly basic life insurance premium applicable to the Senior Executive's basic life insurance coverage on the date of termination;

•	a lump-sum payment of $30,000 for outplacement services; and

•
a lump-sum payment equal to the amount of interest that would be earned on any of the foregoing payments subject to a six-month payment delay under Section 409A using the six-month London Interbank Offered Rate plus two percentage points.

Payments Upon Death or Disability

If the Senior Executive had terminated employment with us on December 31, 2012 due to death or disability, he would have received the following:

•	all outstanding restricted stock awards granted by us would have become fully vested and non-forfeitable;

•	all outstanding stock options granted by us would have become fully vested and exercisable;

•
a lump-sum cash payment in an amount equal to $100 multiplied by the number of performance units specified in the Senior Executive's performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2012, divided by the number of days during the performance period;

•	accelerated vesting of all the Senior Executive's accounts under the SRP, to the extent not already vested; and

•
an amount equal to his earned Annual Incentive Compensation Plan bonus, prorated based upon the number of months of the Senior Executive's participation in the Annual Incentive Compensation Plan during the calendar year.

Payments Upon Retirement

If the Senior Executive had terminated employment on December 31, 2012 and met the eligibility requirements for retirement, he would have received the following benefits:

•	all outstanding stock options granted by us would have become fully vested and exercisable;

•
a lump-sum cash payment in an amount equal to the applicable performance unit value multiplied by the number of performance units specified in the Senior Executive's performance unit award agreement, multiplied by the number of days during the performance period through December 30, 2012, divided by the number of days during the performance period;

•	accelerated vesting of all the Senior Executive's accounts under the SRP, to the extent not already vested; and

(1) The value of this benefit is the aggregate value of the medical coverage utilizing the assumptions applied under FASB ASC Topic 715, Compensation-Retirement Benefits.

•
an amount equal to his earned Annual Incentive Compensation Plan bonus, prorated based upon the number of months of the Senior Executive's participation in the Annual Incentive Compensation Plan during the calendar year.

Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control

The Baker Hughes Executive Severance Plan provides for payment of certain benefits to the Senior Executives as a result of an involuntary termination of employment provided that (i) the executive signs a release agreement substantially similar to the form of release agreement set forth in the Executive Severance Plan, (ii) during the two-year period commencing on the date of termination of employment he complies with the non-competition and non-solicitation agreements contained in the Executive Severance Plan and (iii) the executive does not disclose our confidential information. Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the Senior Executive by us under any other plan, program or individual contractual arrangement.

If the Senior Executive meets the criteria for payment of severance benefits due to an involuntary termination, we will pay him the following benefits:

•	a lump-sum cash payment equal to one and one-half times the Senior Executive's annual base salary in effect immediately prior to his termination of employment;

•	outplacement services for a period of 12 months, but not in excess of $10,000; and

•
if the Senior Executive's termination of employment results from a reduction of employment or the elimination of his job, an amount equal to his earned Annual Incentive Compensation Plan bonus, prorated based upon the number of months of the Senior Executive's participation in the Annual Incentive Compensation Plan during the calendar year.

Termination of Employment for Any Reason

If the Senior Executive had terminated employment with us on December 31, 2012 for any reason, including his resignation or his involuntary termination of employment for cause, he would have been entitled to receive those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination of employment. Unless the Senior Executive incurred a termination of employment by us for cause he would also have been entitled to any vested outstanding stock options.

The table below assumes a termination date or change in control date of December 31, 2012, the last business day of the fiscal year. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards) is based on the closing price of our common stock of $40.85 on the New York Stock Exchange on December 31, 2012, the last trading date of 2012.

	Martin S. Craighead ($)	Peter A. Ragauss ($)	Chad C. Deaton ($)	Alan R. Crain ($)	Derek Mathieson ($)
Payments Upon a Change in Control Without Termination of Employment
Accelerated Vesting of Option Awards	137,919	67,600	—	44,304	39,359
Accelerated Vesting of Restricted Stock Awards	2,492,095	1,473,950	4,993,259	1,473,500	1,436,490
Payment in Settlement of Performance Unit Awards	2,493,333	1,805,267	5,270,000	1,212,133	945,500
Excise Tax Gross-Up	—	—	—	—	—
Annual Incentive Bonus	835,800	462,323	638,594	298,038	277,745
TOTAL	5,959,147	3,809,140	10,901,853	3,027,975	2,699,094
Payments in the Event of a Change in Control and Termination of Employment With Good Reason or by the Company Without Cause
Accelerated Vesting of Option Awards	137,919	67,600	—	44,304	39,359
Accelerated Vesting of Restricted Stock Awards	2,492,095	1,473,950	4,993,259	1,473,500	1,436,490
Payment in Settlement of Performance Unit Awards	2,493,333	1,805,267	5,270,000	1,212,133	945,500
Excise Tax Gross-Up	4,239,185	2,640,064	—	—	1,903,529
Severance Payment	6,600,000	4,461,777	812,500	3,675,000	2,782,500
Highest Bonus Amount Prorated	835,800	747,259	900,000	501,304	314,440
Continuation of Accident and Health Insurance Benefits	119,916	119,916	34,645	119,916	119,916
Perquisite Payment	—	—	—	—	—
Payment for Loss of Thrift Plan, SRP and Pension Plan Accruals	684,369	602,340	212,333	504,548	278,665
Life Insurance Premium Payment	6,447	6,168	4,033	4,548	4,182
Outplacement Services	30,000	30,000	—	30,000	30,000
Retiree Medical	4,077	—	—	—	—
Interest Paid for Section 409A Six-Month Delay	91,244	67,119	16,081	55,056	39,036
TOTAL	17,734,385	12,021,460	12,242,851	7,620,309	7,893,617
Payments upon Death or Disability
Accelerated Vesting of Option Awards	137,919	67,600	—	44,304	39,359
Accelerated Vesting of Restricted Stock Awards	2,492,095	1,473,950	4,993,259	1,473,500	1,436,490
Payment in Settlement of Performance Units	2,493,333	1,805,267	5,270,000	1,212,133	945,500
One-Half Base Salary Payment (1)	—	—	406,250	—	—
Annual Incentive Bonus (2)(3)	—	—	638,594	—	—
Discretionary Bonus (2)	—	—	273,683	—	—
TOTAL	5,123,347	3,346,817	11,581,786	2,729,937	2,421,349
Payments upon Retirement (4)
Accelerated Vesting of Option Awards	137,919	—	—	44,304	—
Payment in Settlement of Performance Units	2,181,321	—	4,538,084	1,045,921	—
Annual Incentive Bonus (5)	—	—	—	—	—
TOTAL	2,319,240	—	4,538,084	1,090,225	—

Payments Upon Termination of Employment for Good Reason or by the Company Without Cause (6)
Base Salary Amount	—	—	812,500	—	—
Earned Highest Bonus Amount	—	—	900,000	—	—
Accelerated Vesting of Restricted Stock Awards	—	—	4,993,259	—	—
Continuation of Medical Insurance	—	—	34,645	—	—
Life Insurance Premium Payment	—	—	4,033	—	—
Lump-Sum Payment Equal to Continued Company Contributions to SRP	—	—	212,333	—	—
Interest Paid For Section 409A Six-Month Delay	—	—	16,081	—	—
TOTAL	—	—	6,972,851	—	—
Payments Upon Involuntary Termination of Employment Not in Connection with a Change of Control
1½x Base Salary	1,500,000	1,110,000	___ (7)	1,050,000	795,000
Outplacement Services	10,000	10,000	___ (7)	10,000	10,000
Annual Incentive Bonus (5)	—	—	___ (7)	—	—
TOTAL	1,510,000	1,120,000	___ (7)	1,060,000	805,000

(1)
Pursuant to his Employment Agreement, upon death or disability, Mr. Deaton or his estate receives a lump-sum cash payment equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the Employment Agreement. The remaining NEOs are not eligible for any base salary payment upon death or disability.

(2)
Under his Employment Agreement, upon death or disability, Mr. Deaton receives a lump-sum cash payment equal to his expected value incentive bonus for the year of termination and any other bonus programs (i.e., discretionary bonus) for the fiscal year in which the termination occurs.

(3)
The NEOs, other than Mr. Deaton, receive an amount equal to the earned Annual Incentive Compensation Plan bonus, reduced so it reflects only participation prior to separation from service. As the Company did not meet the Entry Level goal defined for 2012, the NEOs received no payout from the Annual Incentive Compensation Plan.

(4)
As of December 31, 2012, Mr. Crain is Retirement eligible per the Performance Units and Stock Option Terms and Conditions and per the Annual Incentive Compensation Plan. Messrs. Deaton and Craighead are only Retirement eligible per the Performance Units and Stock Option Terms and Conditions. Messrs. Ragauss and Mathieson are not retirement eligible under any plan.

(5)
Executives receive an amount equal to the earned Annual Incentive Compensation Plan bonus, reduced so it reflects only participation prior to separation from service. As the Company did not meet the Entry Level goal defined for 2012, the NEOs received no payout from the Annual Incentive Compensation Plan.

(6)	The following payment types related to termination of employment for good reason or by the Company without cause only apply to Mr. Deaton under his Employment Agreement.

(7)	See “Payments Upon Termination of Employment for Good Reason or by the Company Without Cause” for payments related to involuntary termination not in connection with a change of control for Mr. Deaton.

Compensation Committee Report

The Compensation Committee held four meetings during fiscal year 2012. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.

Claire W. Gargalli (Chair)
Clarence P. Cazalot, Jr.
Pierre H. Jungels
Charles L. Watson

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2012, the Compensation Committee consisted of Ms. Gargalli (Chair), Messrs. Cazalot, Jungels and Watson, all of whom were independent directors. None of the Compensation Committee members has served as an officer or employee of the Company and none of the Company's executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors.

Equity Compensation Plan Information

The information in the following table is presented as of December 31, 2012 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans, including the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan, the Baker Hughes Incorporated 2002 D&O Plan, the BJ Services 1997 Incentive Plan, the BJ Services 2000 Incentive Plan, the BJ Services 2003 Incentive Plan, and the Employee Stock Purchase Plan, all of which have been approved by our stockholders (in millions, except per share prices).

Equity Compensation Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Stockholder-approved plans (excluding Employee Stock Purchase Plan)	11,100,000	51,810,000	6,500,000
Nonstockholder-approved plans	100,000	32,790,000	500,000
Subtotal (except for weighted average exercise price)	11,200,000	51,790,000	7,000,000
Employee Stock Purchase Plan (1)	—	—	1,900,000
Total	11,200,000	51,790,000	8,900,000

(1)
The per share purchase price under the ESPP is determined in accordance with Section 423 of the Code and is 85% of the lower of the fair market value of a share of our Common Stock on the date of grant or the date of purchase.

Director Compensation

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company's non-management directors during the fiscal year ended 2012. For a description of the fees and other awards payable to the Company's directors, please refer to the section titled “Corporate Governance - Board of Directors” contained elsewhere in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)
Larry D. Brady	100,000	139,995	54,178	294,173
Clarence P. Cazalot, Jr.	90,000	139,995	54,178	284,173
Lynn L. Elsenhans	0(2)	—	117,795(2)	117,795
Anthony G. Fernandes	100,000	139,995	54,178	294,173
Claire W. Gargalli	95,000	139,995	54,178	289,173
Pierre H. Jungels	85,000	139,995	54,178	279,173
James A. Lash	100,000	139,995	54,178	294,173
J. Larry Nichols	80,000	139,995	54,178	274,173
H. John Riley, Jr.	100,000(3)	139,995	54,178	294,173
James W. Stewart	80,000	139,995	54,178	274,173
Charles L. Watson	85,000	139,995	54,178	279,173
____________

(1)
A restricted stock award was made on January 25, 2012. Stock option awards were made on January 25, 2012 and July 16, 2012 at an exercise price of $47.44 and $39.30, respectively. The amounts included in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of the awards made to non-management directors computed in accordance with FASB ASC Topic 718. The value ultimately realized by the director upon the actual vesting of the awards or the exercise of the stock options may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 2 - Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2012.

(2)	Pursuant to the Deferral Plan, Ms. Elsenhans elected to receive options to purchase shares of Common Stock instead of cash for her retainer and committee fees in 2012.

(3)	Mr. Riley previously elected to have his fees deferred and thus the amounts shown above were paid to his deferred compensation accounts pursuant to the Deferral Plan.

(4)
The following table shows the aggregate number of stock awards and option awards outstanding for each non-management director as of December 31, 2012 as well as the grant date fair value of stock awards and option grants made during 2012.

Name	Aggregate Stock Awards Outstanding as of December 31 (#)	Aggregate Option Awards Outstanding as of December 31 (#)	Grant Date Fair Value of Stock and Option Awards made during 2012 ($)
Larry D. Brady	5,437	11,520	194,173
Clarence P. Cazalot, Jr.	5,437	12,105	194,173
Lynn L. Elsenhans	0(5)	8,811	117,795
Anthony G. Fernandes	5,437	15,418	194,173
Claire W. Gargalli	5,437	11,266	194,173
Pierre H. Jungels	5,437	10,933	194,173
James A. Lash	5,437	12,105	194,173
J. Larry Nichols	5,437	12,446	194,173
H. John Riley, Jr.	5,437	12,105	194,173
James W. Stewart	4,449	286,624(6)	194,173
Charles L. Watson	5,437	12,446	194,173

(5)    Ms. Elsenhans was not a director at the time the restricted stock award was granted on January 25, 2012.

(6)	This amount includes outstanding options that were granted by BJ Services and were converted into options to purchase shares of Baker Hughes upon the closing of the merger on April 28, 2010.

Each Member of the Board of Directors is allowed to defer his or her annual retainer and committee fees pursuant to the Deferral Plan. The Deferral Plan is intended to provide a means for members of our Board of Directors to defer compensation otherwise payable and provide flexibility with respect to our compensation policies. Under the provisions of the Deferral Plan, directors may elect to defer income with respect to each calendar year. The compensation deferrals may be stock option-related deferrals or cash-based deferrals.

Proposal No. 2
Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company's executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company; however, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal.

As discussed previously in the Compensation Discussion and Analysis section, we believe that our compensation policies and decisions are focused on pay for performance principles, as well as being strongly aligned with the long-term interests of our stockholders and being competitive in the marketplace. The Company's principal compensation policies, which enable the Company to attract and retain strong and experienced senior executives, include:

•	rewarding performance that supports the Company's core values of integrity, teamwork, performance and learning;

•	providing a significant percentage of total compensation that is variable because it is at risk, based on predetermined performance criteria;

•	requiring significant stock holdings to align the interests of senior executives with those of stockholders;

•	designing competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced senior executives; and

•	setting compensation and incentive levels that reflect competitive market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement. This is an advisory vote to approve named executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company's stockholders approve, on an advisory basis, the named executive officer compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosures, of the SEC's rules.”

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosures, of the SEC's rules.

Audit/Ethics Committee Report

The Audit/Ethics Committee is comprised of five members, each of whom is independent, as defined by the standards of the NYSE, the rules of the SEC, and under the Company's policy for director independence (“Policy for Director Independence”). Under the Charter of the Audit/Ethics Committee, the Audit/Ethics Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company's disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company's internal audit function and the review and pre-approval of the current year audit and non-audit fees with the Company's Independent Registered Public Accounting Firm. The Audit/Ethics Committee also oversees the Company's policies with respect to risk assessment and risk management and compliance programs relating to legal and regulatory requirements.

During the year ended December 31, 2012, the Audit/Ethics Committee held ten meetings and otherwise met and communicated with management and with Deloitte & Touche LLP (“Deloitte & Touche”), the Company's Independent Registered Public Accounting Firm for 2012. Deloitte & Touche discussed with the Audit/Ethics Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 114, “The Auditor's Communication with Those Charged with Governance.” The Audit/Ethics Committee also discussed with Deloitte & Touche its independence from the Company and received the written disclosures and the letter from Deloitte & Touche concerning independence as required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit/Ethics Committee also reviewed the provision of services by Deloitte & Touche not related to the audit of the Company's financial statements and not related to the review of the Company's interim financial statements as it pertains to the independence of Deloitte & Touche. Deloitte & Touche also periodically reported the progress of its audit of the effectiveness of the Company's internal control over financial reporting.

The Audit/Ethics Committee reviewed and discussed with management the Company's financial results prior to the release of earnings. In addition, the Audit/Ethics Committee reviewed and discussed with management, the Company's internal auditors and Deloitte & Touche, the interim financial information included in the March 31, 2012, June 30, 2012 and September 30, 2012 Form 10-Qs prior to their being filed with the SEC. The Audit/Ethics Committee also reviewed and discussed the Company's audited financial statements for the year ended December 31, 2012 with management, the Company's internal auditors and Deloitte & Touche. Deloitte & Touche informed the Audit/Ethics Committee that the Company's audited financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. The Audit/Ethics Committee also monitored and reviewed the Company's procedures and policies relating to the requirements of Section 404 of SOX and related regulations.

The Audit/Ethics Committee has discussed with Deloitte & Touche the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit/Ethics Committee, the Audit/Ethics Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Anthony G. Fernandes (Chairman)
Larry D. Brady
Clarence P. Cazalot, Jr.
Lynn L. Elsenhans
James A. Lash

Fees Paid to Deloitte & Touche LLP

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte Entities”) billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided during 2012 and 2011. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company's annual financial statements, review of quarterly financial statements and audit services related to the effectiveness of the Company's internal control over financial reporting, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and (iii) professional services rendered for tax compliance, tax advice, and tax planning.

	2012 $	2011 $
	(in millions)	(in millions)
Audit fees	15.1	14.6
Audit-related fees	3.6	0.2
Tax fees	1.3	1.2
All Other	0.2	0
Total	20.2	16.0

Audit fees include fees related to the audit of the Company's annual financial statements, including fees related to the statutory audit requirements of most of our subsidiaries in foreign countries, review of quarterly financial statements and audit services related to the effectiveness of the Company's internal control over financial reporting. Audit-related fees are primarily for audit services not directly related to the Company's annual financial statements, for example audits related to possible divestitures or reorganization activities, assistance in connection with various registration statements and debt offerings, proxy statements and similar matters.

Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in 36 of the more than 80 countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.

In addition to the above services and fees, Deloitte Entities provide audit and other services to various Company-sponsored benefit plans which fees are incurred by and paid by the respective plans. Fees paid to Deloitte Entities for these services totaled approximately $0.3 million in 2012 and $0.3 million in 2011.

Pre-Approval Policies and Procedures

The Audit/Ethics Committee has adopted guidelines for the pre-approval of all audit and permitted non-audit services by the Company's Independent Registered Public Accounting Firm. The Audit/Ethics Committee will consider annually and, if appropriate, approve the provision of audit services by its Independent Registered Public Accounting Firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit/Ethics Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. All of the services and related fees described above under “audit fees,” “audit-related fees," “tax fees” and "all other" were approved under the Guidelines for Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm and pursuant to Section 202 of SOX.

Proposal No. 3
Ratification of the Company's Independent Registered Public Accounting Firm

The Audit/Ethics Committee has selected the firm of Deloitte & Touche as our Independent Registered Public Accounting Firm to audit the Company's books and accounts for the year ending December 31, 2013. Deloitte & Touche served as our Independent Registered Public Accounting Firm for fiscal year 2012. While the Audit/Ethics Committee is responsible for the appointment, compensation, retention, termination and oversight of the Independent Registered Public Accounting Firm, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Deloitte & Touche as our principal Independent Registered Public Accounting Firm. If the stockholders fail to ratify the selection, the Audit/Ethics Committee will reconsider whether to retain Deloitte & Touche and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit/Ethics Committee may, in its discretion, direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change would be in the Company's best interests and in the best interests of our stockholders.

Deloitte & Touche's representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2013.

Proposal No. 4
Amendment to the Employee Stock Purchase Plan

On October 25, 2012, the Board of Directors approved, subject to stockholder approval, an amendment to the Baker Hughes Incorporated Employee Stock Purchase Plan, as amended and restated (the "ESPP"). A copy of the ESPP prior to the amendment is attached as Annex C and a copy of the amendment to the ESPP is attached as Annex D. The ESPP is intended to qualify as an “employee stock purchase plan” under section 423 of the Code. The ESPP was initially adopted in 1976 and has been continuously available to employees to encourage and enable employees to acquire the Company's Common Stock at a favorable price and upon favorable terms in order to furnish an incentive to advance the best interests of the Company for the mutual benefit of the employees and the Company's stockholders. The ESPP currently has a stockholder-approved 22.5 million shares authorized for issuance, with a remaining balance of approximately 1.9 million shares to be issued. The ESPP is being presented to the stockholders for approval of an increase in the shares authorized for issuance by 8.0 million, for a total of 30.5 million shares authorized for issuance under the ESPP.
The stockholders are being asked to approve the amendment increasing the number of shares that may be issued under the ESPP by 8.0 million shares. If the stockholders approve this amendment it will be effective as of the date of the 2013 Annual Meeting. If the amendment is not adopted, we anticipate that there would be no further offerings under the ESPP following the 2013 Annual Meeting.
Reasons the Board of Directors Recommends Voting for the Amendment to the ESPP
The Board of Directors believes that encouraging the employees of the Company and its subsidiaries to purchase shares under the ESPP fosters broad alignment between the interests of employees and stockholders. The Board of Directors also believes that the ESPP helps us to attract, motivate and retain talented, qualified employees.
Matters Considered by the Board of Directors
In determining to increase the number of shares of the Company's Common Stock available for issuance under the ESPP, in addition to the reasons noted above, the Board of Directors considered management's estimate concerning the amount that would be necessary to fund approximately three more years' worth of grants under the ESPP determined utilizing conservative assumptions. Management recommended that 8.0 million additional shares should be sufficient for a 5% increase in participation each offering period; a rate of forfeiture of 3%; and a conservative stock price assumption of $35 per share. The Board of Directors also considered shareholder dilution analysis prepared by Cook relating to the Company's run rate and overhang as compared to the Reference Group, which indicated that the Company's three-year average run rate (using the methodology of Institutional Shareholder Services Inc.) was 1.3% as compared to the Reference Group median of 1.21% and the Company's overhang (the sum of outstanding options and unvested restricted stock divided by shares outstanding) was 4.85% compared to the Reference Group median of 7.39%.
Potential Impacts of Approval of the Amendment by the Stockholders
The Board of Directors believes that adopting the amendment to the ESPP to increase the number of shares available for issuance under the ESPP is in the best interest of the stockholders as the Board of Directors believes that continuing the ESPP would incentivize employees to work to achieve stock price appreciation and would better enable the Company and its affiliates to attract and retain talented, qualified employees. Adopting the amendment to the ESPP would dilute the interests of stockholders as the number of shares outstanding would increase as a result of the adoption of the amendment. The earnings of the Company would increase as a result of the payment of exercise prices by ESPP participants.
Eligibility for Participation, Share Purchase Limitations and Purchase Price
Generally, any employee of the Company, or any corporation that is an affiliate of the Company which has been selected for participation in the ESPP for a particular offering, is eligible to participate in the ESPP if the employee is scheduled to work at least twenty hours per pay period during the option period, is an employee at the beginning of the option period, and his or her employment continues uninterrupted throughout the option period until the date of exercise. However, the following employees are not eligible to participate: (i) any employee who is a citizen of a foreign country that prohibits foreign corporations from granting stock options to its citizens, and (ii) any employee who, immediately after the option is granted, owns 5% or more of the total combined voting power or value of all classes of stock of the Company or of a subsidiary.
Through payroll deductions ranging from 1% to 10%, employees accumulate funds which are used at the end of the option period to purchase shares of the Company's Common Stock at the “option price,” which is typically equal to 85% of the lower of the fair market value of the stock on the “date of grant” (i.e., the first day of the option period) or on the “date of exercise” (i.e., the last day of the option period). An employee must authorize payroll deductions prior to the start of the option period in order to participate. Payroll deductions are accumulated interest free until the end of the option period. On the last day of the option period, a participant is deemed to have exercised the option to purchase as many whole and fractional shares as the participant's payroll deductions will allow at the option price.
Under the ESPP, the Board of Directors or the Compensation Committee has the discretion (i) to revise the discounted purchase price to a percentage that is higher than 85% (e.g., 95% of the fair market value of the price of a share of Common Stock on the date of valuation), (ii) to determine the option price as the fair market value on the date of exercise instead of the lower of the fair market value on the date of grant or the date of exercise, and (iii) to establish an option period that is other than the current 6-month period provided in the ESPP (e.g., 3 months or 12 months). These provisions provide the flexibility to address the stock option expensing provisions of the Financial Accounting Standards Board Accounting Standards Certification (“ASC”) No. 718 Compensation-Stock Compensation.
A participant may not change his or her contribution percentage during the option period. A participant may withdraw completely from the ESPP, and all payroll contributions up to the date of withdrawal will be refunded. If a participant withdraws completely from the ESPP, he or she cannot participate in the ESPP until the next option period. Further, the fair market value of shares of Common Stock purchased by a participant under the ESPP in any calendar year is limited to $25,000 (determined based upon the value of the shares on the date of grant of the option) and the ESPP currently limits the number of shares purchased to a maximum of 250 shares in any option period until such time as the Administrative Committee of the ESPP, with the advance approval of the Compensation Committee, determines to impose a different specific share limitation.
Amendment and Termination
The Board of Directors or the Compensation Committee may amend the ESPP at any time and from time to time, subject to the limitation that approval by a majority vote of the holders of the outstanding securities of the Company are required to amend the ESPP (i) to materially increase the benefits accruing to participants, (ii) to materially increase the number of securities which may be issued under the ESPP, or (iii) to materially modify the requirements as to eligibility for participation in the ESPP.
ESPP Benefits
The number of shares that may be purchased by a participant under the ESPP is in the discretion of the participant (subject to the contribution limit of $5,000 per offering period), and the value of the Common Stock purchased by ESPP participants will vary based on the fair market value of the Company's Common Stock at the commencement of the option period or at the end of the option period. Accordingly, the number of shares that will be purchased by the Senior Executives, the Executives as a group and non-executives as a group in the future are not currently determinable. Directors who are also not employees of the Company are not eligible to participate in the ESPP.
Plan Benefits

It is not presently possible to determine, with respect to the persons and groups shown in the table below, the per share price or the number of shares to be purchased in the future by such person or groups pursuant to the ESPP. Therefore, the following table sets forth information pertaining to the aggregate number of shares that were purchased under the ESPP in 2012 for each of the six-month offering periods. Pursuant to the ESPP, the purchase price for the six-month offering period ending on June 30, 2012 was $33.97 and on December 31, 2012 was $33.94, which is 85% of the fair market value that is calculated by using the closing price on the trading day preceding the ending date of the applicable offering period.

Name	Employee Stock Purchase Plan
	Total Number of Shares Purchased	Dollar Value
Martin S. Craighead	295	$10,000
Peter A. Ragauss	295	$10,000
Chad C. Deaton	295	$10,000
Alan R. Crain	295	$10,000
Derek Mathieson	149	$5,050

Non-NEO Executive Group	1,473	$50,000
Non-Executive Director Group (1)	0	0
Non-Executive Employee Group	2,152,860	$73,096,350
(1) The directors who are not employees of the Company are not eligible to participate in the ESPP.
Federal Income Tax Consequences Relating to the ESPP
The following discussion of certain federal income tax consequences relating to the ESPP is based on the provisions of the Code, including related regulations and the Internal Revenue Service guidance, in effect on the date of this Proxy Statement. The discussion is limited to the United States federal income tax consequences, and the tax consequences may vary depending on the personal circumstances of the individual participants.
The ESPP, and the right of the ESPP participants to purchase shares of Common Stock under the ESPP, are intended to qualify as an “employee stock purchase plan” under the provisions of section 423 of the Code. A participant's payroll contributions are made on an after-tax basis, but the grant of the option and the purchase of shares on the date of exercise are not taxable events for the participant. However, a participant may become liable for income tax upon dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to the disposition. The Company may also have a deduction as a result of the disposition. If a participant disposes of the shares in a “qualifying disposition” - a disposition of the shares that occurs (a) at least two years after the date of grant, which is the date of the beginning of the option period and (b) at least one year after the date of exercise, which is the date shares are purchased under the ESPP (or if the participant dies while owning the shares) the participant will have the following tax consequences. In the year of the disposition, the participant will include in his taxable ordinary income the lesser of (a) the excess of fair market value of the shares at the date of grant of the option over the option price (i.e., the 85% discounted price), or (b) the excess of the fair market value of the shares at the time of the disposition (or death) over the option price. Any further gain on the disposition will generally be taxed as long-term capital gain. If the shares are sold at a price that is less than the option price, the difference would be a long-term capital loss for the participant. No deduction is allowed to the Company in a qualifying disposition. When shares are disposed of prior to the expiration of either the two-year or one-year holding period described above, the disposition is a “disqualifying disposition.” In the year of the disqualifying disposition, the participant will include in his or her taxable ordinary income the amount by which the fair market value of the shares on the date of exercise exceeds the option price (i.e., the 85% discounted price). This excess amount is taxable to the participant even if no gain is realized on the disposition and even if the shares are disposed of for less than the fair market value on the date of exercise. The participant will have capital gain if there is any gain above the ordinary income amount, and he or she will have capital loss if the shares are sold for an amount that is less than the fair market value on the date of exercise. The capital gain or capital loss will be short or long-term capital gain or loss depending on the period of time which the participant held the shares. In the event of a disqualifying disposition, the Company will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the participant disposing of the shares.
Currently, the Company is not required to withhold employment or income taxes upon the exercise of options under the ESPP. However, the Internal Revenue Service may issue guidance in the future requiring the Company to withhold employment and income taxes upon the exercise of options granted under plans that qualify under section 423 of the Code.
Recommendation of the Board of Directors
Your Board of Directors recommends a vote FOR approval of the amendment to the Baker Hughes Incorporated Employee Stock Purchase Plan.

Proposal No.5
Approval of the Material Terms of the Performance Criteria for Awards
Under the 2002 Director & Officer Long-Term Incentive Plan

Background
The Company's stockholders are being asked to re-approve the material terms of the performance criteria that may apply to annual performance bonuses granted under the 2002 D&O Plan. Stockholder approval of the performance-based compensation performance criteria under the 2002 D&O Plan is required every five years in order to potentially qualify compensation under the 2002 D&O Plan as exempt from Section 162(m) of the Code, thereby potentially allowing the Company to deduct for federal income tax purposes certain compensation paid under the 2002 D&O Plan. If stockholders do not re-approve the performance criteria, the Company will not be able to grant performance units, performance shares and cash-based awards that are generally intended to qualify as performance-based compensation under Section 162(m) of the Code. If that happens, we may not be entitled to a tax deduction for some or all of the long-term incentives provided to our Chief Executive Officer and certain of our other most highly compensated executive officers.
In 2002, the Board of Directors adopted, and the stockholders approved, the 2002 D&O Plan, which provides for, among other compensation, performance-based compensation for corporate officers, directors and key employees of the Company based upon the achievement of performance goals for the year. The performance criteria for performance-based compensation awards under the 2002 D&O Plan were subsequently approved at the 2008 Annual Meeting of Stockholders in order to continue the qualification of certain awards under the 2002 D&O Plan under Section 162(m) of the Code.

The 2002 D&O Plan provides officers, directors and key employees who have substantial responsibility for the growth and profitability of the Company and/or its affiliates with performance incentives that are designed to align the interests of the officers with those of the Company's stockholders. The Board of Directors believes that the Company must offer a competitive long-term incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company.

The 2002 D&O Plan is administered by the Compensation Committee. The Compensation Committee has exclusive authority to (i) select the participants each year, (ii) establish award opportunities for each participant, (iii) establish the performance goals for each participant, and (iv) determine the extent to which the performance goals have been attained.

Section 162(m) of the Code

Section 162(m) of the Code imposes a $1,000,000 annual limitation on the deduction for compensation paid to each of the principal executive officer and our next three highest-paid officers other than the principal financial officer. The deduction limitation does not apply to performance-based compensation that satisfies certain requirements of Section 162(m) of the Code. One such requirement is that the material terms of the performance goals must be approved by the stockholders before the performance-based compensation is paid. The material terms include the following: (1) the eligibility of employees to receive compensation upon attainment of the goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal. The stockholder approval of the performance criteria under the 2002 D&O Plan serves the purpose of facilitating the tax deductibility of awards under 2002 D&O Plan.
The 2002 D&O Plan provides for awards of performance units, performance shares and cash-based awards that are generally intended to qualify as performance-based compensation under Section 162(m) of the Code.
Performance units and cash-based awards granted under the 2002 D&O Plan may be paid in the form of cash or shares of our Common Stock in the discretion of the Compensation Committee. Performance shares granted under the 2002 D&O Plan are paid in the form of shares of our Common Stock.
The performance period for a performance unit award, performance share award or cash-based award granted under the 2002 D&O Plan is such period of time as the Compensation Committee establishes. The performance periods for such awards granted under the 2002 D&O Plan in the past have typically been consecutive three-year periods.

Under the terms of the 2002 D&O Plan, the maximum aggregate grant with respect to any awards of performance shares made in any one fiscal year of the Company to any one employee shall be equal to the value of 1,000,000 shares, determined as of the date of grant. The maximum aggregate amount awarded or credited with respect to cash-based awards or performance units for any one employee in any one fiscal year of the Company may not exceed in value $10,000,000, determined as of the date of grant.
The 2002 D&O Plan has been amended by the Board of Directors on October 27, 2005, July 24, 2008 and September 18, 2009 since the 2002 D&O Plan was adopted in 2002.
Performance Criteria

The following summary of the material features of the performance criteria for awards under the 2002 D&O Plan is qualified by reference to the copy of the 2002 D&O Plan which is available on the SEC website at www.sec.gov.

Performance unit awards, cash-based awards and performance share awards may be granted under the 2002 D&O Plan to Executives and key employees of the Company.
Under the 2002 D&O Plan, performance unit awards, cash-based awards and performance share awards are subject to the satisfaction of one or more performance goals during the applicable performance period. Performance goals for awards will be determined by the Compensation Committee and will be designed to support the Company's business strategy and align participants' interests with stockholder interests. Performance goals will be based on one or more of the following business criteria: net earnings; earnings per share; net income (before or after taxes); stock price (including growth measures and total shareholder return); return measures (including return on net capital employed, return on assets, return on equity, or sales return); earnings before or after interest, taxes, depreciation and/or amortization; dividend payments to the Company; gross revenues; gross margins; expense targets; cash flow return on investments, which equals net cash flows divided by owner's equity; internal rate of return or increase in net present value; working capital targets relating to inventory or accounts receivable; planning accuracy (as measured by comparing planned results to actual results); comparisons to various stock market indices; comparisons to the performance of other companies; net sales growth; net operating profit; cash flow (including operating cash flow and free cash flow); and operating margin.
Achievement of the goals may be measured:

•	individually, alternatively, or in any combination;

•	with respect to the Company, one or more business units, or any combination of the foregoing;

•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and

•
including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposal of a business, or related to a change in accounting principle, in each case based on on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall Opinion No. 30, or other applicable accounting rules, or consistent with the Company's policies and practices for measuring the achievement of performance goals on the date the Committee establishes the goals.

The Compensation Committee may, in its discretion, decrease the amount payable under any award. The Compensation Committee may, in its discretion, increase the amount payable under an award to a participant who is not a covered employee (as defined in Section 162(m) of the Code). The Compensation Committee may not increase the amount payable under an award to a participant who is a covered employee (as defined in Section 162(m) of the Code).
Future Awards
It is anticipated that the Compensation Committee will make future grants of performance unit awards, performance share awards or cash-based awards that will align the interests of the Company's officers and key employees with the interests of the Company's stockholders and will incentivize the Company's officers and key employees to achieve specific financial performance goals.

No compensation under performance unit awards, cash-based awards or performance share awards granted to employees who are covered employees within the meaning of Section 162(m) of the Code will be paid under the 2002 D&O Plan for the performance period commencing in 2014 or subsequent performance periods unless the Company's stockholders approve this Proposal 5.
Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR re-approval of the material terms of the performance criteria for awards under the 2002 D&O Plan.

Annual Report

The 2012 Annual Report on Form 10-K of the Company (the “Annual Report”), which includes audited financial statements for the fiscal year ended December 31, 2012, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report also is available electronically by following the instructions in the E-Proxy Notice, as described in the “Proxy Statement - Information About the Notice of Internet Availability of Proxy Materials” section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Baker Hughes under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit/Ethics Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2014 Annual Meeting must be received by the Company between October 15, 2013 and November 14, 2013 to be properly brought before the 2014 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to the Company's Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. Nominations of directors by stockholders must be received by the Chairperson of the Governance Committee of the Company's Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or the Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019 between October 15, 2013 and November 14, 2013 to be properly nominated before the 2014 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.

Other Matters

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

ANNEX A

BAKER HUGHES INCORPORATED
CORPORATE GOVERNANCE GUIDELINES
(As Amended February 28, 2013)

These Baker Hughes Incorporated Corporate Governance Guidelines are established by the Board of Directors (“Board”) as the principles for conduct of the Company's business affairs to benefit its stockholders.
Board

The responsibility of the members of the Board is to exercise their business judgment to act in what they reasonably believe to be in the best interest of the Company and its stockholders. In addition to the Board's general oversight of management's performance of its responsibilities, the principal functions of the Board acting directly or through its Committees (as defined in “Committees of the Board”) include:

•	Providing effective oversight of the governance of the affairs of the Company in order to maximize long-term benefit to the stockholders;

•	Maintaining a viable succession plan for the office of the Chief Executive Officer (“CEO”) of the Company and other members of senior management;

•	Evaluating the performance of the Board and identifying and recruiting new members for the Board;

•	Reviewing and approving long-term business plans;

•	Appointing, approving the compensation and overseeing the work of the independent auditors;

•	Overseeing certain compliance related issues, including accounting, internal audit, disclosure controls and internal controls, enterprise risk management and environmental policies;

•	Reviewing quarterly earnings release and quarterly and annual financial statements to be filed with the Securities and Exchange Commission (“SEC”);

•	Evaluating and setting the compensation of the CEO and other members of senior management; and

•	Adopting an appropriate governance policy.

Selection and Qualification of Directors

The Governance Committee will annually assess the needs of the Company and the Board in order to recommend to the Board the director candidates who will further the goals of the Company in representing the long-term interests of the stockholders. In particular, the Governance Committee will assess the special skills, expertise and backgrounds relevant to the Company's business to determine whether or not a candidate has the character traits and breadth of business knowledge to make him or her an effective director, based on previously established criteria, as described in Exhibit A, “Guidelines for Membership on the Board of Directors”. The Governance Committee will annually assess the contributions of the directors whose terms expire at the next Annual Meeting of Stockholders and recommend to the Board if they should be nominated for re-election by stockholders. The Board will propose a slate of nominees to the stockholders for election to the Board at the next Annual Meeting, as described in Exhibit B, “Selection Process for New Board of Directors Candidates.”

Independence

The Board will be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”), as described in Exhibit C, “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert.” Annually, the Board will review the relationship that each director has with the Company to determine that the director has no material relationship with the Company, its affiliates or any member of the senior management of the Company, subject to additional qualifications prescribed under the listing standards of the NYSE. The Company will not make any personal loans or extensions of credit to directors or executive officers.

Size and Term of the Board

In accordance with the Company's Bylaws, the Board determines the number of directors on the Board, which currently will consist of not more than 13 directors. In accordance with the Company's Restated Certificate of Incorporation, at each Annual Meeting of Stockholders, directors shall be elected for a term of one year ending on the date of the Annual

Meeting of Stockholders following the annual meeting at which the directors were elected and will serve until their successors are elected and qualified or until his or her earlier death, retirement, resignation or removal. Stockholders may propose nominees for consideration by the Governance Committee, as described in Exhibit D, “Policy and Submission Procedures for Stockholder Recommended Director Candidates,” by submitting within the prescribed time period the name and supporting information to: Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or to the Corporate Secretary, c/o Baker Hughes Incorporated 2929 Allen Parkway, Suite 2100, Houston, Texas 77019-2118 to be properly nominated before the next Annual Meeting of Stockholders, although the Company is not required to include such nominees in its proxy statement. Between such annual meetings, the Board may elect directors to serve until the next annual meeting.

Voting for Directors

Any nominee for director in an uncontested election who receives a “withhold” vote representing a majority of the votes cast for his or her election will be required to submit a letter of resignation to the Governance Committee of the Board of Directors. The Governance Committee will consider all of the relevant facts and circumstances and recommend to the Board of Directors whether or not the resignation should be accepted. For the purposes of this Section, an “uncontested election” shall mean an election in which the number of nominees as of the record date for the meeting at which directors are to be elected does not exceed the number of directors to be elected at such meeting.

Director Orientation and Continuing Education

The Governance Committee will periodically review and recommend to the Board a director orientation program that includes an initial and continuing orientations providing the director with comprehensive information about the Company's business, one-on-one meetings with senior management and other officers of the Company, an overview of the Director Reference Manual and tours of the Company's operations. The directors will be provided with continuing education materials covering upcoming seminars and conferences.

Independent Advisors

The Board and the Committees of the Board have the right at any time to retain independent outside financial, legal or other advisors.

Executive Sessions

The Board will meet in executive session with the CEO after each Board meeting. In addition, the independent directors of the Company will meet in executive session following each regularly scheduled Board meeting without any inside director or Company executives present. These executive session discussions may include any topic relevant to the business affairs of the Company as determined by the independent directors.

Lead Director

The Governance Committee will review and recommend to the Board a director to serve as Lead Director during executive sessions of the independent members of the Board. The Lead Director will be elected by the independent members of the Board; preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of independent directors; serve as liaison between the Chairman and the independent directors; have the authority to call meetings of the independent directors; work with the Chairman in developing Board meeting agendas, schedules, and information provided to the Board; and communicate with significant stockholders when appropriate on matters involving broad corporate policies and practices.

Stockholder Communications

In order to provide the stockholders of the Company and other interested parties with a direct and open line of communication to the Company's Board, procedures have been established, as described in Exhibit E, “Stockholder Communications with the Board of Directors.”

Termination of Independent Director Status

In accordance with the Company's Bylaws, an independent director shall not stand for reelection as a director of the Company at the Annual Meeting following any of the occurrences set forth below. The following provisions may be waived by the Board (excluding the affected director) if the Board determines that such waiver would be in the best interest of the Company and its stockholders.

Retirement - The director's 72nd birthday.

Attendance - Any fiscal year in which a director fails to attend at least 66% of the meetings of the Board and any Committees of the Board on which the director serves.

Termination of Inside Director Status

In accordance with the Company's Bylaws, an inside director must resign from the Board (i) at the time of any diminution of his or her responsibilities as an officer; (ii) at the time of termination of employment by the Company for any reason; or (iii) on the director's 72nd birthday.

Conflict of Interest

The Board expects each director, as well as senior management and employees, to act ethically at all times. Independent directors may not serve on more than four other boards of publicly listed companies in addition to the Company's Board of Directors. No officer of the Company may serve on a board of any company having a present or retired employee on the company's Board. Additionally, officers of the Company may not serve as directors of any other publicly held companies without the approval of the Governance Committee. The CEO may serve on no more than three boards of publicly held companies, while other officers may serve on no more than one board of a publicly held company or for-profit company. Members of Audit/Ethics Committee of the Board may not simultaneously serve on the audit committees of more than three public companies. If an independent director serving on the Company's Board is asked to join another board of directors, prior notice shall be given to the Chairman of the Governance Committee and the Corporate Secretary of the Company. If an actual or potential conflict of interest arises for a director or senior management, the individual shall promptly inform the CEO or the Board. Any waivers of the Company's Business Code of Conduct for a director or senior management will be determined by the Board or its designated Committee and will be publicly disclosed.

Board Compensation and Evaluation Procedures

Compensation

The Governance Committee will annually review compensation to determine director compensation and recommend any changes to the Board.

Company Stock Ownership

Each independent director is expected to own at least four times his or her annual retainer in Company Common Stock. Such ownership level should be obtained within a reasonable period of time following the director's election to the Board.

Evaluation

Any director may at any time provide the Chairman of the Governance Committee an evaluation of another director. Questions and observations regarding the evaluation of a director will be referred, as necessary, to the Lead Director. The directors will perform an annual evaluation on the performance and effectiveness of the Audit/Ethics Committee in accordance with the regulations of the Public Company Accounting Oversight Board.

Board Functions

Board Meetings

The Board will hold five regular meetings per year to handle recurring business, with special meetings called as appropriate. Directors are expected to attend all scheduled Board and Committee meetings.

Special Meetings

The number of scheduled Board meetings will vary with circumstances and special meetings will be called as necessary.

Annual Meetings of Stockholders

The Company's Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Company's Board on matters relevant to the Company. It is the Company's policy to request and encourage all of the Company's directors and nominees for election as directors to attend in person the Annual Meeting of Stockholders.

Agenda Items

The Chairman will be responsible for setting the agenda for and presiding over the Board meetings. Individual directors are encouraged to contact the Chairman with respect to any proposed agenda items that the director believes should be on the agenda. The Corporate Secretary will endeavor to timely provide to the directors all written Board materials to be covered in regular meetings prior thereto.

Committees of the Board

The Board has constituted five standing Committees: Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee and Executive Committee. Each Committee is comprised solely of independent directors, except for the Executive and Finance Committees. The Chairman of the Board serves on the Executive Committee. Any independent member of the Board may attend any Committee meeting as an observer.

The Governance Committee annually proposes Committee assignments and chairmanships to the Board. Each Committee is elected by the Board, including the designation by the Board of one person to serve as Chairman of each Committee. On an annual basis, each Committee shall perform an evaluation of the Committee and its activities.

Governance Committee

Purpose

The Committee's purpose is to develop and recommend to the Board a set of corporate governance principles applicable to the Company (“Corporate Governance Guidelines”) and to oversee compliance with, conduct reviews of and recommend appropriate modifications to such Corporate Governance Guidelines.

Principal Responsibilities

The Committee will have the oversight responsibility for recruiting and recommending candidates for election to the Board, with advice of the Company's Chairman and CEO. The Committee will periodically conduct a review of criteria for Board membership against current needs of the Board to ensure timeliness of the criteria. The Committee will also be responsible for monitoring compliance with these Corporate Governance Guidelines adopted by the Board, and updating such guidelines when appropriate. The Committee will also review and recommend to the Board the annual retainer for members of the Board and Committees of the Board. The Committee's Charter shall be posted on the Company's website.

Composition

The Committee will be comprised of not less than three nor more than six of its directors. All members of the Committee will be independent, as that term is defined in the NYSE corporate governance listing standards.

Meetings

The Committee will meet at least two times per year as determined by the Board with special meetings called by the Board or the Committee as necessary.

Audit/Ethics Committee

Purpose

The Committee's purpose is to assist the Board with oversight of: (i) the integrity of the Company's financial statements and reporting system, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence and (iv) the performance of the Company's internal audit function and independent auditors. The Committee shall also prepare the Audit/Ethics Committee Report to be included in the Company's proxy statement for the Annual Meeting of Stockholders, conduct an annual self-evaluation and carry out the duties and responsibilities set forth in its Charter.

Principal Responsibilities

The principal responsibilities of the Committee are: (i) to provide assistance to the Board in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company's internal controls over financial reporting and disclosure controls and procedures; and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company's compliance programs. The independent auditor is ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders, and shall report directly to the Committee. The Committee has the ultimate authority and direct responsibility to select, appoint, evaluate, compensate and oversee the work, and, if necessary, terminate and replace the independent auditor. The Committee shall conduct or authorize investigations into any matters within its scope of responsibilities.

The Committee shall engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee has the sole authority to approve the fees paid to any independent advisor retained by the Committee, and the Company will provide funding for such payments. The Company shall provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee will review the composition, expertise and availability of the Committee members on an annual basis. The Committee will also perform a self-evaluation of the Committee and its activities on an annual basis. The Committee will meet in executive session at each regularly scheduled meeting, including separate, private meetings with the independent auditors, internal auditors, general counsel and compliance officer. The Committee's Charter shall be posted on the Company's website.

The Committee's compliance responsibilities will include the recommendation of and monitoring of compliance with the Company's Business Code of Conduct and Foreign Corrupt Practices Act Policy, establishing formal procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of reporting employees from retaliation as described in Exhibit F, “Procedures for the Receipt, Retention and Treatment of Complaints”; reviewing in conjunction with counsel (i) any legal matters that could have significant impact on the organization's financial statements; (ii) correspondence and material inquiries received from regulators or governmental agencies; and (iii) all matters relating to the ethics of the Company and its subsidiaries; coordinate the Company's compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Business Code of Conduct and the Foreign Corrupt Practices Act Policy; and review the Company's compliance with its environmental policy on an annual basis. The Committee's Charter shall be posted on the Company's website.

Composition

The Committee will be comprised of not less than three non-employee directors who are (i) independent (as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the regulations thereunder and the NYSE) and (ii) financially literate (as interpreted by the Board in its business judgment). Such Committee members may not simultaneously serve on the audit committee of more than three publicly held companies. At least one member of the Committee will have accounting or related financial management expertise and at least one member of the Committee will be an “audit committee financial expert,” as defined by the SEC. The audit committee financial expert must have: an understanding of GAAP and financial statements; experience in the (a) preparation, auditing, analyzing or evaluating of financial statements of generally comparable issuers and (b) application of such principles in connection with the accounting for estimates, accruals and reserves; an understanding of internal accounting controls and procedures for financial reporting; and an understanding of audit committee functions.

Meetings

The Committee meets at least five times per year as determined by the Board, with special meetings called by the Board or the Committee as necessary.

Compensation Committee

Purpose

The purpose of the Compensation Committee will be to discharge the Board's responsibilities relating to compensation of the Company's executives. The Committee will have overall responsibility for reviewing and evaluating and, as applicable, approving the officer compensation plans of the Company. It is also the purpose of the Committee to produce an annual report on executive compensation for inclusion in the Company's proxy statement for the Annual Meeting of Stockholders.

Principal Responsibilities

The principal responsibility of the Committee will be to ensure that the senior executives of the Company are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations and competitive practice. The Committee will also communicate to the stockholders of the Company, the Company's compensation policies and the reasoning behind such policies as required by the rules and regulations of the SEC. These responsibilities include reviewing from time to time and approving the Company's stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and stockholder interests; reviewing compensation programs to determine if there are any potential risks in the programs; reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO's performance in light of those goals and objectives, and determining the CEO's compensation level based on this evaluation; reviewing annually and determining the individual elements of total compensation of the CEO, including annual salary, annual bonus and long-term incentive compensation, and reporting such determination to the Board, provided, however, that the salary, bonus and other long-term incentive compensation will be subject to the approval of the Board. The Committee also reviews the outcome of the stockholder advisory vote on senior executive compensation when making future compensation decisions for executive officers. The Committee reviews with the CEO matters relating to management succession. The Committee's Charter shall be posted on the Company's website.

Composition

The Committee will be comprised of not less than three nor more than six of its independent and non-employee members. Such directors will meet the requirements for “independent” pursuant to the listing standards of the NYSE and shall meet the requirements for “disinterested independent directors” pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Meetings

The Committee will meet at least three times per year as determined by the Board.

Finance Committee

Purpose

The Committee's purpose will be to review and monitor the financial structure of the Company to determine that it is consistent with the Company's requirements for growth and fiscally sound operation.

Principal Responsibilities

The Committee will be responsible for the review and approval of (i) public offerings; (ii) debt and other financings; (iii) dividend policy and changes in the rate of dividend; and (iv) budget and long-range plans. In addition the Committee will periodically review the Company's activities with credit rating agencies, its policy governing approval levels for capital expenditures and funding thereof and its insurance programs. The Committee's Charter shall be posted on the Company's website.

Composition

The Committee will be comprised of not less than three nor more than six of its non-employee members.

Meetings

The Committee will meet at least two times per year as determined by the Board with special meetings called by the Board or the Committee as necessary.

Executive Committee

Principal Responsibilities

The Committee will act in the stead of the Board during intervals between Board meetings and may exercise all of the authority of the Board in the business and affairs of the Company, except where action by the full Board is specifically required. More specifically, the Committee will be responsible for advising and aiding the officers of the Company in all matters concerning its interests and the management of its business. When the Board is not in session, the Committee has and may exercise all the powers of the Board, so far as such may be delegated legally, with reference to the conduct of the business of the Company, except that the Committee will not take any action to amend the Restated Certificate of Incorporation or the Bylaws, to amend its Charter, to elect Directors to fill vacancies on the Board, to fix the compensation of Directors for service in any capacity, to fill vacancies on the Committee or change its membership, to elect or remove officers of the Company or to declare dividends. The Committee's Charter shall be posted on the Company's website.

Composition

The Committee will be comprised of not less than three directors, a majority of which shall be non-management and one of which shall be the Chairman of the Board. The Chairman of the Board shall serve as the Chairman of the Committee unless the Board elects a different director to serve as Chairman. In the absence of the Chairman of the Committee, the Lead Director of the Board will serve as Chairman of the meeting.

Meetings

The Committee will meet from time to time during the year, as needed.

Interaction with Management

Evaluation of the CEO

The Compensation Committee with input from the Board will annually review and approve corporate goals and objectives relevant to the CEO's compensation, evaluate the CEO's performance in light of such goals and objectives, and determine the CEO's compensation level based on this evaluation and other relevant information. The Committee shall also review annually and determine the individual elements of total compensation of the CEO, including annual salary, annual bonus and long-term incentive compensation and report such determination to the Board, provided, however, that the annual salary, annual bonus and long-term incentive compensation shall be subject to the approval of the Board.

Succession Planning

The Board and the Compensation Committee share the responsibility for succession planning. The Committee shall maintain and review with the Board a list for the Board of potential successors to the CEO. The Chairman shall review management succession planning with the Compensation Committee on an annual basis, and provide a report to the Board.

Attendance at Board and Committee Meetings

The Chairman will routinely invite senior management to attend Board meetings. The Board or any Committee may request the presence of any Company employee at any Board or Committee meeting. In addition, the Chairman will invite such other managers and outside experts to the Board meetings in situations where such persons can aid the Board in its deliberations.

Access to Management

Directors will have complete access to management and management will be available to the Board with respect to any questions regarding Company issues.

Interpretation of Guidelines

These Guidelines provide a framework for governance of the Company and the Board. The Board recognizes that situations may dictate variations from the Guidelines in order to respond to business changes and the needs of the stockholders. In addition, the Guidelines shall be revised and updated from time-to-time. Accordingly, the Guidelines do not constitute invariable rules nor shall they preclude the Board from acting in variance thereto at any time in the future.

The Board endorses and supports the Company's Core Values and Keys for Success

Integrity:
We believe integrity is the foundation of our individual and corporate actions that drives an organization of which we are proud.

•	We are a responsible corporate citizen committed to the health and safety of people, protection of the environment, and compliance with laws, regulations, and company policies.

•	We are honest, trustworthy, respectful and ethical in our actions.

•	We honor our commitments.

•	We are accountable for our actions, successes and failures.
Teamwork:
We believe teamwork leverages our individual strengths.

•	We are committed to common goals.

•	We expect everyone to actively participate on the BHI team.

•	We openly communicate up, down, and across the organization.

•	We value the diversity of our workforce.

•	We willingly share our resources.
Performance:
We believe performance excellence will drive the results that differentiate us from our competitors.

•	We focus on what is important.

•	We establish and communicate clear expectations.

•	We relentlessly pursue success.

•	We strive for flawless execution.

•	We work hard, celebrate our successes and learn from our failures.

•	We continuously look for new ways to improve our products, services and processes.
Learning:
We believe a learning environment is the way to achieve the full potential of each individual and the company.

•	We expect development throughout each individual's career by a combination of individual and company commitment.

•	We learn from sharing past decisions and actions, both good and bad, to continuously improve performance.

•	We improve by benchmarking and adopting best practices.

Keys to Success

People contributing at their full potential.

Everyone can make a difference.

•	We understand our priorities and performance goals.

•	We drive to do our part every day.

•	We support new ideas and take appropriate risks.

•	We take action to find and correct problems.

•	We commend each other on a job well done.
Delivering unmatched value to our customers.

•	We make it easy for customers to do business with us.

•	We listen to our customers and understand their needs.

•	We plan ahead to deliver innovative, cost-effective solutions.

•	We are dedicated to safe, flawless execution and top quality results.
Being cost efficient in everything we do.

•	We maintain a competitive cost structure for the long-term.

•	We utilize shared services to control cost for the enterprise.

•	We seek the best value for Baker Hughes in our relationships with suppliers.

•	We ruthlessly eliminate waste without compromising safety or quality.
Employing our resources effectively.

•	We assign our people where they can make the biggest contribution.

•	We allocate our investments to leverage the best opportunities for Baker Hughes.

•	We handle company assets as if they were our own.

•	We manage our balance sheet to enhance return on investment.

Exhibit A

BAKER HUGHES INCORPORATED
GUIDELINES FOR
MEMBERSHIP ON THE BOARD OF DIRECTORS
(As Amended January 26, 2012)

These Guidelines set forth the policies of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) regarding Board membership. These Guidelines shall be implemented by the Governance Committee of the Board with such modifications as it deems appropriate. The Governance Committee will consider candidates based upon:

•	The size and existing composition of the Board

•	The number and qualifications of candidates

•	The benefit of continuity on the Board

•	The relevance of the candidate's background and experience to current and foreseeable business of the Company.

Criteria for Selection

In filling director vacancies on the Board, the Governance Committee will strive to:

A.	Recommend candidates for director positions who will help create a collective membership on the Board with varied experience and perspective and who:

i)	Have demonstrated leadership, and significant experience in an area of endeavor such as technology, business, finance, law, public service, banking or academia;

ii)	Comprehend the role of a public company director, particularly the fiduciary obligations owed to the Company and its stockholders;

iii)	Have relevant expertise and experience, and are able to offer advice and guidance based upon that expertise;

iv)	Have a substantive understanding of domestic considerations and geopolitics, especially those pertaining to the service sector of the oil and gas and energy related industries;

v)	Will dedicate sufficient time to Company business;

vi)	Exhibit integrity, sound business judgment and support for the Core Values of the Company;

vii)	Understand financial statements;

viii)	Are independent as defined by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange;

ix)
Support the ideals of the Company's Business Code of Conduct and are not engaged in any activity adverse to, or do not serve on the board of another company whose interests are adverse to, or in conflict with the Company's interests;

x)
Possess the ability to oversee, as a director, the affairs of the Company for the benefit of its stockholders while keeping in perspective the interests of the Company's customers, employees and the public; and

xi)	Are able to exercise sound business judgment.

B.	Maintain a Board that reflects diversity, including but not limited to gender, ethnicity, background, country of citizenship and experience.

Age & Attendance

The Board will not nominate any person to serve as a director who has attained the age of 72. No director shall stand for re-election in any fiscal year in which a director fails to attend at least 66% of the meetings of the Board and any Committees of the Board on which the director serves. These provisions may be waived by the Board (excluding the affected director) if the Board determines that such waiver would be in the best interest of the Company and its stockholders.

Audit/Ethics Committee

The Governance Committee believes that it is desirable that one or more members of the Company's Audit/Ethics Committee possess those qualities and skills such that they qualify as an Audit Committee Financial Expert, as defined by SEC rules and regulations.

Significant Change in Occupation or Employment

A non-management director who has a significant change in occupation or retires from his or her principal employment or position will promptly notify the Governance Committee. The Governance Committee will consider such change in determining if it is in the best interests of the Company to nominate such person to stand for reelection as a director at the Company's next Annual Meeting of Stockholders.

Board Review and Assessments

Each year the members of the Board will participate in a review and assessment of the Board and of each Committee. In connection with such reviews, or at any other time, a director with concerns regarding the performance, attendance, potential conflicts of interest, or any other concern respecting any other director shall report such concerns to the Chairman of the Governance Committee. The Chairman of the Governance Committee, in consultation with such other directors as he or she deems appropriate will determine how such concerns should be investigated and reported to members of the Governance Committee who are not the director in question (“Independent Non-Management Committee Members”). If the Independent Non-Management Committee Members conclude that the director is not fulfilling his or her duties, they will determine what actions should be taken. Such actions may include, without limitation, the Chairman of the Board, the lead director or another Board member discussing the situation with the director in question, identifying what steps are required to improve performance, or, if appropriate, requesting that the director resign from the Board.

Exhibit B
BAKER HUGHES INCORPORATED
Selection Process for
New Board of Directors
Candidates
(As Amended January 26, 2012)

Baker Hughes Incorporated (“Company”) has established the following process for the selection of new candidates for the Company's Board of Directors (“Board”). The Board or the Company's Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

1.	Chairman, CEO, the Governance Committee, or other Board members identify a need to fill vacancies or add newly created directorships.

2.
Chairman of the Governance Committee initiates search, working with staff support and seeking input from the Board members and senior management, and hiring a search firm or obtaining advice from legal or other advisors, if necessary.

3.
Candidates, including any candidates properly proposed by stockholders in accordance with the Company's Bylaws, that satisfy criteria as described in the Company's “Guidelines for Membership on the Board of Directors” or otherwise qualify for membership on the Board, are identified and presented to the Governance Committee.

4.	Determine if the Governance Committee members, Board members or senior management have a basis to initiate contact with preferred candidates; or if appropriate, utilize a search firm.

5.	Chairman, CEO and at least one member of the Governance Committee interviews prospective candidate(s).

6.	Full Board to be kept informed of progress.

7.	The Governance Committee meets to consider and approve final candidate(s) (conduct interviews as necessary).

8.	The Governance Committee will propose to the full Board candidates for Board membership to fill vacancies, or to stand for election at the next Annual Meeting of Stockholders.

Exhibit C
BAKER HUGHES INCORPORATED
POLICY FOR DIRECTOR INDEPENDENCE,
AUDIT/ETHICS COMMITTEE MEMBERS
AND
AUDIT COMMITTEE FINANCIAL EXPERT
(As Amended October 23, 2008)

INDEPENDENCE

I.    Introduction
A member of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) shall be deemed independent pursuant to this Policy of the Board, only if the Board affirmatively determines that (1) such director meets the standards set forth in Section II below, and (2) the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.
Each director of the Company's Audit/Ethics Committee, Governance Committee and Compensation Committee must be independent. A director who is a member of the Company's Audit/Ethics Committee is also required to meet the criteria set forth below in Section III. These standards shall be implemented by the Governance Committee with such modifications as it deems appropriate.

II.    Standards for Director Independence
1.    A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.
2.    A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.
3.    A director who is affiliated with or employed by a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship. A director, however, is still considered independent if the director's immediate family member currently works for the company's auditor, as long as the immediate family member is not a partner of the company's auditor or is not personally involved (and has not been personally involved for the past three years) in the company's audit.
4.    A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not “independent” until three years after the end of such service or the employment relationship.
5.    A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company employing such executive officer or employee, is not “independent” until three years after falling below such threshold.    In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member's current employer; the Company need not consider former employment of the director or immediate family member. Charitable organizations shall not be considered “companies” for purposes of this test, provided however that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization's consolidated gross revenues.

III.    Standards for Audit/Ethics Committee Members
1.    A director who is a member of the Audit/Ethics Committee other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).
Indirect acceptance of compensatory payments includes: (1) payments to spouses, minor children or stepchildren, or children or stepchildren sharing a household with the member; or (2) payments accepted by an entity in which such member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company.

2.    A director, who is a member of the Audit/Ethics Committee may not, other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3.    A member of the Audit/Ethics Committee may not simultaneously serve on the audit committees of more than two other public companies in addition to the Company.

IV.    Definitions

An “immediate family member” includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's household. When considering the application of the three-year period referred to in each of paragraphs II.1 through II.5 above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
The “Company” includes any subsidiary in a consolidated group with the Company.

AUDIT/ETHICS COMMITTEE FINANCIAL EXPERT QUALIFICATIONS
The Company believes that it is desirable that one or more members of the Audit/Ethics Committee possess such qualities and skills such that they qualify as an Audit Committee Financial Expert as defined by the Securities and Exchange Commission (“SEC”).

1.    The SEC rules define an Audit Committee Financial Expert as a director who has the following attributes:

(a)    An understanding of generally accepted accounting principles and financial statements;

(b)	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)
Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)    An understanding of internal controls and procedures for financial reporting; and
(e)    An understanding of audit committee functions.

2.    Under SEC rules, a director must have acquired such attributes through any one or more of the following:

(a)
Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(c)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
(d)    Other relevant experience.

Exhibit D

BAKER HUGHES INCORPORATED
POLICY AND SUBMISSION PROCEDURES FOR
STOCKHOLDER RECOMMENDED
DIRECTOR CANDIDATES
(As Amended October 23, 2008)

The Governance Committee of Baker Hughes Incorporated (“Company”) has established a policy that it will consider director candidates recommended by stockholders. The Company's Board of Directors (“Board”) or the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates. Any such recommendations should be communicated to the Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or to the Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019-2118 and should be accompanied by the types of information as are required under the Company's Bylaws for stockholder nominees.

In summary, the Company's Bylaws provide in substance that:

1. Stockholder nominations shall be made pursuant to timely written notice (“a Nomination Notice”). To be timely, a Nomination Notice must be received by the Secretary not less than 120 days, nor more than 150 days, before the one-year anniversary of the date on which the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of the stockholders.

2.
The Nomination Notice shall set forth (a) all information relating to the nominee as required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected), (b) the nominee's independence, any voting commitments and/or other obligations such person will be bound by as a director, and any material relationships between such person and (1) the nominating stockholder, or (2) the beneficial owner, if any, on whose behalf the nomination is made (each nominating party and each beneficial owner, a “nominating party”), including compensation and financial transactions, (c) the nominating party's name and record address, (d) the class, series, and number of shares of the Company that are owned beneficially and of record, directly or indirectly, by each nominating party, (e) all other related ownership interests directly or indirectly owned beneficially by each nominating party, and (f) any interest of each nominating party in such nomination. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Corporate Secretary of the Company that information required to be set forth in a stockholder's Nomination Notice that pertains to the nominee.

The foregoing is a generalized summary and the specific requirements of the Bylaws shall control.

Exhibit E

BAKER HUGHES INCORPORATED
STOCKHOLDER COMMUNICATIONS
WITH THE
BOARD OF DIRECTORS
(As Amended October 23, 2008)

In order to provide the stockholders and other interested parties of Baker Hughes Incorporated (“Company”) with a direct and open line of communication to the Company's Board of Directors (“Board”), the following procedures have been established for communications to the Board.

Stockholders and other interested persons may communicate with any member of the Board, including the Company's Lead Director, the Chairman of any of the Company's Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee or with the independent non-management directors of the Company as a group, by sending such written communication to the following address:

Corporate Secretary
c/o Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, TX 77019-2118

Stockholders desiring to make candidate recommendations for the Board may do so by submitting nominations to the Company's Governance Committee, in accordance with the Company's Bylaws and “Policy and Submission Procedures for Stockholder Recommended Director Candidates” addressed, as above, to the Corporate Secretary, or to:

Chairman, Governance Committee of the Board of Directors
P.O. Box 4740
Houston, TX 77210-4740

Any written communications received by the Corporate Secretary will be forwarded to the appropriate directors.

Exhibit F

BAKER HUGHES INCORPORATED
PROCEDURES FOR THE RECEIPT, RETENTION AND
TREATMENT OF COMPLAINTS
(As Amended October 22, 2009)

Sarbanes-Oxley Act Section 301 Requirements

The Sarbanes-Oxley Act of 2002 (“SOX”) Section 301 requires that each audit committee establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

Guidelines for Reporting

Complaints or concerns regarding accounting, internal accounting controls or auditing matters may be submitted by employees and/or third parties to the Business Help Line or the Chief Compliance Officer (“CCO”). Concerns received by the Business Help Line, which accepts anonymous submissions, are forwarded to the CCO. All complaints received by the CCO are reviewed and validated and a list of all such items will be provided to the Chairman of the Audit/Ethics Committee. The CCO has an affirmative duty to report all issues for which the CCO has credible evidence of a material or potential violation of any applicable securities laws, fiduciary duty, or similar violation to the Audit/Ethics Committee (“AEC”) in a timely manner. The CCO may bring any issue to the attention of the AEC if, in the CCO's opinion, it is necessary and appropriate to inform the AEC.

When the CCO brings an issue to the AEC, the AEC and the CCO will collaboratively discuss the issue and agree to a course of action which may include an internal investigation involving one or more of the CCO, Corporate Security, Human Resources department, Operations, Internal Audit and outside counsel.

The CCO will maintain appropriate records for all issues presented to the AEC and provide updates. The CCO will retain issue related documentation in accordance with the Company's record retention policy.

In the event that a complaint is received concerning the CCO, the complaint will be sent directly to the Chairman of the AEC. The Chairman of the AEC will decide the appropriate course of action.

Third party reporting procedures are posted on the Company's internet website in the Investor Relations-Compliance Section. The reporting protocol for employees is posted on the intranet within the Interchange-Legal Compliance site. In addition to the websites, the Company has a Business Help Line brochure.

No employee shall suffer retaliation in any form for reporting, in good faith, suspected violations of the Business Code of Conduct.

ANNEX B

BAKER HUGHES INCORPORATED

CHARTER OF THE
AUDIT/ETHICS COMMITTEE OF THE
BOARD OF DIRECTORS
(as amended and restated October 24, 2012)

The Board of Directors of Baker Hughes Incorporated (the “Company”) has heretofore constituted and established an Audit/Ethics Committee (the “Committee”) with authority, responsibility and specific duties as described in this Charter. It is intended that this Charter and the composition of the Committee comply with the rules of the New York Stock Exchange (the “NYSE”). This document replaces and supersedes in its entirety the previous Charter of the Committee adopted by the Board of Directors of the Company.

PURPOSE

The Committee's purpose is to assist the Board of Directors with oversight of: (i) the integrity of the Company's financial statements and financial reporting system, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance and (iv) the performance of the Company's internal audit function. The Committee shall also prepare the report of the Committee to be included in the Company's annual proxy statement, carry out the duties and responsibilities set forth in this Charter and conduct an annual self-evaluation.

COMPOSITION

The Committee and Chairman of the Committee shall be elected annually by the Board of Directors and are subject to removal pursuant to the terms of the Company's Bylaws. The Committee shall be comprised of not less than three non-employee Directors who are (i) independent (as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations thereunder and the NYSE) and (ii) financially literate (as interpreted by the Board of Directors in its business judgment). Such Committee members may not simultaneously serve on the audit committee of more than three public companies. At least one member of the Committee shall be an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”). The audit committee financial expert must have: (i) an understanding of GAAP and financial statements; (ii) experience in the (a) preparation, auditing, analyzing or evaluating of financial statements of generally comparable issuers or supervising one or more persons engaged in such activities and (b) applying GAAP principles in connection with the accounting for estimates, accruals and reserves; (iii) an understanding of internal control over financial reporting; and (iv) an understanding of audit committee functions. The Committee may, if appropriate, delegate its authority to subcommittees.

If a member of the Committee ceases to be independent for reasons outside the member's reasonable control, his or her membership on the committee may, if so permitted under then applicable NYSE rules, continue until the earlier of the Company's next annual meeting of stockholders or one year from the occurrence of the event that caused the failure to qualify as independent.

PRINCIPAL RESPONSIBILITIES

The principal responsibilities of the Committee are: (i) to provide assistance to the Board of Directors in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company's internal controls over financial reporting and disclosure controls and procedures, and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company's compliance programs. The independent auditor is ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's stockholders, and shall report directly to the Committee. The Committee has the ultimate authority and direct responsibility to select, appoint, evaluate, compensate and oversee the work, and, if necessary, terminate and replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall have authority to conduct or authorize investigations into any matters within its scope of responsibilities.

The Committee shall have the authority to engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee shall have the sole authority to approve the fees paid to any independent advisor retained by the Committee, and the Company shall provide funding for such payments. In addition, the Company must provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall review the composition, expertise and availability of the Committee members on an annual basis. The Committee shall also perform a self-evaluation of the Committee and its activities on an annual basis.

The Committee shall meet in executive session at each regularly scheduled meeting, including separate, private meetings with the independent registered public accounting firm, corporate auditors, general counsel and compliance officer. The Committee shall also meet in executive session with such other employees as it deems necessary and appropriate.

This Charter is intended to be flexible so that the Committee is able to meet changing conditions. The Committee is authorized to take such further actions as are consistent with the following described responsibilities and to perform such other actions as applicable law, the NYSE, the Company's charter documents and/or the Board of Directors may require. To that end, the Committee shall review and reassess the adequacy of this Charter annually. Any proposed changes shall be put before the Board of Directors for its approval.

With regard to its audit responsibilities, the Committee shall:

•
Receive and review reports from the independent registered public accounting firm pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”) and Section 10(A)(k) of the Exchange Act regarding: (i) all critical accounting policies and practices being used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and the treatment preferred by the independent registered public accounting firm; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unrecorded audit adjustments.

•
On an annual basis, receive and review formal written reports from the independent registered public accounting firm regarding the auditors' independence required by the Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence.”, giving consideration to the range of audit and non-audit services performed by them and all their relationships with the Company, as well as a report describing the (i) independent registered public accounting firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities; within the preceding five years with respect to one or more independent audits carried out by the auditors; and (iii) any steps taken to deal with such issues. Conduct an active discussion with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. Select the independent registered public accounting firm to be employed or discharged by the Company. Review and evaluate competence of partners and managers of the independent registered public accounting firm who lead the audit. As required by law, ensure the rotation of the lead audit partner having primary responsibility for the Company's audit and the audit partner responsible for reviewing the audit. Consider whether there should be a rotation of the independent registered public accounting firm. The Committee shall establish hiring policies for the Company of employees or former employees of the independent registered public accounting firm in accordance with the NYSE rules, SOX and as specified by the SEC and review and discuss with management and the independent registered public accounting firm any proposals for hiring any key member of the independent registered public accounting firm's team.

•
Prior to commencement of the annual audit, review with management, the corporate auditors and the independent registered public accounting firm the proposed scope of the audit plan and fees, including the areas of business to be examined, the personnel to be assigned to the audit, the procedures to be followed, special areas to be investigated, as well as the program for integration of the independent and internal audit efforts.

•
Review policies and procedures for the engagement of the independent registered public accounting firm to provide audit and non-audit services, giving due consideration to whether the independent auditor's performance of non-audit services is compatible with the auditor's independence and review and pre-approve all audit and non-audit fees for such services, subject to the de minimus exception under SOX. With the exception of the annual audit, the Committee may delegate to a member of the Committee the authority to pre-approve all audit and non-audit services with any such decision presented to the full Committee at the next scheduled meeting.

•
Review with management and the independent registered public accounting firm the accounting and reporting policies and procedures that may be viewed as critical accounting estimates, any improvements, questions of choice and material changes in accounting policies and procedures, including interim accounting, as well as significant accounting, auditing and SEC pronouncements.

•
Review with management and the independent registered public accounting firm any financial reporting and disclosure issues, including material correcting adjustments and off-balance sheet financings and relationships, if any. Discuss significant judgment matters made in connection with the preparation of the Company's financial statements and ascertain that any significant disagreements among them have been satisfactorily resolved. Ascertain that no restrictions were placed by management on implementation of the independent or corporate auditors' examinations. Regularly scheduled executive sessions will be held for this purpose.

•
Review with management, the corporate auditors and the independent registered public accounting firm the results of (i) the annual audit prior to release of the audited financial statements in the Company's annual report on Form 10-K filed with the SEC, including a review of the MD&A section; and (ii) the quarterly financial statements prior to release in the Company's quarterly report on Form 10-Q filed with the SEC, including a review of the MD&A section. Have management review the Company's financial results with the Board of Directors.

•	Review and discuss with management and the independent registered public accounting firm management's report on internal control prior to the filing of the Company's annual report on Form 10-K.

•
Establish guidelines with respect to earnings releases and financial information and earnings guidance provided to analysts and rating agencies. The Committee may request a prior review of any annual or quarterly earnings release or earnings guidance and delegate to the Chairman of the Committee the authority to review any such earnings releases and guidance.

•
Review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company's financial statements and financial reporting system, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent registered public accounting firm or the performance of the internal audit function.

•
Review guidelines and policies on enterprise risk management including risk assessment and risk management related to the Company's major financial and related information technology risk exposures and the steps management has taken to monitor and control such exposures.

•
Annually prepare an audit committee report for inclusion in the Company's proxy statement stating that the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (iii) received a formal written report from the independent registered public accounting firm concerning the auditors' independence required by the PCAOB's Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and has discussed with the independent accountant the independent accountant's independence; and (iv) based upon the review and discussion of the audited financial statements with both management and the independent registered public accounting firm, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

•	Cause the Charter to be included periodically in the proxy statement as required by applicable rules.

•	Review actions taken by management on the independent registered public accounting firm and corporate auditors' recommendations relating to organization, internal controls and operations.

•
Meet separately and periodically with management, the corporate auditors and the independent registered public accounting firm to review the responsibilities, budget and staffing of the Company's internal audit function, the effectiveness of the Company's internal controls, including computerized information systems controls, and security. Review the Company's annual internal audit plan, staffing and budget, and receive regular reports on their activities, including significant findings and management's actions. Review annually the audit of the travel and entertainment expenses of the Company's senior management. Review annually the audit of the travel expenses of the members of the Company's Board of Directors. At least every three years the Committee reviews the Corporate Audit Department Charter. At least every five years the Committee reviews the report received from a qualified, independent audit firm regarding its quality assurance review of the Company's internal audit function.

•
Review membership of the Company's “Disclosure Control and Internal Control Committee” (“DCIC”), the DCIC's scheduled activities and the DCIC's quarterly report. Review on an annual basis the DCIC Charter.

•
Receive reports from the CEO and CFO on any material weaknesses and significant deficiencies in the design or operation of certain internal controls over financial reporting and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

•	Review reports, media coverage and similar public information provided to analysts and rating agencies, as the Committee deems appropriate.

•
Establish formal procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of reporting employees from retaliation.

•
Annually review with the independent registered public accounting firm any audit problems or difficulties and management's response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent registered public accounting firm' activities or on access to requested information, and any significant disagreements with management. Among the items the Committee may want to review with the auditors are: any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.

With regard to its compliance responsibilities, the Committee shall:

•
Review policies and procedures that the Company has implemented regarding compliance with applicable federal, state and local laws and regulations, including the Company's Business Code of Conduct and its Foreign Corrupt Practices Act policies. Monitor the effectiveness of these policies and procedures for compliance with the U.S. Federal Sentencing Guidelines, as amended, and institute any changes or revisions to such policies and procedures may be deemed, warranted or necessary.

•
Review in conjunction with counsel (i) any legal matters that could have significant impact on the organization's financial statements; (ii) correspondence and material inquiries received from regulators or governmental agencies; and (iii) all matters relating to the ethics of the Company and its subsidiaries.

•
Coordinate the Company's compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Business Code of Conduct and the Foreign Corrupt Practices Act policy.

•	Review the Company's compliance with its environmental policy on an annual basis.

•	Respond to such other duties as may be assigned to the Committee, from time to time, by the Board of Directors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits; those are the responsibilities of the independent registered public accounting firm. Further, it is not the Committee's responsibility to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles; those are the responsibilities of management. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or with Company policies.

MEETINGS

The Committee will meet at least five times per year as determined by the Board of Directors. Special meetings may be called, as needed, by the Chairman of the Board of Directors or the Chairman of the Committee. The Committee may create subcommittees who shall report to the Committee. The Committee may ask employees, the independent registered public accounting firm, corporate auditors or others whose advice and counsel the Committee deems relevant to attend meetings and provide information to the Committee. The Committee will be available to the independent registered public accounting firm and the corporate auditors of the Company. All meetings of the Committee will be held pursuant to the Bylaws of the Company and written minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

ANNEX C

BAKER HUGHES INCORPORATED
EMPLOYEE STOCK PURCHASE PLAN

(Amendment And Restatement
Effective January 1, 2012)

WHEREAS, Baker Hughes Incorporated, a Delaware corporation (the “Company”) previously established the Baker Hughes Incorporated Employee Stock Purchase Plan (the “Plan”) to provide employees of the Company and employees of related corporations designated by the Company with an opportunity to purchase common stock of the Company through offerings of options at a discount so as to further incent them to work for the continued success of the Company and its related corporations;
WHEREAS, the Plan has, from time to time, been amended; and
WHEREAS, the Company desires to further amend the Plan as a result of Final Department of Treasury Regulations issued by the Department of Treasury under section 423 of the Internal Revenue Code of 1986, as amended;
NOW THEREFORE, the Plan is hereby amended as follows with no interruption in time, effective as of January 1, 2012 with respect to offering periods under the Plan commencing on or after January 1, 2012, except as otherwise indicated herein:

TABLE OF CONTENTS

Section
ARTICLE 1 - PURPOSE, SHARE COMMITMENT AND INTENT
Purpose	1.1
Share Commitment	1.2
Intent	1.3
ARTICLE II - DEFINITIONS
Account	2.1
Administrative Committee	2.2
Authorized Leave of Absence	2.3
Base Compensation	2.4
Beneficiary	2.5
Board	2.6
Code	2.7
Company	2.8
Compensation Committee	2.9
Corporation	2.10
Employee	2.11
Employer Corporation	2.12
Exercise Date	2.13
Fair Market Value	2.14
Five Percent Owner	2.15
Grant Date	2.16
Highly Compensated Employee	2.17
Offering	2.18
Offering Period	2.19
Option	2.20
Option Price	2.21
Parent Corporation	2.22

Participant	2.23
Participating Corporation	2.24
Plan	2.25
Qualified Employee Stock Purchase Plan	2.26
Related Corporation	2.27
Stock	2.28
Subsidiary Corporation	2.29
Trading Day	2.30
ARTICLE III - ELIGIBILITY
General Requirements	3.1
Exclusions From Participation	3.2
Limitations Upon Participation by Certain Stockholders	3.3
ARTICLE IV - OPTIONS
Terms of an Offering	4.1
Grant of Option	4.2
Maximum Number of Shares Subject to Option	4.3
Formula or Specific Share Limitation Established by the Company	4.4
Annual $25,000 Limitation	4.5
Equal Rights and Privileges	4.6
Adjustments of Options	4.7
Insufficient Number of Shares	4.8
ARTICLE V - PAYROLL DEDUCTIONS
Authorization of Payroll Deductions	5.1
Payroll Deductions Continuing	5.2
Right to Stop Payroll Deductions	5.3
Accounting for Funds	5.4
Participating Corporation's Use of Funds	5.5
Return of Funds	5.6
ARTICLE VI - IN SERVICE WITHDRAWAL; TERMINATION OF EMPLOYMENT

In Service Withdrawal	6.1
Termination of Employment Prior to the Exercise Date	6.2
Termination of Employment Due to Death	6.3
ARTICLE VII - EXERCISE OF OPTION
Purchase of Shares of Stock	7.1
Accounting of Shares of Stock	7.2
Issuance of Shares of Stock	7.3
ARTICLE VIII - ADMINISTRATION
Powers	8.1
Quorum and Majority Action	8.2
Standard of Judicial Review of Committee Actions	8.3
ARTICLE IX – PARTICIPATION IN PLAN BY OTHER RELATED CORPORATIONS
Participation Procedure	9.1
No Joint Venture Implied	9.2
ARTICLE X - TERMINATION AND AMENDMENT OF THE PLAN
Termination	10.1
Amendment	10.2
ARTICLE XI - MISCELLANEOUS
Plan Not An Employment Contract	11.1
Options Are Not Transferable	11.2
Voting of Shares of Stock	11.3
No Rights of Shareholder	11.4
Governmental Regulations	11.5
Notices	11.6
Indemnification	11.7
Tax Withholding	11.8
Gender and Number	11.9
Data Privacy	11.10
Notice of Disposition	11.11

Dispositions in Compliance with Securities Laws	11.12
Plan Not an Employment Contract	11.13
Beneficiary(ies)	11.14
Severability	11.15
Binding Effect	11.16
Limitation on Liability	11.17
Arbitration	11.18
Governing Law	11.19

ARTICLE I
PURPOSE, SHARE COMMITMENT AND INTENT
1.1    Purpose. The purpose of the Plan is to provide Employees of the Company and its Related Corporations that are selected by the Company to participate in the Plan an opportunity to purchase shares of Stock through periodic offerings of options to purchase shares of Stock at a discount and thus develop a stronger incentive to work for the continued success of the Company and its Related Corporations.
1.2    Share Commitment. The aggregate number of shares of Stock authorized to be sold pursuant to Options granted under the Plan is 22,500,000, subject to adjustment as provided in Section 4.7. In computing the number of shares of Stock available for grant, any shares of Stock relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.
1.3    Intent. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under section 423 of the Code. Therefore, the provisions of the Plan are to be construed in a manner that is consistent with the requirements of section 423 of the Code.
ARTICLE II
DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.
2.1    “Account” means the bookkeeping account maintained by the Administrative Committee that reflects the amount of payroll deductions credited on behalf of a Participant under the Plan.
2.2    “Administrative Committee” means the committee appointed by the Compensation Committee to administer the Plan.
2.3    “Authorized Leave of Absence” means a bona fide leave of absence from service with the Company or a Related Corporation if the period of the leave does not exceed 90 calendar days, or, if longer, so long as the individual’s right to reemployment with the Company or a Related Corporation is guaranteed either by statute or contract.
2.4    “Base Compensation” means regular straight-time earnings or base salary, excluding payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.
2.5    “Beneficiary” means the person who is entitled to receive amounts under the Plan upon the death of a Participant as determined under Section 11.14.
2.6    “Board” means the board of directors of the Company.
2.7    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
2.8    “Company” means Baker Hughes Incorporated, a Delaware corporation.
2.9    “Compensation Committee” means the Compensation Committee of the Board.
2.10    “Corporation” has the meaning prescribed by section 7701(a)(3) of the Code and Department of Treasury Regulation section 301.7701-2(b). For example, the term Corporation includes a foreign corporation (as defined in section 7701(a)(5) of the Code and a limited liability company that is treated as a corporation for all United States Federal income tax purposes.
2.11     “Employee” means any person who is a common-law employee of a Participating Corporation.

2.12    “Employer Corporation” means a Corporation that is, at the time the Option is granted, the employer of the Employee.
2.13    “Exercise Date” means the last Trading Day of each Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.
2.14    “Fair Market Value” of one share of Stock means the last reported sale price for a share of Stock on the principal exchange on which the Stock is traded on the last trading day immediately prior to the day for which the Fair Market Value is being determined as reported by The Wall Street Journal.
2.15    “Five Percent Owner” means an owner of five percent or more of the total combined voting power of all classes of stock of the Employer Corporation or of any Related Corporation. An individual is considered to own any stock that is owned directly or indirectly by or for his brothers and sisters (whether by whole or half-blood), spouse, ancestors and lineal descendants. For purposes of determining whether an Employee is a Five Percent Owner, an Employee is considered to own stock that the Employee may purchase under outstanding options (including incentive stock options, nonqualified stock options, options granted under the Plan or any other stock options). Further, for purposes of determining whether an Employee is a Five Percent Owner, the rules of section 424 of the Code (relating to attribution of stock ownership) shall apply. Accordingly, for purposes of determining whether an Employee is a Five Percent Owner, (i) the Employee is considered as owning the stock owned, directly or indirectly, by or for the Employee’s brothers or sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust is considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. The determination of the percentage of the total combined voting power of all classes of stock of the Company or any Related Corporation that is owned by an individual is made by comparing the voting power or value of the shares owned (or treated as owned) by the individual to the aggregate voting power of all shares actually issued and outstanding immediately after the grant of the Option to the individual. The aggregate voting power or value of all shares actually issued and outstanding immediately after the grant of the Option does not include the voting power or value of treasury shares or shares authorized for issue under outstanding options held by the individual or any other person.
2.16    “Grant Date” means the first day of each Offering Period, which is the day all eligible Employees are granted an Option under the Plan.
2.17    “Highly Compensated Employee” has the meaning specified in section 414(q) of the Code.
2.18    “Offering” means a given offering of Options under a Plan.
2.19    “Offering Period” means, with respect to a given Offering, the period beginning on the Grant Date and ending on the Exercise Date. The Offering Periods shall begin and end at such times as are specified by the Administrative Committee. Unless and until the Administrative Committee specifies different Offering Periods in writing, there shall be two Offering Periods during a calendar year, the first of which commences on January 1 and ends on June 30 and the second on which begins on July 1 and ends on December 31. In no event shall an Offering Period exceed 27 months.
2.20    “Option” means an option granted under the Plan to purchase shares of Stock at the Option Price on the Exercise Date.
2.21    “Option Price” means the price per share of Stock to be paid by each Participant Stock upon exercise of an Option, which, subject to the following sentence, shall be 85 percent of the lesser of (a) the Fair Market Value of a share of Stock on the Grant Date or (b) the Fair Market Value of a share of Stock on the Exercise Date. Prior to the commencement of an Offering Period, the Board, the Compensation Committee or the Administrative Committee may, in lieu of the Option Price specified in the preceding sentence, establish in writing an Option Price for an Offering that is greater than the amount specified in the preceding sentence. The Option Price may be stated as either a percentage or as a dollar amount. The Option Price shall be subject to adjustment under Section 4.7. Unless the Board, the Compensation Committee or the Administrative Committee establishes in writing a different Option Price that will apply with respect to a given Offering Period, the Option Price shall be an amount that is equal to the lesser of 85 percent of the lesser of (a) the Fair Market Value of a share of Stock on the Grant Date or (b) the Fair Market Value of a share of Stock on the Exercise Date. The Administrative Committee has no authority to establish an Option Price than is lower than the amount specified in the preceding sentence unless such lower Option Price is approved by the Board or the Compensation Committee in advance of the applicable Offering Period.

2.22     “Parent Corporation” means any Corporation (other than the Employer Corporation) in an unbroken chain of Corporations ending with the Employer Corporation if, at the time of the granting of the Option, each of the Corporations other than the Employer Corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other Corporations in such chain.
2.23    “Participant” means a person who is eligible to be granted an Option under the Plan for the applicable Offering.
2.24    “Participating Corporation” means the Company and/or any of its Related Corporations that is selected for participation in the applicable Offering pursuant to Article IX.
2.25    “Plan” means the Baker Hughes Incorporated Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.
2.26    “Qualified Employee Stock Purchase Plan” means a stock purchase plan to the extent that section 423 of the Code applies to the plan.
2.27    “Related Corporation” means a Corporation that is either a Parent Corporation or a Subsidiary Corporation with respect to the Company on the Grant Date of an Option.
2.28    “Stock” means the common stock of the Company, $.01 par value per share, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of shares or securities of the Company or another corporation, that other share or security. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.
2.29    “Subsidiary Corporation” means any Corporation (other than the Employer Corporation) in an unbroken chain of Corporations beginning with the Employer Corporation if, at the time of the granting of the Option, each of the Corporations other than the last Corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other Corporations in the chain.
2.30    “Trading Day” means a day on which the principal securities exchange on which the shares of Stock are listed is open for trading.
ARTICLE III
ELIGIBILITY
3.1    General Requirements. Subject to Section 3.3, each Employee of each Participating Corporation who is not excluded from participation pursuant to Section 3.2 is eligible to participate in a given Offering if the individual is in the employ of a Participating Corporation on the Grant Date. For purposes of this Section 3.1, the existence of the employment relationship between an individual and a Participating Corporation will be determined under Department of Treasury Regulation section 1.421-1(h). Participation in the Plan by any Employee is voluntary.
3.2    Exclusions From Participation. Subject to Section 3.3, under each Offering Options will be granted to all Employees of all Participating Corporations, except that one or more of the following categories of Employees may be excluded from coverage under an Offering:
(a)     Persons Employed Less Than Two Years. Employees who have been employed less than two years (or a lesser period of time) as of the Grant Date may be excluded from an Offering, provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.
(b)    Persons Customarily Employed Less Than 20 Hours Per Week. Employees whose customary employment is less than 20 hours per week (or a lesser number of hours per week as may be specified in writing by the Administrative Committee) as of the Grant Date may be excluded from an Offering, provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.

(c)    Persons Customarily Employed for Not More Than Five Months During a Calendar Year. Employees whose customary employment is for not more than five months in any calendar year as of the Grant Date (or a lesser number of months as may be specified in writing by the Administrative Committee) may be excluded from an Offering, provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.
(d)    Persons Who Are Highly Compensated Employees. Employees who are Highly Compensated Employees as of the Grant Date may be excluded from an Offering. Alternatively, Employees who are Highly Compensated Employees with compensation above a certain level as of the Grant Date may be excluded from an Offering. Alternatively, Employees who are both Highly Compensated Employees and officers or subject to the disclosure requirements of section 16(a) of the Securities Exchange Act of 1934 as of the Grant Date may be excluded from an Offering. Any exclusion relating to Highly Compensated Employees must be applied in an identical manner to all Highly Compensated Employees of all Participating Corporations.
(e)     Certain Residents of Foreign Jurisdictions. Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of section 7701(b)(1)(A) of the Code) may be excluded from an Offering if (1) the grant of an Option under the Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (2) compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of section 423 of the Code.
(f)    Default Exclusions From Participation. Unless the Administrative Committee specifies in writing different exclusions are applicable with respect to a given Offering, the following persons shall be excluded from participation in an Offering: (1) Employees whose customary employment is 20 hours or less per week and (2) Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of section 7701(b)(1)(A) of the Code) if (a) the grant of an Option under the Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of section 423 of the Code.
(g)    Use of Exclusions Other Than Default Exclusions From Participation. If the Administrative Committee determines to apply exclusions from participation with respect to a given Offering that are different than the default exclusions specified in paragraph (f) of this Section 3.2, such exclusions shall be specified in writing. Any such exclusions from participation shall be consistent with the provisions of this Section 3.2.
3.3    Limitations Upon Participation by Certain Stockholders. No Employee shall be granted an Option to the extent that the Option would cause the Employee to be a Five Percent Owner immediately after the grant. Accordingly, an Employee who is a Five Percent Owner immediately prior to the Date of Grant for an Offering shall not be granted an Option for such Offering. An Employee who would become a Five Percent Owner immediately after the grant of an Option only as a result of the grant of the Option shall be granted an Option to purchase no more than the number of whole shares of Stock as would not cause him to become a Five Percent Owner.
ARTICLE IV
OPTIONS
4.1    Terms of an Offering. The terms of an Offering shall be established by the Administrative Committee. The terms shall be set forth in writing and communicated to eligible Employees prior to the Grant Date for the Offering. The terms of an Offering shall include (1) a designation of the Participating Corporations, (2) the identification of any exclusions from participation applicable to the Offering (which exclusions must be permitted under Section 3.2), (3) the Option Period, and (4) the Option Price. Offerings may be consecutive and overlapping, and the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy the requirements of this Section 4.1 and Department of Treasury Regulations issued under section 423 of the Code.
4.2    Grant of Option. Effective as of the Grant Date of each Offering, the Company shall grant an Option to each Participant which shall be exercisable on the Exercise Date through funds accumulated by the Participant through payroll deductions made during the Offering Period. Each Option grant is subject to the availability of a sufficient number of shares of Common Stock reserved for purchase under the Plan. In the event there is an insufficient number of shares reserved for purchase under the Plan, the number of shares purchased shall be adjusted as provided in Section 4.8.

4.3    Maximum Number of Shares Subject to Option. An Option granted to an Employee for any Offering shall be for that number of whole shares of Stock equal to the least of the number of whole shares of Stock that may be purchased during the Offering Period (1) at the Option Price with the amount credited to the Participant’s Account on the Exercise Date, (2) under limitations established by the Administrative Committee or the Compensation Committee pursuant to Section 4.4, (3) under the limitation set forth in Section 4.5 or (4) without causing the Employee to become a Five Percent Owner. The number of shares of Stock that may be purchased under an Option shall be subject to adjustment under Sections 4.7 and 4.8.
4.4    Formula or Specific Share Limitation Established by the Company. The Administrative Committee shall establish and announce to Participants prior to an Offering a maximum number of shares of Stock that may be purchased by a Participant during the Offering Period. The Administrative Committee or the Compensation Committee may specify that the maximum amount of Stock that a Participant may purchase under an Offering is determined on the basis of a uniform relationship to the total compensation or the basic or regular rate of compensation, of all Employees. Notwithstanding any other provision of the Plan, unless the Administrative Committee, with the advance approval of the Compensation Committee, determines otherwise with respect to an Offering the maximum number of shares of Common Stock that that a Participant shall be permitted to purchase during an Option Period is the lesser of (1) 2,500 shares or (2) the number of shares of Common Stock that may be purchased with $5,000 at a per share price of 85% of the Fair Market Value of a share of Common Stock (determined as of the Date of Grant).
4.5    Annual $25,000 Limitation. No Employee will be permitted to purchase shares of Stock under all Qualified Employee Stock Purchase Plans of the Employer Corporation and its Related Corporations at a rate which exceeds $25,000 in Fair Market Value of the shares of Stock (determined at the time the Option is granted) for each calendar year in which any option granted to the Employee is outstanding at any time. This limitation shall be applied taking into account the rules set forth in Department of Treasury Regulation section 1.423-2(i) (or a successor regulation). Accordingly, in applying the limitation set forth in this Section 4.5, (1) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (2) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year and (3) a right to purchase stock that has accrued under one option granted pursuant to the plan may not be carried over to any other option.
4.6    Equal Rights and Privileges. All Employees who are granted Options under an Offering must have equal rights and privileges within the meaning of section 423 of the Code and Department of Treasury Regulation section 1.423-2(f). An Offering will not fail to satisfy the requirements of this Section 4.6 if, in order to comply with the laws of a foreign jurisdiction, the terms of an Option granted under the Offering to citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of section 7701(b)(1)(A) of the Code) are less favorable than the terms of Options granted under the Offering to Employees who are resident in the United States.
4.7    Adjustments of Options. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares shall be issued in respect of the outstanding shares of Stock, or the shares of Stock shall be changed into the same or a different number of the same or another class of stock, the total number of shares of Stock authorized to be committed to the Plan, the number of shares of Stock subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Administrative Committee or the Compensation Committee. In addition, the Compensation Committee shall, in its sole discretion, have authority to provide for (a) the acceleration of the Exercise Date of outstanding Options or (b) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.
4.8    Insufficient Number of Shares. If the number of shares of Common Stock reserved for purchase for any Option Period is insufficient to cover the number of shares which Participants elect to purchase during such Option Period, then the number of shares of Common Stock which each Participant has a right to purchase on the Exercise Date shall be reduced to the number of shares of Common Stock which the Administrative Committee shall determine by multiplying the number of shares of Common Stock reserved under the Plan for such Option Period by a fraction, the numerator of which shall be the number of shares of Common Stock which the Participant elected to purchase during the Option Period and the denominator of which shall be the total number of shares of Common Stock which all Participants elected to purchase during such Option Period.

ARTICLE V
PAYROLL DEDUCTIONS
5.1     Authorization of Payroll Deductions. For an Employee to participate during a given Offering Period, he must elect to participate in the Offering by authorizing deductions from his Base Compensation prior to the beginning of the Offering Period in accordance with procedures established by the Administrative Committee or the Compensation Committee. Unless the Participant changes the rate of the Participant’s payroll deductions, the Participant’s payroll deductions shall continue through the last pay date prior to the Exercise Date. A Participant may not make additional payments to the Participant’s Account. An Employee who does not authorize payroll deductions from his Base Compensation with respect to a given Offering shall be deemed to have elected to not participate in the Offering.
5.2    Payroll Deductions Continuing. A Participant’s payroll deduction authorization may remain in effect for all ensuing Offering Periods until changed by the Participant in accordance with procedures established by the Administrative Committee or the Compensation Committee.
5.3    Right to Stop Payroll Deductions. Except for a complete cessation of participation pursuant to Section 6.1, a Participant shall have no right to discontinue the Participant’s payroll deduction authorization.
5.4    Accounting for Funds. As of each payroll deduction period, the Participating Corporation shall cause to be credited to the Participant’s Account in a ledger established for that purpose the funds withheld from and attributable to the Participant’s cash compensation for that period. No interest shall be credited to the Participant’s Account at any time. The obligation of the Participating Corporation to the Participant for this Account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Participating Corporation.
5.5    Participating Corporation’s Use of Funds. All payroll deductions received or held by a Participating Corporation may be used by the Participating Corporation for any corporate purpose, and the Participating Corporation shall not be obligated to segregate such payroll deductions.
5.6    Return of Funds. Except as specified herein, as soon as administratively practicable after the expiration of an Offering Period, payroll deductions that are not used to purchase Stock during such Offering Period will be refunded to the Participants without interest.
ARTICLE VI
IN SERVICE WITHDRAWAL; TERMINATION OF EMPLOYMENT
6.1    In Service Withdrawal. A Participant may, at any time on or before 30 calendar days prior to the Exercise Date, or such other date as shall be selected by the Administrative Committee or the Compensation Committee from time to time, elect to withdraw all of the funds then credited to the Participant’s Account by giving notice in accordance with the rules established by the Administrative Committee or the Compensation Committee. The amount elected to be withdrawn by the Participant shall be paid to the Participant as soon as administratively feasible. Any election by a Participant to withdraw the Participant’s cash balance under the Plan terminates the Participant’s right to exercise the Participant’s Option on the Exercise Date and the Participant’s entitlement to elect any further payroll deductions for the then-current Offering Period. If the Participant wishes to participate in any future Offering Period, he must file a new payroll deduction election within the time frame required by the Administrative Committee or the Compensation Committee for participation for that Offering Period.
6.2    Termination of Employment Prior to the Exercise Date. If a Participant’s employment with the Company and all Related Corporations is terminated for any reason prior to the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. If a Participant is on an Authorized Leave of Absence, for purposes of the Plan, the Participant’s employment with the Company and all Related Corporations shall be deemed to be terminated on the later of the 91st day of such leave or the date through which the Participant’s employment is guaranteed either by statute or contract. The Participant’s funds then credited to the Participant’s Account shall be returned to the Participant as soon as administratively feasible.

6.3    Termination of Employment Due to Death. If a Participant’s employment with the Company and all Related Corporations is terminated due to death, the Participant’s Beneficiary shall be refunded all of the funds then credited to the Participant’s Account as of the date of the Participant’s death.
ARTICLE VII
EXERCISE OF OPTION
7.1    Purchase of Shares of Stock. Subject to the provisions of the Plan, on the Exercise Date of the applicable Offering Period for an Offering, each Participant’s Account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering. If in any Offering the total number of shares of Stock to be purchased by all Participants exceeds the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only the Participant’s pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant’s Account as of the Exercise Date. After the purchase of all shares of Stock available on the Exercise Date, all Options granted for the Offering to the extent not used are terminated because no Option shall remain exercisable after the Exercise Date.
7.2    Accounting for Shares of Stock. After the Exercise Date of each Offering, a report shall be given to each Participant stating the amount of the Participant’s Account, the number of shares of Stock purchased and the Option Price.
7.3    Issuance of Shares of Stock. The Administrative Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of shares of Stock certificates or any other means as the Administrative Committee, in its discretion, deems appropriate. The Administrative Committee may, in its discretion, hold the shares of Stock certificate for any shares of Stock or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction, or should the shares of Stock be represented by book or electronic account entry rather than a certificate, the Administrative Committee may take such steps to restrict transfer of the shares of Stock as the Administrative Committee considers necessary or advisable to comply with applicable law.
ARTICLE VIII
ADMINISTRATION
8.1    Powers. The Administrative Committee has the responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:
(a)    to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;
(b)    to construe all provisions of the Plan;
(c)    to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;
(d)    to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Administrative Committee believes necessary or advisable for the proper administration of the Plan;
(e)    to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants’ entitlement to benefits;
(f)    to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between a Participating Corporation and a Participant, and any questions it believes advisable for the proper administration of the Plan; and
(g)    to delegate any clerical or recordation duties of the Administrative Committee as the Administrative Committee believes is advisable to properly administer the Plan.

8.2    Quorum and Majority Action. A majority of the Administrative Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Administrative Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other media of communication.
8.3    Standard of Judicial Review of Committee Actions. The Administrative Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made by the Administrative Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their beneficiaries, regardless of whether the Administrative Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Administrative Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Administrative Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.
ARTICLE IX
PARTICIPATION IN PLAN BY OTHER RELATED CORPORATIONS
9.1    Participation Procedure. The Company, acting through the Compensation Committee or the Administrative Committee, shall designate the Related Corporations of the Company that may participate in a given Offering. A Related Corporation that is selected to participate in an Offering shall provide the Company all information required by the Company in order to administer the Plan.
9.2    No Joint Venture Implied. Neither the participation in the Plan or an Offering by a Related Corporation nor any act performed by it in relation to the Plan shall create a joint venture or partnership relation between it and the Company or any other Related Corporation.
ARTICLE X
TERMINATION AND AMENDMENT OF THE PLAN
10.1    Termination. The Company may, by action of the Board or the Compensation Committee, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of shares of Stock committed to the Plan is increased by the Compensation Committee or the Board and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in the Participant’s Account. The termination of the Plan shall not affect the current Options already outstanding under the Plan to the extent there are shares of Stock committed, unless the Participants agree otherwise.
10.2    Amendment. The Board or the Compensation Committee has the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment to the Plan deemed necessary to ensure compliance with section 423 of the Code. The Board or the Compensation Committee may suspend the operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant’s Account, reduce a Participant’s rights with respect to shares of Stock previously purchased and held on the Participant’s behalf under the Plan or adversely affect the current Option a Participant already has outstanding under the Plan without the Participant’s agreement. Any amendment changing the aggregate number of shares of Stock to be committed to the Plan and any other change for which stockholder approval is required under regulations issued by the Department of Treasury must be approved by the stockholders of the Company in order to be effective.
ARTICLE XI
MISCELLANEOUS
11.1    Plan Not An Employment Contract. The adoption and maintenance of the Plan is not a contract between any Participating Corporation and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Participating Corporation to discharge any Employee at any time or to interfere with the Employee’s right to terminate the Employee’s employment at any time.
11.2    Options Are Not Transferable. No Option granted a Participant under the Plan is transferable by the Participant other than by will or the laws of descent and distribution, and must be exercisable, during the Participant’s lifetime, only by the Participant. In the event any Participant attempts to violate the terms of this Section 11.2, any Option held by the Participant shall be terminated by the Company and, upon return to the Participant of the remaining funds in the Participant’s Account, all of the Participant’s rights under the Plan will terminate.
11.3    Voting of Shares of Stock. Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those shares of Stock in accordance with the Participant’s instructions.
11.4    No Rights of Shareholder. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a shareholder of the Company until he acquires shares of Stock as provided in the Plan.
11.5    Governmental Regulations. The obligation to sell or deliver the shares of Stock under the Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of the shares of Stock.
11.6    Notices. All notices and other communication in connection with the Plan shall be in the form specified by the Administrative Committee and shall be deemed to have been duly given when sent to the Participant at the Participant’s last known address or to the Participant’s designated personal representative or beneficiary, or to the Participating Corporation or its designated representative, as the case may be.
11.7    Indemnification. In addition to all other rights of indemnification as they may have as directors or as members of the Administrative Committee, the Compensation Committee, the members of the Administrative Committee and the Compensation Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Administrative Committee or Compensation Committee member is liable for gross negligence or willful misconduct in the performance of his duties. Notwithstanding any other provision of this Agreement, to the extent that any payment made pursuant to this Section 11.7 is not exempt from section 409A of the Code and Department of Treasury regulations issued thereunder (a “409A Payment”) the following provisions of this Section 11.7 shall apply with respect to such 409A Payment. The Company shall make a 409A Payment due under this Section 11.7 by the last day of the taxable year of the Administrative Committee or Compensation Committee member following the taxable year in which the applicable legal fees and expenses were incurred. The legal fees or expenses that are subject to reimbursement pursuant to this Section 11.7 shall not be limited as a result of when the fees or expenses are incurred. The amounts of legal fees or expenses that are eligible for reimbursement pursuant to this Section 11.7 during a given taxable year of the Administrative Committee or Compensation Committee member shall not affect the amount of expenses eligible for reimbursement in any other taxable year. The right to reimbursement pursuant to this Section 11.7 is not subject to liquidation or exchange for another benefit.
11.8    Tax Withholding. At the time a Participant’s Option is granted or exercised or at the time a Participant disposes of some or all of the shares of Stock purchased under the Plan, the Participant must make adequate provision for the Participating Corporation’s federal, state, foreign or other tax withholding obligations, if any, which arise upon the grant or exercise of the Option or the disposition of the shares of Stock. At any time, the Participating Corporation may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Participating Corporation to meet applicable withholding obligations.
11.9    Gender and Number. If the context requires it, words of one gender when used in the Plan shall include the other genders, and words used in the singular or plural shall include the other.
11.10    Data Privacy. By participating in the Plan, each Participant agrees to the collection, processing, use and transfer of personal information by the Participating Corporation that employs the Participant, the Company, the Administrative Committee and the Compensation Committee in order to administer the Plan.

11.11    Notice of Disposition. By becoming a Participant in the Plan, each Participant agrees to promptly give the Plan Recordkeeper notice of any shares of Common Stock disposed of within the later of (a) one year from the Exercise Date and (b) two years from the Date of Grant with respect to such Stock, and the notice shall include the number of shares of Common Stock disposed of and the Exercise Date and the Date of Grant for the Common Stock.
11.12    Dispositions in Compliance with Securities Laws. By becoming a Participant in the Plan, each Participant agrees that any dispositions of shares of Common Stock by such Participant shall be in compliance with the provisions of federal, state and foreign securities laws, including the provisions of Section 16(b) of the Exchange Act.
11.13    Plan Not an Employment Contract. The adoption and maintenance of the Plan is not a contract between the Employers and their respective employees that gives any employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Employer to terminate an Employee’s employment at any time with or without notice and with or without cause or to interfere with an Employee's right to terminate his employment at any time.
11.14    Beneficiary(ies). At the time of the Participant’s or former Participant’s death, (a) any cash in the Plan or (b) any cash and shares of Common Stock in the Account shall be distributed to such Participant’s or former Participant’s (1) executor or administrator or (2) his heirs at law, if there is no administration of such Participant’s or former Participant’s estate. The Participant’s or former Participant’s executor or administrator or heirs at law, if there is no administration of such Participant’s or former Participant’s estate, shall be such Participant’s or former Participant’s Beneficiaries. Before any distribution is made, the Administrative Committee may require appropriate written documentation of (a) the appointment of the personal representative of the Participant’s estate or (b) heirship.
11.15    Severability. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.
11.16    Binding Effect. This Agreement shall be binding upon any successor of the Company.
11.17    Limitation on Liability. Under no circumstances shall the Company incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to this Plan or the Company’s role as Plan sponsor.
11.18    Arbitration. Any controversy arising out of or relating to the Plan, including without limitation, any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan, Employer’s employment of Participant and the termination of that employment, shall be resolved by arbitration in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect. Within ten (10) business days of the initiation of an arbitration hereunder, the Company and the Participant will each separately designate an arbitrator, and within twenty (20) business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the AAA National Panel of Employee Benefit Plan Claims Arbitrators. The arbitrators shall issue their written decision (including a statement of finding of facts) within thirty (30) calendar days from the date of the close of the arbitration hearing. The decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (or replacement or successor statute). Pursuant to Section 9 of the Federal Arbitration Act, the Company and any Participant agrees that any judgment of the United States District Court for the District in which the headquarters of the Company is located at the time of initiation of an arbitration hereunder shall be entered upon the award made pursuant to the arbitration. Nothing in this Section 11.18 shall be construed, in any way, to limit the scope and effect of Article VIII. In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Plan Administrator under Article VIII.
11.19    Governing Law. All provisions of the Plan shall be construed in accordance with the laws of State of Texas, except to the extent preempted by federal law and except to the extent that the conflicts of law provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation being in Houston, Texas.

ANNEX D
AMENDMENT TO
BAKER HUGHES INCORPORATED
EMPLOYEE STOCK PURCHASE PLAN
THIS AGREEMENT by Baker Hughes Incorporated (the “Company”),
W I T N E S S E T H:
WHEREAS, the Board of Directors of Baker Hughes Incorporated (the “Board of Directors”) previously adopted the Baker Hughes Incorporated Employee Stock Purchase Plan (the “Plan”);
WHEREAS, Section 10.2 of the Plan provides in part that the Board of Directors may at any time amend the Plan;
WHEREAS, the Board of Directors has determined that the Plan should be amended to increase by 8,000,000 the number of Shares that may be issued under the Plan from 22,500,000 Shares to 30,500,000 Shares; and
WHEREAS, the Board of Directors desires to make certain technical revisions to the Plan;
NOW, THEREFORE, the Board of Directors agrees that the Plan is amended as set forth below:
1.    Effective as of the date on which the following amendment is approved by the stockholders of the Company, Section 1.2 of the Plan is completely amended to provide as follows:
1.2 Share Commitment. Subject to adjustment as provided in Section 4.7, the number of Shares hereby reserved for issuance under the Plan is 30,500,000. In computing the number of shares of Stock available for grant, any shares of Stock relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.
2.    Effective as of the date hereof, Section 2.28 of the Plan is completely amended to provide as follows:
2.28    “Stock” means the common stock of the Company, $1.00 par value per share, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of shares or securities of the Company or another corporation, that other share or security. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.
3.    Effective as of the date hereof, Section 4.4 of the Plan is completely amended to provide as follows:
4.4    Formula or Specific Share Limitation Established by the Company. The Administrative Committee shall establish and announce to Participants prior to an Offering a maximum number of shares of Stock that may be purchased by a Participant during the Offering Period. The Administrative Committee or the Compensation Committee may specify that the maximum amount of Stock that a Participant may purchase under an Offering is determined on the basis of a uniform relationship to the total compensation or the basic or regular rate of compensation, of all Employees. Notwithstanding any other provision of the Plan, unless the Administrative Committee, with the advance approval of the Compensation Committee, determines otherwise with respect to an Offering the maximum number of shares of Common Stock that that a Participant shall be permitted to purchase during an Option Period is 250 shares.
4.    Effective as of the date hereof, Section 5.1 of the Plan is completely amended to provide as follows:
    5.1    Authorization of Payroll Deductions. For an Employee to participate during a given Offering Period, he must elect to participate in the Offering by authorizing deductions from his Base Compensation prior to the beginning of the Offering Period in accordance with procedures established by the Administrative Committee or the Compensation Committee. A Participant may not make additional payments to the

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Participant’s Account. An Employee who does not authorize payroll deductions from his Base Compensation with respect to a given Offering shall be deemed to have elected to not participate in the Offering.
5.    Effective as of the date hereof, the first sentence of Section 7.1 of the Plan is hereby amended to provide as follows:
7.1    Purchase of Shares of Stock. Subject to the provisions of the Plan, on the Exercise Date of the applicable Offering Period for an Offering, each Participant’s Account shall be used to purchase the maximum number of whole and partial shares of Stock that can be purchased at the Option Price for that Offering.

Adopted by the Board of Directors
on October 25, 2012

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IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.envisionreports.com/BKRH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free **1-800-652-VOTE (8683)** within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2, 3, 4 and 5.

1. Election of Directors:

01 - Larry D. Brady	02 - Clarence P. Cazalot, Jr.	03 - Martin S. Craighead
04 - Lynn L. Elsenhans	05 - Anthony G. Fernandes	06 - Claire W. Gargalli
07 - Pierre H. Jungels	08 - James A. Lash	09 - J. Larry Nichols
10 - James W. Stewart	11 - Charles L. Watson	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

/ /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1UPX

01LDGD